IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - - - - - x
                                                    :
In re:                                              :   Chapter 11
                                                    :
STONE & WEBSTER, INCORPORATED, et al.,              :   Case No. 00-2142 (PJW)
                           Debtors.                 :
                                                    :   Jointly Administered
- - - - - - - - - - - - - - - - - - - - - - - - - - x


              DISCLOSURE STATEMENT WITH RESPECT TO THIRD AMENDED
      JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS IN POSSESSION,
       THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS, FEDERAL INSURANCE
         COMPANY, MAINE YANKEE ATOMIC POWER COMPANY, AND THE OFFICIAL
         COMMITTEE OF EQUITY SECURITY HOLDERS FOR (I) STONE & WEBSTER,
          INCORPORATED AND CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES
           AND (II) STONE & WEBSTER ENGINEERS AND CONSTRUCTORS, INC.
                AND CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES


                                       SKADDEN, ARPS, SLATE, MEAGHER
                                         & FLOM LLP
                                       Gregg M. Galardi (I.D. No. 2991)
                                       Eric M. Davis (I.D. No. 3621)
                                       One Rodney Square
                                       P.O. Box 636
                                       Wilmington, Delaware 19899-0636
                                       (302) 651-3000

                                            - and -

                                       Edward J. Meehan
                                       1440 New York Avenue, N.W.
                                       Washington, D.C.  20005-2111

                                       Attorneys for Debtors and
                                       Debtors-in-Possession

                                       ORRICK HERRINGTON & SUTCLIFFE LLP
                                       Anthony J. Princi
                                       Lorraine S. McGowen
                                       666 Fifth Avenue
                                       New York, New York  10103-0002
                                       (212) 506-5000

                                              - and -

                                       LANDIS RATH & COBB LLP
                                       Adam G. Landis (I.D. No. 3407)
                                       919 Market Street, Suite 600
                                       P.O. Box 2087
                                       Wilmington, Delaware 19801
                                       (302) 467-4400

                                       Attorneys for the Official Committee
                                       of Unsecured Creditors

                                       MANIER & HEROD
                                       J. Michael Franks
                                       Sam H. Poteet, Jr.
                                       Thomas T. Pennington
                                       One Nashville Place
                                       Suite 2200, 150 Fourth Avenue North
                                       Nashville, Tennessee  37219-2494
                                       (615) 244-0030

                                                 - and -

                                       DUANE MORRIS LLP
                                       Michael R. Lastowski (I.D. No. 3892)
                                       1100 North Market Street, Suite 1200
                                       Wilmington, Delaware  19801-1246
                                       (302) 657-4900

                                       Attorneys for Federal Insurance Company

                                       PIERCE ATWOOD
                                       William J. Kayatta, Jr.
                                       One Monument Square
                                       Portland, Maine  04101
                                       (207) 791-1100

                                                  - and -

                                       MARCUS, CLEGG & MISTRETTA, P.A.
                                       George J. Marcus
                                       100 Middle Street, East Tower
                                       Portland, Maine  04101-4102
                                       (207) 828-8000

                                                 - and -

                                       FERRY, JOSEPH & PEARCE, P.A.
                                       Michael B. Joseph  (I.D. No. 392)
                                       Theodore J. Tacconelli  (I.D. No. 2678)
                                       824 Market Street, Suite 904
                                       P.O. Box 1351
                                       Wilmington, Delaware 19899-1351
                                       (302) 575-1555

                                       Attorneys for Maine Yankee Atomic
                                         Power Company

                                       BELL, BOYD & LLOYD LLC
                                       David F. Heroy
                                       Carmen H. Lonstein
                                       70 West Madison Street, Suite 3300
                                       Chicago, Illinois 60602
                                       (312) 372-1121

                                                  - and -

                                      BIFFERATO, BIFFERATO & GENTILOTTI
                                      Ian Conner Bifferato (I.D. No. 3273)
                                      1308 Delaware Avenue
                                      Wilmington, Delaware  19806
                                      (302) 429-1900

                                      Attorneys for Official Committee of
                                        Equity Security Holders of Stone &
                                        Webster, Incorporated




Dated:   Wilmington, Delaware
         August 27, 2003

                                  DISCLAIMER

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT RELATES TO THE THIRD AMENDED JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS IN POSSESSION, THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS, FEDERAL INSURANCE COMPANY, MAINE YANKEE ATOMIC POWER COMPANY, AND THE OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS FOR (I) STONE & WEBSTER, INCORPORATED AND CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES AND (II) STONE & WEBSTER ENGINEERS AND CONSTRUCTORS, INC. AND CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES (THE "THIRD JOINT PLAN") AND IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE THIRD JOINT PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO MAKE A JUDGMENT WITH RESPECT TO, AND DETERMINE HOW TO VOTE ON, THE THIRD JOINT PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE THIRD JOINT PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE THIRD JOINT PLAN.

         ALL CLAIMHOLDERS AND INTERESTHOLDERS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE THIRD JOINT PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE THIRD JOINT PLAN. SUMMARIES OF THE THIRD JOINT PLAN AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE THIRD JOINT PLAN, THE EXHIBITS ANNEXED TO THE THIRD JOINT PLAN, AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND RULE 3106(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER RULES GOVERNING DISCLOSURE OUTSIDE THE CONTEXT OF CHAPTER 11. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, AS TO ANY PLAN PROPONENT, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THE DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION OR THIRD JOINT PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS.

                               EXECUTIVE SUMMARY

         Stone & Webster, Incorporated ("SWINC"), Stone & Webster Engineers and Constructors, Inc. ("SWE&C") and certain of their respective subsidiaries and affiliates, debtors and debtors-in- possession (together with SWINC and SWE&C, the "Debtors"), each filed petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330 (as amended, the "Bankruptcy Code"), on June 2, 2000. On March 14, 2003, the Debtors filed a joint plan, supported and co-proposed by the Official Committee of Unsecured Creditors (the "Creditors' Committee") and Federal Insurance Company, an Indiana corporation ("Federal"), which was subsequently amended. The current Third Joint Plan, filed on August 12, 2003, is supported and co-proposed by the Creditors' Committee, Federal, Maine Yankee Atomic Power Company ("Maine Yankee") and the Official Committee of Equity Security Holders for Stone & Webster, Incorporated (the "Equity Committee"). The Third Joint Plan sets forth how Claims against and Interests in the Debtors will be treated. This Disclosure Statement describes the Debtors' history, significant events occurring in the Debtors' Chapter 11 Cases, a summary and analysis of the Third Joint Plan, and certain related matters. This Executive Summary is intended solely as a summary of the distribution provisions of the Third Joint Plan and is qualified in its entirety by the terms and provisions of the Third Joint Plan. FOR A COMPLETE UNDERSTANDING OF THE THIRD JOINT PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE THIRD JOINT PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY. Capitalized terms used in this Executive Summary and not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement and the Third Joint Plan.

A.       Background

         Since the Debtors' sale of substantially all of their assets to Shaw in July 2000 (the "Shaw Sale"), the Equity Committee, the Creditors' Committee, the Debtors and certain creditors such as Federal and Maine Yankee have been embroiled in various disputes regarding the ultimate distribution of assets and the structure of acceptable plan(s) of reorganization. As a result of those differences, the Debtors, the Equity Committee and the Creditors' Committee each initially filed plans of reorganization. Although there were numerous differences among those plans, the most significant difference was that the Equity Committee proposed a plan of reorganization that contemplated separate plans for each and every individual Debtor, the Creditors' Committee proposed a plan of reorganization that contemplated the substantive consolidation of each Debtor's assets and liabilities into a single consolidated plan for all Debtors, and the Debtors proposed a plan calling for the separate substantive consolidation of SWINC and certain of its subsidiaries and affiliates into a consolidated SWINC estate and SWE&C and certain of its subsidiaries and affiliates into a consolidated SWE&C estate.

         After the filing of the three plans and preliminary hearings on their corresponding disclosure statements, the Debtors entered into negotiations with, among others, the Creditors' Committee, the Equity Committee and Federal. As a result of those negotiations, the Debtors, the Creditors' Committee, and Federal settled various disputes and agreed to become joint sponsors and co- proponents of a plan of reorganization (the "First Joint Plan"). The Equity Committee continued to pursue its separate plan.

         At a hearing on May 20, 2003, the Court approved both the Disclosure Statement with respect to the First Joint Plan and the Equity Committee's disclosure statement with respect to the Equity Committee Plan. The Court, however, ordered the major parties in these cases, including the Debtors, the Creditors' Committee, the Equity Committee, Federal and Maine Yankee, to mediation in an attempt to resolve the disputes among the various parties. A mediation was conducted before the Honorable Erwin Katz on July 8, 2003. No global resolution of the disputes was reached at the mediation; however, as a result of that mediation and subsequent negotiations, Maine Yankee agreed to settle its claims and become a co-proponent of a further amended reorganization plan.

         Once Maine Yankee agreed to become a co-proponent of a further amended reorganization plan, the four co-proponents made a settlement offer to the Equity Committee in the hopes of reaching a global settlement of these cases. On July 25, 2003, the Equity Committee accepted the settlement offer, and as a result has agreed to withdraw the plan of reorganization it was separately pursuing and join as a co-proponent of this Third Joint Plan.

         The current Third Joint Plan sets forth and the Disclosure Statement explains the compromises and settlements reached by and among the five Plan Proponents. The Third Joint Plan provides the means for distributions to Creditors and Interestholders in these Chapter 11 Cases.

B.       Summary of the Third Joint Plan

         1. Substantive Consolidation of SWINC and SWINC Subsidiaries

         As set forth more fully in the Third Joint Plan and this Disclosure Statement, the Third Joint Plan proposes as a compromise and settlement of various disputes and issues raised by, among others, the Debtors, the Equity Committee, the Creditors' Committee, and certain other creditors, including Federal and Maine Yankee, the substantive consolidation of (i) SWINC and the SWINC Subsidiaries into the Consolidated SWINC Estate and (ii) SWE&C and the SWE&C Subsidiaries into the Consolidated SWE&C Estate. Distributions on account of Claims against and Interests in SWINC and the SWINC Subsidiaries will therefore depend only on the consolidated assets and liabilities of the Consolidated SWINC Estate. Similarly, except as otherwise provided herein and in the Third Joint Plan, distributions on account of Claims against SWE&C and the SWE&C Subsidiaries will depend only on the consolidated assets and liabilities of the Consolidated SWE&C Estate. A list of the Debtor entities comprising each of the Consolidated SWINC Estate and the Consolidated SWE&C Estate is attached hereto as Appendix A.

         The Third Joint Plan further contemplates that on the Effective Date
(a) each of the SWINC Subsidiaries shall be merged or deemed merged with and into SWINC, with the surviving corporation being Reorganized SWINC and (b) the Chapter 11 Cases of the SWINC Subsidiaries shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any of the SWINC Subsidiaries shall be brought or otherwise commenced in SWINC's Chapter 11 Case. SWINC shall continue to exist and emerge from bankruptcy as Reorganized SWINC after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws of SWINC in effect prior to the Effective Date, as amended under the Third Joint Plan. Reorganized SWINC will be authorized to engage in any lawful act for which corporations may be organized under the Delaware General Corporation Law ("DGCL"). After emerging from bankruptcy, Reorganized SWINC's business operations will consist of the management of the Pension Plan, including any efforts in which Reorganized SWINC may engage to terminate the Pension Plan or transfer its sponsorship in accordance with applicable law. Although Reorganized SWINC will be fully authorized to engage in other business operations and management intends to evaluate opportunities as, when, and if they arise, Reorganized SWINC has no present intention to engage in business operations and is likely to dissolve under DGCL ss. 275-282 within the first two (2) years following the Effective Date. Upon such dissolution, it is anticipated that SWINC will receive a substantial Reversion as a result of the Pension Plan being overfunded, which Reversion will benefit Creditors and Interestholders in the manner and as described in the Third Joint Plan.

         2. Substantive Consolidation of SWE&C and SWE&C Subsidiaries

         The Third Joint Plan also contemplates that on the Effective Date,
(a) each of the SWE&C Subsidiaries shall be merged or deemed merged with and into SWE&C and (b) the Chapter 11 Cases of the SWE&C Subsidiaries shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any of the SWE&C Subsidiaries shall be brought or otherwise commenced in SWE&C's Chapter 11 Case.

         The Third Joint Plan further contemplates that SWE&C and the SWE&C Subsidiaries will liquidate and not conduct any business operations following confirmation and consummation of the Third Joint Plan. In connection with the liquidation of SWE&C and the SWE&C Subsidiaries, the SWE&C Liquidating Trust will be formed pursuant to Delaware law and in the discretion of the Creditors' Committee for the benefit of holders of Claims against the Consolidated SWE&C Estate. Upon confirmation and consummation of the Third Joint Plan, holders with Claims against the Consolidated SWE&C Estate will receive beneficial interests in the SWE&C Liquidating Trust, entitling the holders thereof to receive distributions pursuant to the terms of the Third Joint Plan as, when and if available, from funds or other assets held by the SWE&C Liquidating Trust. The SWE&C Liquidating Trust will distribute any amounts available for distribution to the holders of Claims against the Consolidated SWE&C Estate in accordance with the Third Joint Plan. Beneficial interests in the SWE&C Liquidating Trust will not be certificated and will be non-transferable, except by operation of law. The SWE&C Liquidating Trust will terminate on the earlier of (i) the tenth (10) anniversary of the Confirmation Date or (ii) the distribution of all property in accordance with the terms of the SWE&C Liquidating Trust Agreement. SWE&C and the SWE&C Subsidiaries shall be dissolved. If the SWE&C Liquidating Trust Advisory Board deems it necessary or appropriate, the SWE&C Liquidating Trustee shall file a certificate of dissolution for SWE&C and/or the SWE&C Subsidiaries and shall take all other actions necessary or appropriate to effect the dissolution of SWE&C and the SWE&C Subsidiaries under applicable state law.

         3. Pension Plan Reversion

         As part of the settlement with respect to Substantive Consolidation, the Plan Proponents also propose to settle certain disputes regarding the potential reversionary interest associated with the overfunded Pension Plan. Specifically, the Plan Proponents believe that the Pension Plan is presently overfunded and that upon termination of the Pension Plan in a state law dissolution of Reorganized SWINC, funds in excess of $30 million might revert to Reorganized SWINC's estates after all liabilities of the Pension Plan to Pension Plan participants have been satisfied. These excess assets are defined as the "Reversion" in the Third Joint Plan and would, pursuant to the provisions of the Third Joint Plan be available to the holders of Claims and Interests in the Consolidated SWINC Estate and the Consolidated SWE&C Estate. The income tax consequences of the Third Joint Plan are, however, subject to substantial uncertainty, and no assurances can be made that income tax liability with respect to the Reversion would not materially reduce the ultimate recovery to holders of Claims and Interests in the SWINC and SWE&C Consolidated Estates.

         To avoid further litigation, the Plan Proponents propose to distribute the Reversion under the Third Joint Plan as follows:

               o In the event Class 9A: SWINC Equity Interests vote to accept the Third Joint Plan, the Reversion from the Pension Plan will be distributed as follows: (i) two-thirds of the Reversion's first $30 million to the Consolidated SWINC Estate; (ii) one-third of the Reversion's first $30 million to the Consolidated SWE&C Estate; and (iii) if the Reversion exceeds $30 million, an equal distribution between the Consolidated SWE&C Estate and the Consolidated SWINC Estate of any Reversion in excess of $30 million.

               o In the event Class 9A votes to reject the Third Joint Plan, the Reversion from the Pension Plan will be distributed as follows: (i) two-thirds of the Reversion's first $30 million to the Consolidated SWINC Estate; (ii) one- third of the Reversion's first $30 million to the Consolidated SWE&C Estate; and (iii) if the Reversion exceeds $30 million, a distribution of seventy-five percent (75%) of any Reversion in excess of $30 million to the Consolidated SWE&C Estate and twenty-five percent (25%) of any Reversion in excess of $30 million to the Consolidated SWINC Estate.

         The Plan Proponents believe that this settlement is fair and equitable given the historical treatment of the Pension Plan and the facts upon which the Debtors, the Creditors' Committee and the Equity Committee determined that Shaw offered the highest and otherwise best price because, among other things: (i) prior to SWINC becoming the sole legal sponsor of the Pension Plan, each individual Debtor was a contributing sponsor within the meaning of section 4001(a)(13) of ERISA; (ii) even after SWINC became the legal sponsor, the overfunded Pension Plan was carried on the books and records of SWEC; (iii) Mercer Human Resource Consulting reported on a nonconsolidated basis by operating unit of the Debtors with respect to Pension Plan expenses and assets in addition to reporting on a consolidated basis at the SWINC level in accordance with generally accepted accounting principles; and (iv) the SWINC Consolidated Estate is receiving valuable consideration as part of the global settlement in the Third Joint Plan related to Federal and Maine Yankee.

         4. Federal Settlement

         As part of the Third Joint Plan, the Proponents also propose a settlement of various claims filed by Federal. Specifically, Federal initially filed numerous unliquidated and contingent proofs of claim in the Bankruptcy Cases in the amount of $371,505,215.90, of which at least $55,208,965.23 has been subsequently liquidated (the "Federal Liquidated Claim"). The balance of $316,296,205.69 represents unliquidated claims asserted by Federal against, among others, SWINC and SWEC. In addition to asserting claims against each of the primary obligors, Federal also asserted a Claim directly against SWINC pursuant to certain General Indemnity Agreements executed between Federal and SWINC. A significant portion of the Federal Liquidated Claim, in the amount of $44 million, arises in connection with Federal's payment under certain Payment and Performance Bonds between SWE&C and Federal related to Maine Yankee.

         Originally, Federal opposed the Substantive Consolidation proposed by the Creditors' Committee and was in negotiations with the Equity Committee regarding support for its plan. Subsequent to the Initial Disclosure Statement Hearing, however, the Debtors reached an agreement with Federal regarding Substantive Consolidation and the Federal Claims. As ultimately agreed to by the Creditors' Committee and incorporated into the First Joint Plan, that settlement provided, among other things, an opportunity for Holders of Class 9A: SWINC Equity Interests that voted to accept the First Joint Plan an immediate Cash payment of $0.50 per share. As a result of subsequent events, including, among other things, the Equity Committee's continued prosecution of a separate plan, part of the settlement was withdrawn as part of the Second Joint Plan. Under the Third Joint Plan, however, a similar opportunity exists. Specifically, the terms of the Federal Settlement are as follows:

               o Federal will hold an Allowed Federal Claim in the amount of $52,113,000 against both the Consolidated SWINC Estate and the Consolidated SWE&C Estate and will be permitted to vote such Allowed Federal Claim as an Allowed Class 5A Claim and an Allowed Class 5B Claim. On the Effective Date, however, Federal will be deemed to have elected under Bankruptcy Code Sections 502 and 509 to receive distributions on the Allowed Federal Claim filed against the Consolidated SWINC Estate only, and any distribution on such Allowed Federal Claim shall satisfy and discharge any obligation by the Debtors on proof of claim No. 5179 filed by Lumbermens in an amount in excess of $6 million relating to potential losses by Lumbermens in connection with its issuance of surety bonds, which claim amended and superseded proofs of claim Nos. 3300 and 4491.

               o In addition, Chubb Canada will receive a distribution of the Canadian Cash, which Cash shall be held in trust by Chubb Canada for its use in defending, settling or otherwise resolving the Isobord Litigation, as well as a transfer, conveyance, distribution, or assignment from Debtor or non- debtor affiliate insured/obligee of all insurance proceeds in excess of the Canadian Cash relating to Isobord, including, without limitation, errors and omission, efficacy, directors and officers and any other policy or bond that may provide coverage or indemnification for Isobord claims. Any Canadian Cash remaining at the conclusion of the Isobord Litigation shall be paid over to the SWE&C Liquidating Trustee to be distributed in accordance with the Third Joint Plan. The Debtors, non-debtor affiliates, the Consolidated SWINC Estate and/or Reorganized SWINC will not be permitted to settle any potentially insured Isobord claim without obtaining Federal's consent.

               o Upon the allowance of the Federal Claims, Federal will also release any and all Claims for subrogation or other Claims it has or might have against the Consolidated SWINC Estate or the Consolidated SWE&C Estate, including but not limited to, Claims for indemnification, contribution, reimbursement or subrogation arising out of the Isobord Litigation in Canada. Federal shall have complete control of the Isobord Litigation, with complete authority to settle or otherwise resolve the Isobord Litigation without the consent or participation of any of the Debtors. While Federal will waive any Claim against the Consolidated SWINC and SWE&C Estates in connection with the Isobord Litigation, Federal is not agreeing to indemnify SWINC or any other of the Debtors from liability in connection with the Isobord Facility. Furthermore, Federal is also not waiving any of its rights or defenses as surety, either in law, in equity or under the bonds that it might have against Isobord with respect to the Isobord Facility or any related contract, but in no event will the Allowed Federal Claim exceed $52,113,000 because of the Isobord Litigation.

               o Federal will also receive the lesser of (i) ten percent (10%) or (ii) $1,250,000 from the gross proceeds received from any insurance recovery on the claims asserted by Maine Yankee by way of transfer, conveyance, distribution or assignment from the Debtors.

               o Finally, if Class 9A: SWINC Equity Interests vote to accept the Third Joint Plan, then upon the Consolidated SWINC Estate having made distributions in the aggregate amount of $25,000,000 to Federal, on account of the Allowed Federal Claim in Class 5A, Federal will pay to the Equity Settlement Fund, which shall be administered by the Consolidated SWINC Estate Governing Board, an amount equal to $0.50 per share to Holders of Old Common Stock as of the Equity Voting Record Date that voted to accept the Third Joint Plan (the aggregate amount of such distribution not to exceed $7,113,000). On the Effective Date, the Cash in the Equity Settlement Fund shall be distributed to holders of Allowed Class 9A:
                      SWINC Equity Interests (i.e., holders of Old Common Stock as of the Equity Voting Record Date) that voted to accept the Third Joint Plan. Federal will have no right to recoup from the Consolidated SWINC Estate or the Consolidated SWE&C Estate any portion of the payment made to the Equity Settlement Fund.

               o In the event Class 9A does not vote to accept the Third Joint Plan, Federal will retain all rights against the Consolidated SWINC Estate on the Allowed Federal Claim in Class 5A in the amount of $52,113,000 for distribution purposes.

         The Federal Settlement is contingent upon confirmation of the Third Joint Plan, and will be binding on all interested parties upon approval of the Third Joint Plan, and absent the Federal Settlement, certain individual Debtors, including SWINC and SWEC could be liable to Federal in an amount that exceeds $80 million.

         United States Fidelity and Guaranty Company, St. Paul Fire and Marine Insurance Company and St. Paul Surplus Lines Insurance Company (collectively, the Non-Settling Insurers) do not consent to and oppose the assignment, conveyance, distribution or transfer of any rights under their policies, including the rights to proceeds, if any. The rights of the Non-Settling Insurers to challenge the validity, effectiveness or enforceability of any proposed assignments or transfers under their policies or applicable law are hereby expressly preserved.

         5. The Maine Yankee Settlement

         As part of the settlements embodied in the Third Joint Plan, the Plan Proponents also propose to settle disputes between the Debtors and Maine Yankee. Specifically, Maine Yankee initially filed numerous proofs of claim in the Bankruptcy Cases in the amount of $78.2 million stemming from alleged performance defaults under a decommissioning agreement related to Maine Yankee's nuclear power plant in Wiscasset, Maine. Maine Yankee's claim was ultimately capped at $64.8 million after an eight-day proceeding to address the Maine Yankee claims, of which a total of $20.8 million was estimated to be Maine Yankee's allowable claim in the SWE&C, SWINC and SWEC bankruptcy cases ($64.8 million less $44 million previously paid by Federal).

         Subsequent to the mediation conducted in July 2003, the Debtors, Federal and the Creditors' Committee reached an agreement with Maine Yankee regarding the Maine Yankee Claims. Thereafter, and as part of resolving numerous other disputes, the Equity Committee agreed to settle the Maine Yankee Claims, approval of which settlement is sought pursuant to the Third Joint Plan.

         The principal terms of the Maine Yankee Settlement are as follows:

               o Maine Yankee will hold an Allowed Maine Yankee Claim in the amount of $20,300,000 against both the Consolidated SWINC Estate and the Consolidated SWE&C Estate and will be permitted to vote such Allowed Maine Yankee Claim as an Allowed Class 5A Claim and an allowed Class 5B Claim. On the Effective Date, however, Maine Yankee will be deemed to have elected under Bankruptcy Code Sections 502 and 509 to receive distributions on the Allowed Maine Yankee Claim filed against the Consolidated SWINC Estate only.

               o If Class 9A: SWINC Equity Interests vote to accept the Third Joint Plan, SWINC shall make the Initial Maine Yankee Distribution to Maine Yankee on account of the Allowed Maine Yankee Claim in Class 5A out of which Maine Yankee will pay to the Equity Settlement Fund, which shall be administered by the Consolidated SWINC Estate Governing Board, an amount equal to $0.12 per share to Holders of Old Common Stock as of the Equity Voting Record Date that voted to accept the Third Joint Plan (the aggregate amount of any such payment cannot exceed $1,800,000). On the Effective Date, the Cash in the Equity Settlement Fund shall be distributed to holders of Allowed Class 9A: SWINC Equity Interests (i.e., holders of Old Common Stock as of the Equity Voting Record Date) that voted to accept the Third Joint Plan. Maine Yankee will not have the right to recoup from either the Consolidated SWINC Estate or the Consolidated SWE&C Estate any portion of the payment made to the Equity Settlement Fund, and the Initial Maine Yankee Distribution shall count towards the payment of the Allowed Maine Yankee Claim in Class 5A.

               o In the event Class 9A does not vote to accept the Third Joint Plan, Maine Yankee will retain all rights against the Consolidated SWINC Estate on the Allowed Maine Yankee Claim in Class 5A in the amount of $20,300,000 for distribution purposes.

               o The Consolidated SWINC Estate will have a contribution/ reimbursement/subrogation claim against the Consolidated SWE&C Estate in the fixed allowed amount of $16.8 million, regardless of actual cash distributions made by SWINC on the Allowed Maine Yankee Claim (the "SWINC MY Contribution Claim"), which claim shall be treated as an Allowed Class 5B: SWE&C General Unsecured Claim under the Third Joint Plan; provided, however, that in no event shall Maine Yankee be entitled to distributions in excess of $20.3 million (including, without limitation, amounts received on account of the SWINC MY Contribution Claim).

               o Maine Yankee will have a first lien on any distributions from the Consolidated SWE&C Estate on account of the SWINC MY Contribution Claim for any amount necessary to "top up" the cash recovery by Maine Yankee against SWINC to $18.5 million, net of any payment made by Maine Yankee to the Equity Settlement Fund.

               o Upon Maine Yankee's receipt of $18.5 million in cash (after giving effect to any payments made to accepting Class 9A: SWINC Equity Interests), all proceeds payable by the Consolidated SWE&C Estate on account of the SWINC MY Contribution Claim will be made to the Consolidated SWINC Estate for distribution under the Third Joint Plan.

               o Notwithstanding any contrary provision of Article VII, Section R of the Third Joint Plan, the Debtors shall release all claims and causes of action that they or any one of them have or may have had against Maine Yankee, as of the Effective Date. Without limiting the generality of the following, Adversary Proceeding No. 02-02031 (PJW) now pending in the Court, shall be dismissed, with prejudice and without costs to any party.

         The Maine Yankee Settlement is contingent upon confirmation of the Third Joint Plan and will be binding.

         6. The Equity Settlement Fund

         The Equity Settlement Fund shall be Administered by the Consolidated SWINC Estate for the benefit of all Holders of Old Common Stock, as of the Equity Voting Record Date, who voted to accept the Third Joint Plan. The cost of administering the Equity Settlement Fund shall be paid by the Consolidated SWINC Estate. Holders of Old Common Stock as of the Equity Voting Record Date that voted to accept the Third Joint Plan shall be deemed to hold a pro rata beneficial interest in the Equity Settlement Fund, determined by the number of shares held by each Holder in relation to the total number of shares that voted to accept the Third Joint Plan.

         7. The Asbestos Trust

         As part of the Third Joint Plan, the Proponents propose a settlement of disputes between the Debtors and the Asbestos Insurance Carriers. The Asbestos Insurance Carriers have contended that they hold certain claims against the Debtors arising from the Debtors' obligations under certain insurance policies and claims handling agreements. Specifically, the Asbestos Insurance Carriers note that the Asbestos Insurance Carriers issued, before the Petition Date, liability insurance policies to one or more of the Debtors that relate to, among other things, potential liability for exposure of third parties to asbestos. The Asbestos Insurance Carriers also contend that SWEC is party to a number of pre-petition claims handling agreements, including, but not limited to the Weitz & Luxenberg Agreements, under which SWEC undertook certain obligations with respect to lawsuits brought against SWEC for personal injury based upon exposure to asbestos. The Asbestos Insurance Carriers argue that they hold claims against the Debtors because, under the insurance policies and the claims handling agreements, the Debtors promised to (i) pay certain amounts relating to defense costs, (ii) cooperate with the Asbestos Insurance Carriers in the defense of claims, and (iii) to pay certain amounts with respect to any settlements or judgments. The Asbestos Insurance Carriers finally contend that unless the Debtors provide adequate means for performance of the Debtors' ongoing obligations under the insurance policies and the claims handling agreements, such as cooperating on the defense of claims, receipt of service of process and maintaining corporate records, the Asbestos Insurance Carriers would no longer have a duty to defend or indemnify. The Debtors dispute these contentions of the Asbestos Insurance Carriers.

         In order to resolve the insurance coverage disputes, the Proponents and the Asbestos Insurance Carriers reached an agreement regarding ongoing obligations to defend and indemnify. The substance of the agreement is set forth in the Asbestos Trust Agreement.

         If and to the extent United States Fidelity and Guaranty Company, St. Paul Fire and Marine Insurance Company and St. Paul Surplus Lines Insurance Company (collectively, the "Non-Settling Insurers") are Asbestos Insurance Carriers (as defined in the Third Joint Plan), they have not entered into a compromise agreement relating to Asbestos Claims. Accordingly, the terms of the Third Joint Plan and Asbestos Trust, which implement compromises with certain insurers, including without limitation, Article VII(M)(6) of the Third Joint Plan, do not apply to or affect the claims or rights of the Non-Settling Insurers.

         8. Distributions to Holders of Claims and Interests

         Under the Third Joint Plan, Reorganized SWINC will issue three classes of securities, all as described in more detail below. First, Reorganized SWINC will issue 100 shares of Reorganized SWINC New Common Stock to the SWE&C Liquidating Trustee to be held for the benefit of holders of Claims against the Consolidated SWE&C Estate. Under Article VIII.B of the Third Joint Plan, the SWE&C Liquidating Trustee has granted an irrevocable proxy to the Board of Directors of Reorganized SWINC for the limited purpose of permitting the Board to vote the shares of Reorganized SWINC New Common Stock, at its discretion, in favor of the dissolution of Reorganized SWINC. The SWE&C Liquidating Trustee will not be entitled to transfer or otherwise distribute the Reorganized SWINC New Common Stock, including to the beneficiaries of the SWE&C Liquidating Trust. Second, Reorganized SWINC will issue one share of Reorganized SWINC New Series A Preferred Stock to the Consolidated SWINC Estate to be held for the benefit of holders of Claims and Interests against the Consolidated SWINC Estate. The Reorganized SWINC New Series A Preferred Stock will have, upon termination of the Pension Plan and the liquidation, dissolution and winding up of Reorganized SWINC, a liquidating distribution calculated as follows: (i) from the Reversion either
(x) two-thirds of the first $30 million in proceeds generated from the Reversion of the Pension Plan plus 50% of any funds generated from the Reversion in excess of $30 million or (y) in the event Class 9A: SWINC Equity Interests vote to reject the Third Joint Plan, two-thirds of the first $30 million in proceeds generated from the Reversion of the Pension Plan plus twenty-five percent (25%) of any funds generated from the Reversion in excess of $30 million; and (ii) 100% of the funds generated from the liquidation of any additional assets, other than the Reversion, of Reorganized SWINC (the "Series A Liquidation Preference"). The Reorganized SWINC Estate will distribute the Series A Liquidation Preference to the Holders of Allowed SWINC Claims and Interests in accordance with the terms of the Third Joint Plan. Finally, Reorganized SWINC will issue one share of Reorganized SWINC New Series B Preferred Stock to the SWE&C Liquidating Trustee to be held for the benefit of holders of Claims and Interests in the Consolidated SWE&C Estate. Upon termination of the Pension Plan and the liquidation, dissolution and winding up of Reorganized SWINC, and in accordance with the terms of the Third Joint Plan, holders of Series B Preferred Stock shall be entitled to receive a liquidating distribution calculated from the Reversion as follows: either (i) one-third of the first $30 million in proceeds generated from the Reversion plus 50% of any funds generated from the Reversion in excess of $30 million or
(ii) in the event Class 9A votes to reject the Third Joint Plan, one-third of the first $30 million in proceeds generated from the Reversion plus seventy-five percent (75%) of any funds generated from the Reversion in excess of $30 million (the "Series B Liquidation Preference"). The SWE&C Liquidating Trustee will distribute the Series B Liquidation Preference to the Holders of Allowed SWE&C Claims and Interests in accordance with the terms of the Third Joint Plan and the SWE&C Liquidating Trust Agreement.

         Under the Third Joint Plan, certain Claims are classified as General Administrative Claims. The Third Joint Plan divides the remaining Claims and Interests into (i) Claims against and Interests in the Consolidated SWINC Estate and (ii) Claims against the Consolidated SWE&C Estate. These Claims and Interests are then further divided into Unclassified Claims against and Classes of Claims Against and Interests in the Consolidated SWINC Estate and the Consolidated SWE&C Estate, respectively.

         (a) Unclassified Claims

         General Administrative Claims. Claims that are incurred in the ordinary course of business during the Chapter 11 Cases, including, but not limited to, General Professional Fee Claims that are not allocated to either the Consolidated SWINC Estate or the Consolidated SWE&C Estate shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto out of available funds prior to distributions being made to the Consolidated SWINC Estate and the Consolidated SWE&C Estate.

         SWINC Administrative Claims. Each holder of an Allowed SWINC Administrative Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed SWINC Administrative Claim
(a) Cash equal to the unpaid portion of such Allowed SWINC Administrative Claim or (b) such other treatment as to which the SWINC Plan Administrator and such holder shall have agreed upon in writing.

         SWINC Priority Tax Claims. Each holder of an Allowed SWINC Priority Tax Claim shall be entitled to receive on account of such Allowed SWINC Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed SWINC Priority Tax Claim (i) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) a single Cash payment to be made on the Effective Date or as soon as practicable thereafter in an amount equivalent to the amount of such Allowed Priority Tax Claim, or (iii) such other treatment as to which SWINC or the SWINC Plan Administrator and such holder shall have agreed upon in writing.

         SWE&C Administrative Claims. Each holder of an Allowed SWE&C Administrative Claim shall receive a beneficial interest in the SWE&C Liquidating Trust entitling such holder to receive in full satisfaction, release and discharge of and in exchange for such Allowed SWE&C Administrative Claim (a) Cash equal to the unpaid portion of such Allowed SWE&C Administrative Claim or (b) such other treatment as to which SWE&C or the SWE&C Liquidating Trustee and such holder shall have agreed upon in writing.

         SWE&C Priority Tax Claims. Each holder of an Allowed SWE&C Priority Tax Claim, at the sole option of the SWE&C Liquidating Trustee, shall be entitled to receive a beneficial interest in the SWE&C Liquidating Trust entitling such holder to receive in full satisfaction, release and discharge of and in exchange for such Allowed Priority Tax Claim (i) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) a single Cash payment to be made on the Effective Date or as soon as practicable thereafter in an amount equivalent to the amount of such Allowed SWE&C Priority Tax Claim, or (iii) such other treatment as to which SWE&C or the SWE&C Liquidating Trustee and such holder shall have agreed upon in writing.

         (b) Classified Claims and Interests

         The table below summarizes the classification and treatment under the Third Joint Plan of the principal pre-petition (i) Claims against and Interests in the Consolidated SWINC Estate and (ii) Claims against the Consolidated SWE&C Estate. The classification and treatment for all Classes are described in more detail in Article IV.F of this Disclosure Statement entitled "Summary of the Third Joint Plan -- Classification and Treatment of Claims and Interests." This summary is qualified in its entirety by reference to the provisions of the Third Joint Plan, a copy of which is attached hereto as Appendix B, and the balance of this Disclosure Statement.

                        THE CONSOLIDATED SWINC CLASSES:

Class Description                        Treatment under the Third Joint Plan

Class 1A: Secured Claims

         Class 1A.1: SWE&C               o   Unimpaired
         Setoff Claim
                                         o   On the Effective Date, the Allowed
         Estimated Amount: Approx.           Class 1A.1: SWE&C Setoff Claim held
         $190 million                        by the Consolidated SWE&C Estate
                                             shall be deemed offset against
                                             the Class 7B: Intercompany Claim
                                             held by the Consolidated SWINC
                                             Estate resulting in a net Allowed
                                             Class 7B: Intercompany Claim by
                                             the Consolidated SWINC Estate
                                             against the Consolidated SWE&C
                                             Estate in the approximate amount
                                             of $20 million. As a result, the
                                             Allowed Class 1A.1: SWE&C Setoff
                                             Claim shall be deemed satisfied
                                             in full.

         Class 1A.2: SWINC               o   Unimpaired
         Miscellaneous Secured
         Claims                          o   Each holder of Allowed
                                             Class 1A.2: SWINC Miscellaneous
                                             Secured Claims shall receive
         Estimated Amount: Approx.           in full satisfaction, settlement,
         $0 to $3 million                    release and discharge of and
                                             in exchange for such Allowed
                                             Class 1A.2: SWINC Miscellaneous
                                             Secured Claim either (a) Cash
                                             equal to the unpaid portion of
                                             such Allowed Class 1A.2: SWINC
                                             Miscellaneous Secured Claim or
                                             (b) such other treatment as the
                                             SWINC Plan Administrator and such
                                             holder shall have agreed upon in
                                             writing.

                                         o   Estimated Recovery: 100%

         Class 2A: SWINC Other           o   Unimpaired
         Priority Claims

         Estimated Amount:
         Approx. $0 to $500,000          o   Each holder of an Allowed Class 2A:
                                             SWINC Other Priority Claim shall
                                             receive in full satisfaction,
                                             settlement, release and discharge
                                             of and in exchange for such
                                             Allowed Class 2A: SWINC Other
                                             Priority Claim either (a) Cash
                                             equal to the unpaid portion of
                                             such Allowed Class 2A: SWINC
                                             Other Priority Claim or (b) such
                                             other treatment as to which the
                                             SWINC Plan Administrator and such
                                             holder shall have agreed upon in
                                             writing.

                                         o   Estimated Recovery: 100%

         Class 3A: SWINC Asbestos Claims o   Impaired

         Estimated Amount:  Approx.      o   Each holder of an Allowed Class
         $0 to $125 million in               3A: SWINC Asbestos Claim shall
         total amount of  Asbestos           receive in full satisfaction,
         Claims collectively in the          settlement, release and discharge
         Consolidated SWINC Estate           of and in exchange for such
         and the Consolidated SWE&C          Allowed Class 3A: SWINC Asbestos
         Estate. The Proponents believe      Claim (a) its Pro Rata share of
         that Allowed Asbestos Claims,       the Asbestos Trust Assets (set
         if any, will be allowed solely      forth in Article VII.L. of the
         in the Consolidated SWE&C           Third Joint Plan), subject to the
         Estate. Out of an abundance         terms and conditions of the
         of caution, however, the            Asbestos Trust Agreement or (b)
         Proponents have provided for        such other treatment as to which
         treatment of Allowed Asbestos       the Asbestos Trustee and the
         Claims, if any, within the          holder of an Allowed Class 3A:
         Consolidated SWINC Estate.          SWINC Asbestos Claim shall have
                                             agreed upon in writing.

                                         o   Estimated Recovery: 50% - 100%

         Class 4A: SWINC Convenience     o   Impaired
         Claims

         Estimated Amount: Approx.       o   Each holder of an Allowed Class
         $0 to $100,000                      5A: SWINC General Unsecured Claim
                                             that elects to be treated as a
                                             Class 4A: SWINC Convenience Claim
                                             shall receive in full
                                             satisfaction, release and
                                             discharge of and in exchange for
                                             such Allowed Class 5A: SWINC
                                             General Unsecured Claim the
                                             lesser of $1000 or 50% of its
                                             Allowed Class 5A: SWINC General
                                             Unsecured Claim.

                                             Only holders of Class 5A: SWINC
                                             General Unsecured Claims who vote
                                             in favor of the Third Joint Plan
                                             may elect to have their claim
                                             treated as a Class 4A: SWINC
                                             Convenience Claim.

                                         o   Estimated Recovery:  50%

         Class 5A: SWINC General         o   Impaired
         Unsecured Claims

         Estimated Amount: Approx.       o   Each holder of an Allowed Class
         $55 to $300 million                 5A: SWINC General Unsecured Claim
                                             shall receive its Pro Rata share
                                             of the Initial Class 5A
                                             Distribution Amount. On each
                                             ensuing Semi-Annual Distribution
                                             Date, each holder of an Allowed
                                             Class 5A: SWINC General Unsecured
                                             Claim shall receive its Pro Rata
                                             share of the Semi-Annual Class
                                             5A Distribution Amount.

                                         o   Estimated Recovery: 50% - 100%

         Class 6A: SWINC Intraestate     o   Impaired
         Claims

         Estimated Amount: Approx.       o   On the Effective Date or such
         $100,000                            other date set by an order of
                                             the Court, all Allowed Class 6A:
                                             SWINC Intraestate Claims shall be
                                             deemed satisfied, waived,
                                             released, discharged and
                                             cancelled and the holders of
                                             Allowed Class 6A: SWINC
                                             Intraestate Claims shall not be
                                             entitled to and shall not receive
                                             or retain any property or
                                             interest on account of such
                                             Claims.

                                         o   Estimated Recovery:  0%

         Class 7A: SWINC  Subordinated   o   Impaired
         Claims

         Estimated Amount: Approx.       o   Upon the payment in full of the
         $0 to $25 million                   Allowed Class 4A: SWINC Convenience
                                             Class Claims and the Allowed
                                             Class 5A: SWINC General Unsecured
                                             Claims, each holder of an Allowed
                                             Class 7A: SWINC Subordinated
                                             Claim shall receive its Pro Rata
                                             share of the Initial Class 7A
                                             Distribution Amount, if any. On
                                             each ensuing Semi-Annual
                                             Distribution Date, each holder of
                                             an Allowed Class 7A: SWINC
                                             Subordinated Claim shall receive
                                             its Pro Rata share of the
                                             Semi-Annual Class 7A Distribution
                                             Amount.

                                         o   Estimated Recovery: 0% - 100%

         Class 8A: SWINC Securities      o   Impaired
         Claims

         Estimated Amount:               o   Upon the payment in full of Allowed
         $0 to $100 million                  Class 4A: SWINC Convenience Class
                                             Claims, Allowed Class 5A: SWINC
                                             General Unsecured Claims, and
                                             Allowed Class 7A: SWINC
                                             Subordinated Claims, each holder
                                             of an Allowed Class 8A: SWINC
                                             Securities Claim (less any
                                             insurance proceeds actually
                                             received and retained by such
                                             holder in respect of such Allowed
                                             Class 8A: SWINC Securities Claim)
                                             shall receive its Pro Rata share
                                             (as diluted by Allowed Class 9A:
                                             SWINC Equity Interests) of (i)
                                             the remaining Available Cash in
                                             the SWINC Disputed Claims Reserve
                                             and (ii) any amounts remaining
                                             that were paid to the
                                             Consolidated SWINC Estate as a
                                             liquidation preference with
                                             respect to the SWINC New Series A
                                             Preferred Stock after all Allowed
                                             Class 4A: SWINC Convenience Class
                                             Claims, Allowed Class 5A: SWINC
                                             General Unsecured Claims and
                                             Allowed Class 7A: SWINC
                                             Subordinated Claims have been
                                             satisfied. On each ensuing
                                             Semi-Annual Distribution Date,
                                             each holder of an Allowed Class
                                             8A: SWINC Securities Claim shall
                                             receive its Pro Rata share (as
                                             diluted by Allowed Class 9A:
                                             SWINC Equity Interests) of the
                                             remaining Available Cash in the
                                             SWINC Disputed Claims Reserve and
                                             remaining Available Cash paid to
                                             the Consolidated SWINC Estate as
                                             the liquidation preference with
                                             respect to the SWINC New Series A
                                             Preferred Stock. Upon receipt by
                                             the holder of an Allowed Class
                                             8A: SWINC Securities Claim of any
                                             amounts distributed under the
                                             Third Joint Plan in respect of
                                             such claim, such holder shall be
                                             deemed to have assigned to the
                                             SWINC Plan Administrator all
                                             rights of the holder to recover
                                             such amounts from the applicable
                                             insurer.

                                         o   Estimated Recovery: 0% - 100%

         Class 9A: SWINC Equity          o   Impaired
         Interests

                                         o   Only Holders of Class 9A: Equity
                                             Interests as of the Equity Voting
                                             Record Date (August 27, 2003) are
                                             entitled to vote on the Third
                                             Joint Plan, and only those
                                             Holders that vote to accept the
                                             Third Joint Plan by the Voting
                                             Deadline (October 20, 2003) are
                                             entitled to receive a
                                             distribution from the Equity
                                             Settlement Fund.

         Estimated Amount: Approx. 14.3  o   In the event that Class 9A: SWINC
         million shares with a paid          Equity Interests vote to accept
         in capital equal to approx.         the Third Joint Plan, then on the
         $60 million                         Effective Date, each holder of an
                                             Allowed SWINC Equity Interest
                                             that votes to accept the Third
                                             Joint Plan shall receive up to
                                             $0.62 per share of Old Common
                                             Stock held by such holder from
                                             the Equity Settlement Fund. In
                                             the event that Federal does not
                                             receive the Minimum Federal
                                             Distribution on the Effective
                                             Date, then holders of Old Common
                                             Stock that vote to accept the
                                             Third Joint Plan will receive
                                             only $0.12 per share of Old
                                             Common Stock on the Effective
                                             Date, and an additional $0.50 per
                                             share of Old Common Stock from
                                             the Equity Settlement Fund
                                             shortly after Federal receives
                                             the Minimum Federal
                                             Distributions. In addition, upon
                                             the payment in full of the
                                             Allowed Class 5A: SWINC General
                                             Unsecured Claims, the Allowed
                                             Class 4A: SWINC Convenience Class
                                             Claims, and the Allowed Class 7A:
                                             SWINC Subordinated Claims, each
                                             holder of an Allowed Class 9A:
                                             SWINC Equity Interest shall
                                             receive its Pro Rata share (as
                                             may be diluted by Allowed Class
                                             8A: SWINC Securities Claims) of
                                             (i) the remaining Available Cash
                                             in the SWINC Disputed Claims
                                             Reserve and (ii) any amounts
                                             remaining that were paid to the
                                             Consolidated SWINC Estate as a
                                             liquidation preference with
                                             respect to the SWINC New Series A
                                             Preferred Stock after all Allowed
                                             Class 4A: SWINC Convenience Class
                                             Claims, Allowed Class 5A: SWINC
                                             General Unsecured Claims and
                                             Allowed Class 7A: SWINC
                                             Subordinated Claims have been
                                             satisfied. On each ensuing Semi-
                                             Annual Distribution Date, each
                                             holder of an Allowed Class 9A:
                                             SWINC Equity Interest shall
                                             receive its Pro Rata share (as
                                             may be diluted by Allowed Class
                                             8A: SWINC Securities Claims) of
                                             the remaining Available Cash paid
                                             to the Consolidated SWINC Estate
                                             as the remaining liquidation
                                             preference with respect to the
                                             SWINC New Series A Preferred
                                             Stock.

                                             In the event that Class 9A: SWINC
                                             Equity Interests vote to reject
                                             the Third Joint Plan, the Equity
                                             Settlement Fund will not be
                                             established and Allowed Class 9A:
                                             SWINC Equity Interests will not
                                             receive the Equity Settlement
                                             Fund Distribution. Rather, upon
                                             the payment in full of the
                                             Allowed Class 4A: SWINC
                                             Convenience Class Claims, the
                                             Allowed Class 5A: SWINC General
                                             Unsecured Claims, and the Allowed
                                             Class 7A: SWINC Subordinated
                                             Claims, each holder of an Allowed
                                             Class 9A: SWINC Equity Interest
                                             shall receive its Pro Rata share
                                             (as may be diluted by Allowed
                                             Class 8A: SWINC Securities
                                             Claims) of (i) the remaining
                                             Available Cash in the SWINC
                                             Disputed Claims Reserve and (ii)
                                             any amounts remaining that were
                                             paid to the Consolidated SWINC
                                             Estate as a liquidation
                                             preference with respect to the
                                             SWINC New Series A Preferred
                                             Stock after all Allowed Class 4A:
                                             SWINC Convenience Class Claims,
                                             Allowed Class 5A: General
                                             Unsecured Claims and Allowed
                                             Class 7A: SWINC Subordinated
                                             Claims have been satisfied. On
                                             each ensuing Semi-Annual
                                             Distribution Date, each holder of
                                             an Allowed Class 9A: SWINC Equity
                                             Interest shall receive its Pro
                                             Rata share (as may be diluted by
                                             Allowed Class 8A: SWINC
                                             Securities Claims) of the
                                             remaining Available Cash paid to
                                             the Consolidated SWINC Estate as
                                             the liquidation preference with
                                             respect to the SWINC New Series A
                                             Preferred Stock.

                                             Under the Third Joint Plan, on
                                             the Effective Date, all Old
                                             Common Stock and Old Common Stock
                                             Options in SWINC will be
                                             canceled. Holders of Allowed
                                             Class 9A Equity Interests as of
                                             the Effective Date shall be
                                             deemed to hold a pro rata
                                             beneficial interest in the assets
                                             of the Consolidated SWINC Estate
                                             after payment in full of the
                                             Allowed Class 5A: SWINC General
                                             Unsecured Claims, the Allowed
                                             Class 4A: SWINC Convenience Class
                                             Claims, and the Allowed Class 7A:
                                             SWINC Subordinated Claims, as
                                             provided in the Third Joint Plan.
                                             Only Holders of Old Common Stock
                                             as of the Equity Voting Record
                                             Date that voted to accept the
                                             Third Joint Plan shall be deemed
                                             to hold a pro rata beneficial
                                             interest in the Equity Settlement
                                             Fund.

                                         o   Estimated Recovery: $0.00 to
                                             $1.36 per share to Holders that
                                             vote to accept the Third Joint
                                             Plan; provided, however, that it
                                             is expected that all holders that
                                             vote to accept the Third Joint
                                             Plan will, subject to Court
                                             approval of the terms of the
                                             Federal and Maine Yankee
                                             settlements and the required
                                             minimum distribution to Federal,
                                             receive a minimum distribution of
                                             $0.62 per share. The estimated
                                             recovery to holders that vote to
                                             reject the Third Joint Plan is
                                             $0.00 to $0.74 per share.

         Class 10A: SWINC Subsidiary     o   Impaired
         Interests

         Estimated Amount: SWINC's       o   On the Effective Date or such
         investments in SWINC                other date set by an order of the
         Subsidiaries are approx.            Court, all Interests in the SWINC
         $210 million                        Subsidiaries shall be deemed
                                             cancelled and the holders of
                                             Allowed Class 10A: SWINC
                                             Subsidiary Interests shall not be
                                             entitled to and shall not receive
                                             or retain any property or
                                             interest on account of such
                                             Interests.

                                         o   Estimated Recovery: 0%


                      CONSOLIDATED SWE&C ESTATE CLASSES:

         Class Description            Treatment under the Third Joint Plan

         Class 1B: SWE&C                 o   Unimpaired
         Miscellaneous
         Secured Claims

         Estimated Amount: Approx.       o   Each holder of an Allowed Class 1B:
         $0 to $3 million                    SWE&C Miscellaneous Secured Claim
                                             shall receive either (a) Cash
                                             equal to the unpaid portion of
                                             such Allowed SWE&C Miscellaneous
                                             Secured Claim or (b) such other
                                             treatment as to which the SWE&C
                                             Liquidating Trustee and the
                                             holder of such Allowed Class 1B:
                                             SWE&C Miscellaneous Secured Claim
                                             agrees to in writing.

                                         o   Estimated Recovery: 100%

         Class 2B: SWE&C Other
         Priority Claims                 o   Unimpaired

         Estimated Amount: Approx.       o   Each holder of an Allowed Class
         $0 to $500,000                      2B: SWE&C Other Priority Claim
                                             shall receive in full
                                             satisfaction, settlement, release
                                             and discharge of and in exchange
                                             for such Allowed Class 2B: SWE&C
                                             Other Priority Claim either (a)
                                             Cash equal to the unpaid portion
                                             of such Allowed Class 2B: SWE&C
                                             Other Priority Claim or (b) such
                                             other treatment as to which the
                                             SWE&C Liquidating Trustee and the
                                             holder of such Allowed SWE&C
                                             Other Priority Claim shall have
                                             agreed upon in writing.

                                         o   Estimated Recovery: 100%

         Class 3B: - SWE&C Asbestos      o   Impaired
         Claims

         Estimated Amount:               o   Each holder of an Allowed Class
         Approx. $0 to $125                  3B: SWE&C Asbestos Claim shall
         million in total amount             receive in full satisfaction,
         of Asbestos Claims                  settlement, release and discharge
         collectively in the                 of, and in exchange for such
         Consolidated SWINC                  Allowed Class 3B: SWE&C Asbestos
         Estate and the                      Claim (a) its Pro Rata share of
         Consolidated SWE&C                  the Asbestos Trust Assets (as set
         Estate. The Proponents              forth in Article VII.L. of the
         believe that Allowed                Third Joint Plan), subject to the
         Asbestos Claims, if any,            terms and conditions of the
         will reside solely in               Asbestos Trust Agreement, or (b)
         the Consolidated SWE&C              such other treatment as to which
         Estate.                             the Asbestos Trustee and such
                                             holder shall have agreed upon in
                                             writing.

                                         o   Estimated Recovery: 20% - 100%

         Class 4B: SWE&C Convenience     o   Impaired
         Claims

         Estimated Amount: Approx.       o   Each holder of an Allowed Class
         $0 to $50,000                       5B: SWE&C General Unsecured Claim
                                             that elects to be treated as a
                                             Class 4B: SWE&C Convenience Claim
                                             shall receive in full
                                             satisfaction, release and
                                             discharge of and in exchange for
                                             such Allowed Class 5B: SWE&C
                                             General Unsecured Claim the
                                             lesser of $1000 or 50% of its
                                             Allowed Class 5B: SWE&C General
                                             Unsecured Claim.

                                             Only holders of Class 5B: SWE&C
                                             General Unsecured Claim who vote
                                             in favor of the Third Joint Plan
                                             may elect to have their claim
                                             treated as a Class 4B: SWE&C
                                             Convenience Claim.

                                         o   Estimated Recovery: 50%

         Class 5B: SWE&C General         o   Impaired
         Unsecured Claims

         Estimated Amount: Approx.       o   Each holder of an Allowed Class
         $55 to $300 million                 5B: SWE&C General Unsecured Claim
                                             shall receive a beneficial
                                             interest in the SWE&C Liquidating
                                             Trust entitling such holder to
                                             receive in full satisfaction,
                                             release and discharge of, and in
                                             exchange for such Allowed Class
                                             5B: SWE&C General Unsecured
                                             Claim, its Pro Rata share of the
                                             Semi-Annual Class 5B Distribution
                                             Amount.

                                         o   Estimated Recovery:  20% - 50%

         Class 6B: SWE&C Intraestate     o   Impaired
         Claims

         Estimated Amount: Approx.       o   On the Effective Date or such
         $0 to $100,000                      other date set by an order of the
                                             Court, all Allowed Class 6B:
                                             SWE&C Intraestate Claims shall be
                                             deemed waived, released,
                                             discharged and cancelled and the
                                             holders of Allowed Class 6B:
                                             SWE&C Intraestate Claims shall
                                             not be entitled to and shall not
                                             receive or retain any property or
                                             interest on account of such
                                             Allowed Claims.

                                         o   Estimated Recovery: 0%

         Class 7B: SWINC Intercompany    o   Impaired
         Claims

         Estimated Amount: Approx.       o   Holders of Allowed Class 7B: SWINC
         $210 million                        Intercompany Claims shall not
                                             receive or retain any
                                             distribution on account of such
                                             Allowed Class 7B: SWINC
                                             Intercompany Claim.

                                         o   Estimated Recovery:  0%

         Class 8B: SWE&C Subordinated    o   Impaired
         Claims

         Estimated Amount: Approx.       o   Each holder of Allowed Class 8B:
         $0 to $25 million                   SWE&C Subordinated Claims shall
                                             not receive or retain any
                                             distribution on account of such
                                             Allowed Class 8B: SWE&C
                                             Subordinated Claim.

                                         o   Estimated Recovery: 0%

         Class 9B: - SWE&C Subsidiary    o   Impaired
         Interests

         Estimated Amount: Approx.       o   On the Effective Date or such
         $0 to $230 million                  other date set by an order of the
                                             Court, all Interests in the SWE&C
                                             Subsidiaries shall be cancelled
                                             and the holders of Allowed Class
                                             9B: SWE&C Subsidiary Interests
                                             shall not be entitled to and
                                             shall not receive or retain any
                                             property or interest on account
                                             of such Interests.

                                         o   Estimated Recovery: 0%

         Class 10B: SWE&C Equity         o   Impaired
         Interests

                                         o   On the Effective Date or such
                                             other date set by an order of the
                                             Court, all Interests in SWE&C
                                             shall be cancelled and the
                                             holders of Class 10B: SWE&C
                                             Interests shall not be entitled
                                             to and shall not receive or
                                             retain any property or interest
                                             on account of such Interests.

                                         o   Estimated Recovery: 0%

C.       Claims Estimates

         1. SWINC

         The estimated recovery to the holders of Claims and Interests relating to SWINC and the SWINC Subsidiaries is based upon the Plan Proponents' current estimates of Allowed SWINC Claims and Allowed SWINC Interests. As of June 30, 2003, the aggregate amount of SWINC Administrative Claims, SWINC Priority Tax Claims, SWINC Other Priority Claims, and the Secured Intercompany Claims against SWINC and the SWINC Subsidiaries, as reflected in the proofs of claim filed by holders of such claims, or in the event no proof of claim was filed, in the Schedules or, with respect to SWINC Administrative Claims, in the Debtors' books and records, is approximately $5.3 million, excluding Claims for which no amounts were specified, unliquidated Claims, amended Claims and duplicative Claims.

         As of June 30, 2003, the aggregate amount of SWINC Asbestos Claims (with the caveat set forth in B.6 above), SWINC General Unsecured Claims, SWINC Intraestate Claims, SWINC Subordinated Claims, and SWINC Securities Claims against SWINC and the SWINC Subsidiaries, as reflected in the proofs of claim filed by holders of such claims, or, in the event no proof of claim was filed, in the Schedules, is approximately $550 million, excluding Claims for which no amounts were specified, unliquidated Claims, amended Claims and duplicative Claims.

         The aggregate number of Class 9A: SWINC Equity Interests issued and outstanding as of the Petition Date is approximately 14.3 million shares.

         The Plan Proponents estimate that after the completion of the Claims and Interests reconciliation, and Claims and Interests objection processes currently under way, the amount of Allowed SWINC Administrative Claims, Allowed SWINC Priority Tax Claims, Allowed Other SWINC Priority Claims, and the SWINC Secured Claims (including the SWE&C Setoff Claims) against SWINC and the SWINC Subsidiaries will aggregate between $6.0 million and $7.0 million. The Plan Proponents estimate that the amount of Allowed SWINC Asbestos Claims, Allowed SWINC General Unsecured Claims, Allowed SWINC Intraestate Claims, Allowed SWINC Subordinated Claims, and Allowed SWINC Securities Claims will aggregate between $67.0 million and $126.5 million. To the extent that the actual amount of Allowed SWINC Claims varies from the amount estimated by the Plan Proponents the recoveries of holders of Allowed Class 3A: SWINC Asbestos Claims, Allowed Class 5A: SWINC General Unsecured Claims, Allowed Class 7A:
SWINC Subordinated Claims, Allowed Class 8A: SWINC Securities Claims and Allowed Class 9A: SWINC Equity Interests may be higher or lower than such estimated amounts.

         2. SWE&C

         As of June 30, 2003, the aggregate amount of SWE&C Administrative Claims, SWE&C Priority Tax Claims, SWE&C Other Priority Claims and SWE&C Miscellaneous Secured Claims against SWE&C and the SWE&C Subsidiaries, as reflected in the proofs of claim filed by holders of such claims, or, in the event no proof of claim was filed, in the Schedules, in the Debtors' books and records or, with respect to SWE&C Administrative Claims, in the Debtors' books and records, is approximately $6.0 million, excluding Claims for which no amounts were specified, unliquidated Claims, amended Claims and duplicative Claims.

         As of June 30, 2003, the aggregate amount of SWE&C Asbestos Claims (with the caveat set forth in B.6 above), SWE&C General Unsecured Claims, SWE&C Intraestate Claims, SWE&C Intercompany Claims, and SWE&C Subordinated Claims as reflected in the proofs of claim filed by holders of such claims, or, in the event no proof of claim was filed, in the Schedules, is approximately $550 million, excluding Claims for which no amounts were specified, unliquidated Claims, amended Claims and duplicative Claims.

         The Plan Proponents estimate that after the completion of the Claims and Interests reconciliation and Claims and Interests objection processes currently under way, the amount of Allowed SWE&C Administrative Claims, Allowed SWE&C Priority Tax Claims, Allowed SWE&C Other Priority Claims, and Allowed SWE&C Miscellaneous Secured Claims will aggregate between $7 million to $8 million. The Plan Proponents estimate that the amount of Allowed SWE&C Asbestos Claims, Allowed SWE&C General Unsecured Claims, Allowed SWE&C Intercompany Claims, and Allowed SWE&C Subordinated Claims will aggregate between $50 million and $400 million. To the extent that the actual amount of Allowed SWE&C Claims varies from the amount estimated by the Plan Proponents, the recoveries of holders of Allowed Class 3B: SWE&C Asbestos Claims, Allowed Class 5B: SWE&C General Unsecured Claims, Allowed Class 7B: SWE&C Intercompany Claims and Allowed Class 8B: SWE&C Subordinated Claims may be higher or lower than such estimated amounts. Moreover, if Class 5B: SWE&C General Unsecured Claims do not vote to accept the Third Joint Plan, then Class 7B: SWE&C Intercompany Claims will not be subordinated. In that event, the estimated recovery for holders of Allowed Claims in Class 5B will be dramatically decreased.

         ALTHOUGH THE PLAN PROPONENTS BELIEVE THAT THE ESTIMATED PERCENTAGE RECOVERIES ARE REASONABLE AND WITHIN THE RANGE OF ASSUMED RECOVERY, THERE IS NO ASSURANCE THAT THE ACTUAL AMOUNTS OF ALLOWED CLAIMS IN EACH CLASS WILL NOT MATERIALLY EXCEED OR BE EXCEEDED BY THE ESTIMATED AGGREGATE AMOUNTS SHOWN IN THE TABLE ABOVE. The actual recoveries under the Third Joint Plan by the tax consequences to the Debtors, the Debtors' creditors will be dependent upon a variety of factors including, but not limited to, whether, and in what amount, contingent claims against the Debtors become non-contingent and fixed and whether, and to what extent, Disputed Claims and Disputed Interests are resolved in favor of the Debtors rather than the claimants. Accordingly, no representation can be or is being made with respect to whether each Estimated Percentage Recovery shown in the table above will be realized by the holder of an Allowed Claim or Allowed Interest in any particular Class.

D.       Distributions

         Unless otherwise provided in the Third Joint Plan, distributions with respect to Allowed Claims or Interests shall be made on the later of (i) the Effective Date or (ii) the first Semi-annual Distribution Date after the date on which a Claim or Interest becomes Allowed and shall be in the amounts and of the type specified in the Third Joint Plan. In the event that a Claim or Interest becomes an Allowed Claim or Interest after a distribution has been made to an Allowed Claim or Interest in the same class, the holder of such an Allowed Claim will receive its Pro Rata Share of the previous distributions to the holders of Allowed Claims or Interests in the Class in addition to its Pro Rata Share of the Semi-Annual Distribution to that Class of Claims or Interests.


                                    TABLE OF CONTENTS

                                                                                                 PAGE

EXECUTIVE SUMMARY...................................................................................v
                  A.       Background...............................................................v
                  B.       Summary of the Third Joint Plan.........................................vi
                           1. Substantive Consolidation of SWINC and SWINC
                                    Subsidiaries...................................................vi
                           2.       Substantive Consolidation of SWE&C and SWE&C
                                    Subsidiaries..................................................vii
                           3.       Pension Plan Reversion........................................vii
                           4.       Federal Settlement...........................................viii
                           5.       The Maine Yankee Settlement....................................xi
                           6.       The Equity Settlement Fund....................................xii
                           8.       Distributions to Holders of Claims and Interests.............xiii
                  C.       Claims Estimates.....................................................xxvii
                           1.       SWINC.......................................................xxvii
                           2.       SWE&C......................................................xxviii
                  D.       Distributions.........................................................xxix

I.       INTRODUCTION...............................................................................1
                  A.       Definitions..............................................................2
                  B.       Notice to Holders of Claims and Interests................................2
                  C.       Solicitation Package.....................................................2
                  D.       General Voting Procedures, Ballots, and Voting Deadline..................3
                  E.       Parties in Interest Entitled to Vote.....................................3
                  F.       Classes Impaired Under the Third Joint Plan..............................3
                           1.       SWINC Impaired Classes..........................................3
                           2.       SWE&C Impaired Classes..........................................4
                  G.       Special Voting Procedures for Holders of Equity Securities...............5
                           1.       Beneficial Owners...............................................5
                           2.       Brokerage Firms, Banks and Other Nominees.......................6
                  H.       Confirmation Hearing and Deadline for Objections to Confirmation.........6

II.      HISTORY OF THE DEBTORS AND COMMENCEMENT OF THE CHAPTER 11 CASES............................8
                  A.       Description of the Company's Business Operations.........................8
                           1.       The Engineering, Construction and Consulting Business...........8
                           2.       The Nordic Business.............................................9
                  B.       Capital Structure of the Debtors.........................................9
                  C.       Corporate Structure of the Company.......................................9
                           1.       Current Corporate Structure.....................................9
                           2.       Board of Directors..............................................9
                           3.       Senior Officers................................................10
                           4.       Disclosure of Director and Officer Interests...................10
                  D.       Summary of Securities Litigation........................................10
                  E.       Events Leading to Chapter 11 Filings....................................11

III.     THE CHAPTER 11 CASES......................................................................12
                  A.       First Day Orders........................................................12
                  B.       Appointment of Creditors' Committee and Equity Committee................13
                  C.       Sale of Substantially All of the Debtors' Assets........................14
                  D.       Chapter 11 Cases Subsequent to the Shaw Sale............................14
                  E.       Assets from Non-Debtor U.K. Affiliate...................................15
                  F.       Summary of Claims Process and Bar Date..................................16
                           1.       Schedules of Statements and Financial Affairs..................16
                           2.       Claims Bar Date and Proofs of Claim............................16
                           3.       The Claims Agent...............................................16
                           4.       Claims Objections and Claims Reconciliation....................16
                           5.       Reclassification of Claims.....................................17
                  G.       Summary of Material Claims Litigation Matters...........................18
                           1.       Maine Yankee...................................................18
                           2.       Isobord .......................................................19
                           3.       CanFibre of Riverside..........................................19
                           4.       CanFibre of Lackawanna.........................................20
                           5.       Ras Tanura.....................................................22
                           6.       Environmental Claims...........................................24
                  H.       The Creditors' Committee Plan and the Equity Committee Plan.............25
                           1.       The Creditors' Committee Plan..................................25
                           2.       The Equity Committee Plan......................................25

IV.      SUMMARY OF THE THIRD JOINT PLAN...........................................................26
                  A.       Overall Structure of the Third Joint Plan...............................27
                  B.       Substantive Consolidation...............................................27
                           1.       General Description............................................28
                           2.       Legal Standards for Substantive Consolidation..................28
                           3.       The Substantive Consolidation Litigation.......................29
                           4.       The Bases for Two Substantively Consolidated Estates...........33
                           5.       The Substantive Consolidation Settlement.......................34
                  C.       The Federal Settlement..................................................36
                  D.       The Maine Yankee Settlement.............................................38
                  E.       The Equity Settlement Fund..............................................40
                  F.       The Asbestos Trust......................................................40
                  G.       Reorganized SWINC and the SWE&C Liquidating Trust.......................41
                  H.       Classification and Treatment of Claims and Interests....................42
                           1.       General Administrative Claims..................................43
                           2.       Treatment of Claims Against and Interests in the
                                    Consolidated SWINC Estate......................................44
                           3.       Treatment of Claims Against and Interests in the
                                    Consolidated SWE&C Estates.....................................49
                  I.       Distributions Under the Third Joint Plan................................53
                           1.       Sources of Cash for Plan Distributions.........................54
                           2.       Distributions for Claims or Interests Allowed as of the
                                    Effective Date.................................................54
                           3.       Resolution and Treatment of Disputed, Contingent and
                                    Unliquidated Claims and Disputed Interests.....................56
                  J.       Means for Implementation of the Third Joint Plan........................60
                           1.       Merger of Entities.............................................60
                           2.       Continued Corporate Existence; Dissolution of SWE&C
                                    and the SWE&C Subsidiaries ....................................60
                           3.       Certificate of Incorporation and By-laws of Reorganized
                                    SWINC..........................................................60
                           4.       Directors and Officers of Reorganized SWINC....................61
                           5.       Corporate Action...............................................61
                           6.       Cancellation of Securities, Instruments and Agreements
                                    Evidencing Claims and Interests................................61
                           7.       Issuance of Reorganized SWINC New Common Stock
                                    and Preferred Stock............................................61
                           8.       Effectuating Documents; Further Transactions...................65
                           9.       No Revesting of Assets.........................................65
                           10.      Preservation of Rights of Action...............................66
                           11.      Creditors' Committee and Equity Committee......................67
                           12.      Special Provisions Regarding Insured Claims....................68
                           13.      Consolidated SWINC Estate Governing Board......................68
                  K.       The SWINC Plan Administrator............................................69
                           1.       Appointment....................................................69
                           2.       Rights, Powers and Duties of the SWINC Estate and the
                                    SWINC Plan Administrator.......................................69
                           3.       Compensation...................................................70
                           4.       Indemnification................................................70
                           5.       Insurance......................................................71
                  L.       The Asbestos Trust......................................................71
                  M.       The Asbestos Trustee....................................................72
                           1.       Appointment....................................................72
                           2.       Rights, Powers and Duties of the Asbestos Trustee .............72
                           3.       Compensation of the Asbestos Trustee...........................73
                           4.       Indemnification................................................73
                           5.       Insurance......................................................73
                           6.       Asbestos Insurance Policies....................................74
                  N.       The SWE&C Liquidating Trust.............................................74
                           1.       Appointment of Trustee.........................................74
                           2.       Transfer of SWE&C Liquidating Trust Assets to the
                                    SWE&C Liquidating Trust........................................74
                           3.       The SWE&C Liquidating Trust....................................74
                           4.       Compensation of the SWE&C Liquidating Trustee..................76
                           5.       The SWE&C Liquidating Trust Advisory Board.....................76
                  O.       Interestate Oversight Board.............................................77
                  P.       Other Matters...........................................................78
                           1.       Treatment of Executory Contracts and Unexpired Leases..........78
                           2.       Bar Dates for Certain Claims...................................79
                           3.       Withholding and Reporting Requirements.........................80
                           4.       Setoffs........................................................80
                           5.       Payment of Statutory Fees......................................80
                           6.       Amendment or Modification of the Third Joint Plan..............80
                           7.       Severability of Plan Provisions................................81
                           8.       Successors and Assigns.........................................81
                           9.       Plan Supplement................................................81
                           10.      Revocation, Withdrawal or Non-Consummation.....................81
                  Q.       Retention of Jurisdiction...............................................82
                  R.       Conditions To Confirmation and Consummation.............................83
                           1.       Conditions to Confirmation.....................................83
                           2.       Conditions to Effective Date...................................84
                           3.       Waiver of Conditions...........................................84
                  S.       Effect of Third Joint Plan Confirmation.................................84
                           1.       Binding Effect.................................................84
                           2.       Releases.......................................................85
                           3.       Discharge of Claims and Termination of Interests...............86
                           4.       Exculpation and Limitation of Liability........................86
                           5.       Injunction.....................................................87
                           6.       Treatment of Indemnification Claims............................88
                           7.       Term of Injunction or Stays....................................89

V.       CERTAIN RISK FACTORS TO BE CONSIDERED.....................................................89
                  A.       Certain Bankruptcy Considerations.......................................89
                  B.       Claims Estimations......................................................89
                  C.       Certain Litigation......................................................90
                  D.       Income Taxes............................................................90
                  E.       Pension Plan............................................................91

VI.      APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS........................................92

VII.     CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE THIRD JOINT PLAN...........................92
                  A.       Tax Consequences to the Debtors.........................................93
                  B.       Tax Consequences to Holders of Claims and Interests.....................94
                  C.       Consequences to Pension Plan...........................................101
                  D.       Importance of Obtaining Professional Tax Assistance....................102
                  E.       Importance of Obtaining Professional Tax Assistance....................102

VIII.    CONFIRMATION OF THE THIRD JOINT PLAN.....................................................102
                  A.       Acceptance of the Third Joint Plan.....................................103
                  B.       Feasibility............................................................103
                  C.       Best Interests Test....................................................103
                  D.       Liquidation Analysis...................................................104
                  E.       Application of the "Best Interests" Test to the Liquidation
                           Analysis and the Valuation.............................................104
                  F.       Confirmation Without Acceptance Of All Impaired Classes:  The
                           "Cramdown" Alternative.................................................105

IX.      ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE THIRD JOINT PLAN....................105
                  A.       Continuation of the Bankruptcy Cases...................................106
                  B.       Alternative Plan(s)....................................................106
                  C.       Liquidation under Chapter 7............................................106

X.       RECOMMENDATION AND CONCLUSION............................................................107



                                  APPENDICES

APPENDIX A        LIST OF DEBTOR ENTITIES COMPRISING THE CONSOLIDATED SWINC
                  ESTATE AND THE CONSOLIDATED SWE&C ESTATE

APPENDIX B        THIRD AMENDED JOINT PLAN OF REORGANIZATION OF THE  DEBTORS
                  IN POSSESSION, OFFICIAL COMMITTEE OF UNSECURED CREDITORS,
                  FEDERAL INSURANCE COMPANY, MAINE YANKEE ATOMIC POWER
                  COMPANY, AND THE OFFICIAL COMMITTEE OF EQUITY SECURITY
                  HOLDERS WITH RESPECT TO (I) STONE & WEBSTER, INCORPORATED
                  AND CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES AND (II) STONE &
                  WEBSTER ENGINEERS AND CONSTRUCTORS, INC. AND CERTAIN OF ITS
                  SUBSIDIARIES AND AFFILIATES

APPENDIX C        LIQUIDATION ANALYSIS

                  Appendix C-1:   Liquidation Analysis for Consolidated SWINC Estate and
                                  Consolidated SWE&C Estate

                  Appendix C-2:   Liquidation Analysis for Each Debtor

APPENDIX D        SUBSTANTIVE CONSOLIDATION SETTLEMENT CASH FUNDING ANALYSIS

APPENDIX E        INCURRED PROFESSIONAL FEE SUMMARY BY ESTATE


                                I. INTRODUCTION

         Stone & Webster, Incorporated ("SWINC"), Stone & Webster Engineers and Constructors, Inc. ("SWE&C"), and their subsidiaries and affiliates that are debtors and debtors-in- possession in the above-captioned Chapter 11 Cases (together with SWINC and SWE&C, the "Debtors" or the "Company") and their co-proponents the Official Committee of Unsecured Creditors (the "Creditors' Committee"), Federal Insurance Company, an Indiana corporation ("Federal"), Maine Yankee Atomic Power Company ("Maine Yankee"), and the Official Committee of Equity Security Holders of Stone & Webster, Incorporated (the "Equity Committee") (collectively, the "Plan Proponents"), submit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the United States Bankruptcy Code (the "Bankruptcy Code"), for use in the solicitation of votes on the Third Amended Joint Plan of Reorganization of the Debtors in Possession, Official Committee of Unsecured Creditors, Federal Insurance Company, Maine Yankee Atomic Power Company, and the Official Committee of Equity Security Holders for (I) Stone & Webster, Incorporated and Certain of its Subsidiaries and Affiliates and (II) Stone & Webster Engineers and Constructors, Inc. and Certain of its Subsidiaries and Affiliates dated August 12, 2003 (the "Third Joint Plan"), which Third Joint Plan was filed with the United States Bankruptcy Court for the District of Delaware (the "Court"), a copy of which is attached as Appendix B hereto.

         This Disclosure Statement sets forth certain information regarding the Debtors' pre- petition history and significant events that have occurred during the Debtors' Chapter 11 Cases. This Disclosure Statement also describes the Third Joint Plan, alternatives to the Third Joint Plan, effects of confirmation of the Third Joint Plan, and the manner in which distributions will be made under the Third Joint Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims and Interests must follow for their votes to be counted.

         FOR A DESCRIPTION OF THE THIRD JOINT PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, PLEASE SEE ARTICLE IV - "SUMMARY OF THE THIRD JOINT PLAN."

         THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE THIRD JOINT PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE THIRD JOINT PLAN, EVENTS IN THE DEBTORS' CHAPTER 11 CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE PLAN PROPONENTS BELIEVE THAT THE THIRD JOINT PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE PLAN PROPONENTS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

         NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE DEBTORS' LIQUIDATION OR THIRD JOINT PLAN AS TO HOLDERS OF CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS REGARDING TAX OR OTHER LEGAL CONSEQUENCES OF THE THIRD JOINT PLAN.

A.       Definitions

         Unless otherwise defined, capitalized terms used in this Disclosure Statement have the meanings ascribed to them in the Third Joint Plan.

B.       Notice to Holders of Claims and Interests

         This Disclosure Statement is being transmitted to certain holders of Claims and Interests for the purpose of soliciting votes on the Third Joint Plan and to others for informational purposes. The primary purpose of this Disclosure Statement is to provide adequate information to enable the holder of a Claim against or Interest in the Debtors to make a reasonably informed decision with respect to the Third Joint Plan before exercising their right to vote to accept or to reject the Third Joint Plan.

         On August 27, 2003, the Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable the holders of Claims against and Interests in the Debtors to make an informed judgment about the Third Joint Plan. THE COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, NOR AN ENDORSEMENT OF THE THIRD JOINT PLAN BY THE COURT.

         WHEN AND IF CONFIRMED BY THE COURT, THE THIRD JOINT PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, WHETHER OR NOT THEY ARE ENTITLED TO VOTE OR DID VOTE ON THE THIRD JOINT PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE THIRD JOINT PLAN. THUS, YOU ARE ENCOURAGED TO READ THE THIRD JOINT PLAN AND THIS DISCLOSURE STATEMENT CAREFULLY. IN PARTICULAR, HOLDERS OF IMPAIRED CLAIMS OR IMPAIRED INTERESTS WHO ARE ENTITLED TO VOTE ON THE THIRD JOINT PLAN ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT, THE THIRD JOINT PLAN, AND THE EXHIBITS TO THE THIRD JOINT PLAN CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR TO REJECT THE THIRD JOINT PLAN. This Disclosure Statement contains important information about the Third Joint Plan, considerations pertinent to acceptance or rejection of the Third Joint Plan, and developments concerning the Chapter 11 Cases.

         THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE THIRD JOINT PLAN. No solicitation of votes may be made until distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors other than the information contained herein.

C.       Solicitation Package

         Accompanying this Disclosure Statement are copies of (i) the Third Joint Plan (Appendix B hereto); (ii) the notice of, among other things, the time for submitting Ballots to accept or reject the Third Joint Plan, the date, time and place of the hearing to consider confirmation of the Third Joint Plan and related matters, and the time for filing objections to confirmation of the Third Joint Plan (the "Confirmation Hearing Notice"); and
(iii) if you are entitled to vote, one or more Ballots (and return envelopes) to be used by you in voting to accept or to reject the Third Joint Plan. If you did not receive a Ballot in your package and believe that you should have, please contact the Voting Agent named below at the address or telephone number set forth in the next subsection.

D.       General Voting Procedures, Ballots, and Voting Deadline

         After carefully reviewing the Third Joint Plan, this Disclosure Statement, and (if you are entitled to vote) the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Third Joint Plan by checking the appropriate box on the enclosed Ballot. To accept or reject the Third Joint Plan, you must complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided so that it is RECEIVED NO LATER THAN OCTOBER 20, 2003 AT 4:00 P.M. (EASTERN TIME) (THE "VOTING DEADLINE") BY TRUMBULL SERVICES, L.L.C. (THE "CREDITOR VOTING AGENT") AT SUCH ADDRESS LISTED ON THE BALLOT. BALLOTS RECEIVED AFTER SUCH TIME WILL NOT BE COUNTED.

         Each Ballot has been coded to reflect the Class of Claims or Interests in which you are voting. Accordingly, in voting to accept or reject the Third Joint Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement. The Ballot(s) you were provided were based upon the Debtors' review of the proofs of claims filed in this case and the classification of Claims included in the Debtors' Amended Schedules and Statements. See Article III.E.1. If you believe you received the wrong Ballot or did not receive a Ballot for a Class in which you hold a Claim or Interest, please contact the Voting Agent named below at the address or telephone number set forth in the Section F below.

E.       Parties in Interest Entitled to Vote

         Under Bankruptcy Code section 1124, a class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

         In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

F.       Classes Impaired Under the Third Joint Plan

         1. SWINC Impaired Classes

         Classes 3A, 4A, 5A, 7A, 8A, and 9A are entitled to vote to accept or reject the Third Joint Plan. By operation of law, each Unimpaired Class of Claims or Interests is deemed to have accepted the Third Joint Plan and, therefore, is not entitled to vote to accept or reject the Third Joint Plan. By operation of law, Classes 6A and 10A are deemed to have rejected the Third Joint Plan and therefore are not entitled to vote to accept or reject the Third Joint Plan.

         2. SWE&C Impaired Classes

         Classes 3B, 4B, 5B and 7B are entitled to vote to accept or reject the Third Joint Plan. By operation of law, each Unimpaired Class of Claims or Interests is deemed to have accepted the Third Joint Plan and, therefore, is not entitled to vote to accept or reject the Third Joint Plan. By operation of law, Classes 6B, 8B, 9B and 10B are deemed to have rejected the Third Joint Plan and therefore are not entitled to vote to accept or reject the Third Joint Plan.

         FOR HOLDERS OF CLASS 3A, 5A, 7A, 8A, 3B, AND 5B CLAIMS, IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AND RETURNED TO THE ADDRESS IN THE PRE-ADDRESSED ENVELOPE PROVIDED, IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ACCOMPANYING THE BALLOT AND RECEIVED NO LATER THAN THE VOTING DEADLINE (DEFINED ABOVE). BALLOTS RECEIVED AFTER SUCH TIME WILL NOT BE COUNTED.

         FOR HOLDERS OF CLASS 9A: SWINC EQUITY INTERESTS, IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AND RETURNED TO THE ADDRESS ON THE PRE-ADDRESSED ENVELOPE PROVIDED. YOUR BALLOT (IF PREVALIDATED) OR THE MASTER BALLOT CAST ON YOUR BEHALF MUST BE RECEIVED NO LATER THAN OCTOBER 20, 2003 AT 4:00 P.M. EASTERN TIME BY INNISFREE M&A (THE "SECURITIES VOTING AGENT") AT THE ADDRESS LISTED ON THE BALLOT. BALLOTS RECEIVED AFTER SUCH TIME WILL NOT BE COUNTED.

         In addition to voting to accept or reject the Third Joint Plan, holders of Claims in Class 5A: SWINC General Unsecured Claims and Class 5B:
SWE&C General Unsecured Claims have the right to elect to have their Allowed Claim in Class 5A or Class 5B treated as an Allowed Convenience Claim in Class 4A or Class 4B, respectively. There are no separate Class 4A or Class 4B Ballots. To make such an election, the holder of a Class 5A General Unsecured Claim or Class 5B: SWE&C General Secured Claim must check the box on their respective Ballot to show that the holder has elected treatment as a Convenience Claim. Absent checking the box on the Ballot, the holder of a Class 5A or Class 5B Claim shall be deemed to have elected not to be treated as a Convenience Claim.

         If you have any questions about the procedure for voting your Claim or Interest or with respect to the packet of materials that you have received, please contact the Creditor Voting Agent at the following address and phone number:

                         Stone & Webster Incorporated
                         c/o Trumbull Services LLC
                         P.O. Box 673
                         Windsor, Connecticut 06095-9718
                         (860) 687-3917

         If you have any questions about the procedure for voting your Class 9A: SWINC Equity Interest, please contact the Equity Voting Agent at the following address and phone number:

                         Stone & Webster Incorporated
                         c/o Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                         New York, New York  10022
                         (877) 750-2689

         If you wish to obtain, at your own expense unless otherwise specifically required by Bankruptcy Rule 3017(d), an additional copy of the Third Joint Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Creditor Voting Agent or the Equity Voting Agent, as appropriate.

G.       Special Voting Procedures for Holders of Equity Securities

         The record date for determining which holders of Old Securities in SWINC are entitled to vote on the Third Joint Plan is August 27, 2003 (the "Equity Voting Record Date"). The indenture trustees, agents, or servicers, as the case may be, for the Old Securities will not vote on behalf of the holders of such Old Securities. Holders must submit their own Ballots, except as provided in subsection G.2 below.

         1. Beneficial Owners

                  (a) Any beneficial owner holding Old Securities as record holder in its own name should vote on the Third Joint Plan by completing and signing the enclosed Ballot and returning it directly to the Securities Voting Agent on or before the Voting Deadline using the enclosed self-addressed, stamped envelope.

                  (b) Any beneficial owner holding Old Securities in "street name" through a brokerage firm, bank, trust company, or other nominee should vote on the Third Joint Plan by one of the following two methods (as selected by the Nominee):

                         (i) Complete and sign the enclosed beneficial owner
Ballot. Return the Ballot to your nominee as promptly as possible and in sufficient time to allow such nominee to process the Ballot and return it to the Securities Voting Agent by the Voting Deadline. If no self-addressed, stamped envelope was enclosed for this purpose, contact the Voting Agent for instructions; or

                         (ii) Complete and sign the Pre-Validated Ballot (as
defined below) provided to you by your bank, brokerage firm, trust company or other nominee. Return the Pre-Validated Ballot to the Securities Voting Agent by the Voting Deadline using the return envelope provided in the Solicitation Package.

         Any Ballot returned to a nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Third Joint Plan until such nominee properly completes and delivers to the Securities Voting Agent a master ballot (the "Master Ballot") that reflects the vote of such beneficial owner.

         If any beneficial owner owns Old Securities through more than one broker, bank, or other nominee, such beneficial owner may receive multiple mailings containing the Ballots. Each such beneficial owner should execute a separate Ballot for each block of Old Securities that it holds through any particular nominee and return each Ballot to the respective nominee in the return envelope provided therewith. Beneficial owners who execute multiple Ballots with respect to Old Securities held through more than one nominee must indicate on each Ballot the names of ALL such other nominees and the additional amounts of such Old Securities so held and voted. If a beneficial owner holds a portion of the Old Securities through a nominee and another portion as a record holder, such owner should follow the procedures described in subparagraph (1)(a) above to vote the portion held of record and the procedures described in subparagraph (1)(b) above to vote the portion held through a nominee or nominees.

         2. Brokerage Firms, Banks and Other Nominees

         An entity (other than a beneficial owner) which is the registered holder of Old Securities should vote on behalf of the beneficial owners of such Old Securities by (i) immediately distributing a copy of the Disclosure Statement and accompanying materials, all appropriate Ballots, and self-addressed return envelopes to all beneficial owners for whom it holds such securities, (ii) collecting completed Ballots from its beneficial owners, and (iii) completing a Master Ballot compiling the votes and other information from the Ballots so collected, and (iv) transmitting such Master Ballot to the Securities Voting Agent on or before the Voting Deadline. Such entity may also pre-validate a ballot by completing all information to be entered on the Ballot (the "Pre-Validated Ballot") and forwarding the Pre-Validated Ballot to the beneficial owner for voting. A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding sentence to vote on behalf of such party.

H. Confirmation Hearing and Deadline for Objections to Confirmation

         Pursuant to Bankruptcy Code section 1128 and Bankruptcy Rule 3017(c), the Court has scheduled a hearing on confirmation of the Third Joint Plan (the "Confirmation Hearing") to commence on October 31, 2003 at 10:00 a.m., prevailing Eastern Time, before the Honorable Peter J. Walsh, Chief United States Bankruptcy Judge, in the United States Bankruptcy Court, 824 N. Market Street, Wilmington, Delaware 19801. The Court has directed that objections, if any, to confirmation of the Third Joint Plan must be filed with the clerk of the Bankruptcy Court and served so that they are RECEIVED on or before October 20, 2003, at 4:00 p.m. Eastern Time by:

                       Counsel to the Debtors:

                       SKADDEN, ARPS, SLATE, MEAGHER
                         & FLOM LLP
                       One Rodney Square
                       P.O. Box 636
                       Wilmington, Delaware  19899-0636
                       Attn:  Gregg M. Galardi, Esq.
                              Eric M. Davis, Esq.

                       Counsel to the Creditors' Committee:

                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                       666 Fifth Avenue
                       New York, New York  10103-0002
                       Attn:  Anthony J. Princi, Esq.
                              Lorraine S. McGowen, Esq.

                                    - and -

                       LANDIS RATH & COBB LLP
                       919 Market Street, Suite 600
                       P.O. Box 2087
                       Wilmington, Delaware  19801
                       Attn:  Adam G. Landis, Esq.

                       Counsel to Federal:

                       MANIER & HEROD
                       One Nashville Place
                       Suite 2200
                       150 Fourth Avenue North
                       Nashville, Tennessee  37219-2494
                       Attn:  J. Michael Franks
                              Sam H. Poteet, Jr.
                              Thomas T. Pennington

                                    - and -

                       DUANE MORRIS LLP
                       1100 North Market Street
                       Suite 1200
                       Wilmington, Delaware  19801-1246
                       Attn:  Michael R. Lastowski

                       Counsel to the Equity Committee:

                       BELL BOYD & LLOYD LLC
                       70 West Madison Street
                       Chicago, Illinois  60602
                       Attn:  David F. Heroy
                              Carmen H. Lonstein

                                    - and -

                       BIFFERATO, BIFFERATO & GENTILOTTI
                       1308 Delaware Avenue
                       Wilmington, Delaware  19899
                       Attn:  Ian Connor Bifferato, Esq.

                       Counsel to Maine Yankee

                       PIERCE ATWOOD
                       One Monument Square
                       Portland, Maine  04101
                       Attn:  William J. Kayatta, Jr.

                                    - and-

                       MARCUS, CLEGG & MISTRETTA, P.A.
                       100 Middle Street, East Tower
                       Portland, Maine  04101-4102
                       Attn:  George J. Marcus

                                    - and -

                       FERRY, JOSEPH & PEARCE, P.A.
                       824 Market Street, Suite 904
                       P.O. Box 1351
                       Wilmington, Delaware  19899-1351
                       Attn:  Michael B. Joseph
                              Theodore J. Tacconelli

                       United States Trustee:

                       OFFICE OF THE UNITED STATES TRUSTEE
                       844 North King Street
                       Wilmington, Delaware  19801
                       Attn:  Margaret Harrison, Esq.

         The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for the announcement of the adjournment at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

                        II. HISTORY OF THE DEBTORS AND
                     COMMENCEMENT OF THE CHAPTER 11 CASES

A.       Description of the Company's Business Operations

         As of the Petition Date, the Company was principally engaged in providing professional engineering, construction and consulting services (the "Engineering, Construction and Consulting Business"). Additionally, certain of the Company's subsidiaries owned and operated fourteen cold storage warehousing facilities located primarily in the southeastern United States (the "Nordic Business") and others owned and operated Stone & Webster office buildings in Houston, Texas and Schenectady, New York.

         1. The Engineering, Construction and Consulting Business

         The Company provided engineering, design, construction, consulting and full environmental services for power, process, governmental, industrial, transportation and civil works projects. The Company also remained active in the nuclear power business for utility and governmental clients, and continued to undertake a significant amount of modification and maintenance work on existing nuclear power plants as well as decommissioning and decontamination projects.

         The Construction and Consulting Business included three divisions and a consulting organization which were responsible for marketing and executing projects on a worldwide basis. Where appropriate, lump-sum contracts were entered into with customers as a means of providing comprehensive services for a fixed price, thereby assuming more risk and making the Company more attractive to the customer.

         In fiscal 1999, the Engineering, Construction and Consulting Business had $1.14 billion in revenues, and an operating loss of $142.5 million. Included within the operating loss were contract-related provisions of approximately $150.1 million required to complete a number of lump- sum projects. The contract revenue value included in the Company's backlog, as of December 31, 1999, amounted to $2.6 billion.

         2. The Nordic Business

         The Company's Nordic Business provided low-cost, energy-efficient refrigerator and freezer storage facilities, customized material handling services, and blast freezing capacity. It served primarily two groups of customers: prepared food manufacturers that require cold storage and logistics services in their distribution channels, and poultry producers that require blast freezing and storage capacity. In October of 1999, the Company announced their intention to sell the Nordic Business, a large part of which was acquired in the fourth quarter of 1998.

B.       Capital Structure of the Debtors

         As of the Petition Date, there were approximately 17,731,488 shares of common stock of SWINC issued, of which 14,226,005 shares were outstanding with 3,505,483 shares held in treasury. In connection with the Shaw Sale, the Debtors paid off both their post-petition financing facility and the balance of their prepetition credit facility.

C.       Corporate Structure of the Company

         1. Current Corporate Structure

         The Debtors, as of the Petition Date, operated two distinct lines of business, engineering and construction and cold storage with numerous subsidiary companies within each group. Many of the domestic U.S. companies are also debtors being administered within the Chapter 11 Cases. The Debtors also operated various real estate and development companies, which were wholly owned subsidiaries. Presently, the Debtors are winding up all of their business operations.

         2. Board of Directors

         The current Board of Directors of SWINC consists of:

                  Peter M. Wood, Chairman
                  Donna Bethell
                  Frank J. A. Cilluffo

         The current Board of Directors for SWE&C, the SWE&C Subsidiaries and the SWINC Subsidiaries consists of:

                  Peter M. Wood, Chairman
                  James P. Carroll

         3. Senior Officers

                  James P. Carroll, President and Chief Restructuring Officer Patrick Connolly, Secretary

         4. Disclosure of Director and Officer Interests

         Each of the SWINC Directors is a shareholder of SWINC. Mr. Wood is the beneficial owner of 6,491 shares of SWINC common stock, of which 1,015 shares are held in a deferred account pursuant to the SWINC's Director Deferral Plan; Ms. Bethell is the beneficial owner of 2,171 shares of SWINC common stock; and Mr. Cilluffo, reporting for himself and Cilluffo Associates, L.P., Zenith Associates, L.P., Frank and Irja Cilluffo Foundation and Edward
C. Myers collectively owns 667,871 shares of SWINC common stock. Mr. Cilluffo has disclaimed beneficial ownership of the 560,400 shares held by Cilluffo Associates, L.P. and the 105,800 shares held by Zenith Associates, L.P., except to the extent of his pecuniary interests in the securities. He has also disclaimed beneficial ownership of 10,000 shares held by the Frank and Irja Cilluffo Foundation, and those shares are not included in the above total. Each of the Directors has also filed proofs of claim against the Debtors in the Chapter 11 Cases. Mr. Wood seeks payment of certain director's fees, recovery of the value of the shares held pursuant to the SWINC Director Deferral Plan as described above, reimbursement for certain expenses and indemnification and contribution for certain liabilities in excess of available insurance. Ms. Bethell and Mr. Cilluffo both seek payment of certain director's fees, reimbursement for certain expenses and indemnification and contribution for certain liabilities in excess of available insurance.

         Mr. Carroll is the beneficial owner of 10,000 shares of SWINC common stock. Mr. Carroll has filed a proof of claim in the Chapter 11 Cases in which he seeks indemnification and contribution for certain liabilities in excess of available insurance. Mr. Carroll also filed a statement of cure claim against the Debtors in respect of certain contractual obligations, which claim has since been withdrawn.

D.       Summary of Securities Litigation

         SWINC is a defendant in In re Stone & Webster, Inc. Securities Litigation (00-CV- 10974-RCL), a purported securities class action lawsuit in the United States District Court for the District of Massachusetts (the "Massachusetts Court"). The lawsuit began as four purported securities class action lawsuits filed in or about May 2000: Everson v. Stone & Webster, Inc. et al. (00-CV- 11008-RCL); Blank v. Stone & Webster, Inc. et al. (00-CV-10926-RCL); Dubois v. Stone & Webster, Inc. et al. (00-CV-10883-RCL); and Brody v. Stone & Webster, Inc. et al. (00-CV-10874-RCL) (collectively, the "Class Action Lawsuits"). In addition, two securities class action lawsuits which make similar allegations were filed against H. Kerner Smith and Thomas Langford, but not SWINC: Mandelbaum v. Smith et al. (00-CV-11126-RCL) and Hanson v. Smith et al. (00-CV-11183-RCL). On or about July 25, 2000, SWINC notified the Massachusetts Court that, pursuant to Bankruptcy Code section 362, the Class Action Lawsuits are subject to the automatic stay applicable to proceedings against a debtor in bankruptcy and the assets of the debtor in bankruptcy.

         On September 25, 2000, the Massachusetts Court granted a motion to consolidate the six lawsuits. On January 4, 2001, a Consolidated and Amended Class Action Complaint (the "Amended Complaint") was filed. The Amended Complaint added PricewaterhouseCoopers, LLP as a defendant, and alleged that SWINC violated federal securities laws pursuant to Sections 10(b) and 18 of the Securities and Exchange Act of 1934 by, among other things, making materially false and misleading statements or omissions regarding SWINC's financial condition prior to SWINC's announcements relating to its decision to revise its 1999 financial statements. The class period for the Amended Complaint is January 22, 1998 through May 8, 2000. Plaintiffs seek an unspecified amount of compensatory damages plus costs and attorney fees. The defendants other than SWINC filed motions to dismiss the Amended Complaint. On March 28, 2003, the Massachusetts Court entered its memorandum and order granting in part and denying in part the defendants' motions to dismiss (the "Memo and Order"). By the Memo and Order, the court granted the motion of PricewaterhouseCoopers, LLP to dismiss all counts. With respect to the motions of H. Kerner Smith and Thomas Langford, the court granted the motions to dismiss with respect to certain counts, but denied the motions to the extent the allegations in the Amended Complaint relate to allegedly false or misleading statements in connection with the Form 10-Q for the fiscal quarter ending June 30, 1999 and the related earnings release issued on July 26, 1999.

         Based on current information, the Debtors believe that Plaintiffs' claims are without merit and intend to defend against the Class Action Lawsuits vigorously. Although Plaintiffs have not yet quantified their alleged damages, the Debtors also believe that a recovery, if any, by Plaintiffs would likely fall within the limits of applicable insurance coverage. To the extent the Class Action Lawsuits results in an Allowed Claim in excess of such insurance, such Allowed Claims would be Class 8A: SWINC Securities Claims.

E.       Events Leading to Chapter 11 Filings

         Prior to the Petition Date, the Company experienced significant operating losses, and in the second quarter of 1999, the Company began experiencing liquidity problems. By the end of the third quarter of 1999, the Company had fully drawn the cash available under its existing credit facility (as amended or modified, the "Prepetition Credit Facility"). As a consequence, the amount of the Company's past due trade payables increased, in turn causing certain of the Company's vendors and subcontractors to delay work on the Company's projects.

         In October 1999, the Company was notified that it was in violation of the debt covenants of its Prepetition Credit Facility. In November 1999, the Company therefore sought and obtained a waiver of these covenants and an agreement with their principal bank-lending group (the "Prepetition Bank Group") to expand and extend the Prepetition Credit Facility. Under that agreement, the borrowing facility was increased by $30 million to a maximum of $160 million and the maturity of the Prepetition Credit Facility was extended through May 31, 2000. As part of this agreement, SWINC agreed to market the Nordic Business and to sell its principal headquarters in Boston, the proceeds of which were to be used to pay down the fixed debt. As a result, the Company sold its Boston, Massachusetts headquarters building for $187 million, and used $140 million of the proceeds of such sale to permanently reduce the borrowing facility to $20 million. The Company also raised additional capital through bulk sale of one million shares of SWINC's common stock held in treasury to the Pension Plan for $15.4 million. As of the end of fiscal 1999, the entire $20 million available for direct borrowings under the Prepetition Credit Agreement had been drawn down and nearly $90 million of the $100 million letter of credit facility was used and the borrowing was limited to the amount not yet utilized. In addition, the Prepetition Bank Group clearly stated its desire not to extend the facility beyond the May expiration date.

         Thus, although the Company had relieved its immediate liquidity concerns, the Company immediately began the search for a longer term credit arrangement. During this period, the sale of Nordic did not progress as planned. As a result, the Company sought and entered into another agreement with the Prepetition Bank Group, under which agreement the maturity date of the Prepetition Credit Facility was further extended to January 31, 2001. In addition to extending the maturity date, that amendment provided, among other things, that the proceeds from a sale of the Nordic Business would be used to repay the outstanding direct borrowings and provide support to the Prepetition Bank Group for the nearly $90 million in outstanding letters of credit.

         In mid- to late April 2000, however, the Company discovered a substantial unanticipated cost overrun on a key construction project, and as a result was required to restate its 1999 financial statements to record a provision of $27.5 million to complete work on that project. In conjunction with that restatement, the Company's independent public accountants issued a modified opinion raising questions regarding the Company's ability to continue as a going concern, which in turn slowed customer receipts, further exacerbating the Company's cash flow problems.

         In late April and early May 2000, the Company embarked on an aggressive strategy under which it sought alternative financing, strategic mergers and possible additional asset sales. The Company stepped up its efforts to solicit traditional and nontraditional lenders regarding possible interim and long-term financing. Additionally, the Company entered into substantive discussions with possible strategic partners regarding potential transactions involving the sale of not only the Nordic Business but also all or part of its Engineering, Construction and Consulting Business.

         In early May 2000, these efforts resulted in the Company signing a letter of intent with Jacobs Engineering Group Inc. ("Jacobs") regarding a transaction pursuant to which Jacobs would acquire substantially all of the Company's assets in exchange for $150 million in cash and stock; Jacobs would immediately provide a $50 million secured revolving credit facility (the "Jacobs Credit Facility"); and the assumption of substantially all of the Debtors' balance sheet liabilities (including the new Jacobs Credit Facility). Subsequent to entering into the letter of intent, the Company negotiated the final terms of the asset purchase agreement with Jacobs in the early morning of June 2, 2000.

                           III. THE CHAPTER 11 CASES

         On June 2, 2000 (the "Petition Date"), each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. At that point, all actions and proceedings against the Debtors and all acts to obtain property from the Debtors were stayed under Bankruptcy Code section 362. The Debtors have continued to operate their businesses and manage their properties as debtors-in-possession pursuant to Bankruptcy Code sections 1107(a) and 1108. The Court has jointly administered the Debtors' bankruptcy cases for procedural purposes only.

A.       First Day Orders

         On the first day of the Chapter 11 Cases, the Debtors filed several motions seeking certain relief by virtue of so-called "first day orders." The first day orders facilitated the transition between the Debtors' prepetition and postpetition business operations by approving certain regular business practices that may not be specifically authorized under the Bankruptcy Code or as to which the Bankruptcy Code requires prior court approval.

         The first day orders in the Chapter 11 Cases authorized, among other things:

         o     joint administration of each of the Debtors' bankruptcy cases;

         o the employment and compensation of professionals utilized by the Debtors in the ordinary course of business;

         o the retention of bankruptcy-related professionals and establishment of payment procedures for such professionals;

         o the continued maintenance of the Debtors' bank accounts, continued use of existing business forms and continued use of the Debtors' existing cash management system;

         o payments to employees of accrued prepetition wages, salaries and benefits;

         o     continued utility service during the pendency of the Chapter 11
               Cases;

         o     payment of prepetition sales, use and other taxes;

         o     payment of certain prepetition shipping charges;

         o     postpetition financing and use of cash collateral;

         o the implementation of a program to pay valid prepetition mechanics', materialmens' or other similar liens filed by various contractors against the Debtors' properties;

         o     payment of prepetition claims of critical trade vendors;

         o confirmation that the Debtors' undisputed obligations arising from postpetition delivery of goods will have administrative expense priority status, administrative expense treatment for certain holders of valid reclamation claims, and authority to pay certain expenses in the ordinary course of business; and

         o     payment of prepetition insurance premium financial obligations.

B.       Appointment of Creditors' Committee and Equity Committee

         On June 14, 2000, the United States Trustee appointed the Creditors' Committee in these cases. The current members of the Creditors' Committee are Canfibre of Riverside, Inc. c/o Canfibre Group, Ltd. ("Canfibre"), MDC Systems, Inc. ("MDC Systems"), and Harbourview Electric, Ltd. ("Harbourview"). Pursuant to a settlement between the Debtors and Canfibre, Canfibre holds an allowed general unsecured claim in the amount of $3,500,000 against SWEC. MDC Systems, Inc. filed Proof of Claim numbers 4524 and 5010, each in the amount of $447,407.85 against SWINC; no objections have been filed to those claims. Pursuant to a settlement between the Debtors and Harbourview, Harbourview holds an allowed general unsecured claim in the amount of $1,200,000 against SWEC.

         On June 26, 2000, the United States Trustee the Equity Committee. The current members of the Equity Committee and the number of shares of Old Common Stock they each held as of December 1, 2002 are as follows: (1) Dimensional Fund Advisors, 220,000 shares of Old Common Stock; (2) Harold Rickles, 6,000 shares of Old Common Stock; and (3) Grace Brothers, LTD, 322,900 shares of Old Common Stock. An affiliate of Grace Brothers, LTD, Rock Finance, LP, owns an additional 757,200 shares of Old Common Stock. A fourth member of the Equity Committee, Gregory Blair, resigned on March 14, 2003. Dimensional Fund Advisors has since sold its shares of Old Common Stock and has resigned from the Equity Committee. The United States Trustee may appoint replacements to serve on the Equity Committee.

         No trustee has been appointed in any of these Cases. An order appointing Stuart Maue Mitchell & James, Ltd. as the fee examiner in these Cases was entered by the Court on April 8, 2003.

C.       Sale of Substantially All of the Debtors' Assets

         On June 2, 2000, the Debtors entered into an asset purchase agreement (the "Jacobs Agreement") with Jacobs. Pursuant to the Jacobs Agreement, Jacobs agreed to purchase substantially all of the Debtors' assets for (i) $25.0 million in cash, plus (ii) shares of common stock of Jacobs having a market value of $125.0 million. Jacobs also agreed to assume certain liabilities of the Debtors and assume certain executory contracts and unexpired leases.

         In order to implement the Jacobs Agreement, on June 7, 2000, the Debtors filed a Motion for Order (I) Approving (A) Asset Purchase Agreement for Sale Of Substantially all of the Assets of the Debtors, (B) Bidding Procedures in Connection with the Sale and (C) Termination Fee in Connection Therewith, (II) Authorizing Sale of Assets Free and Clear of Liens, Encumbrances, and Interests, (III) Determining that Such Sale is Exempt from Any Stamp, Transfer, Recording, or Similar Tax, (IV) Authorizing the Rejection or Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (V) Granting Related Relief (the "Sale Motion"). Through the Sale Motion, the Debtors sought to sell substantially all of their assets to Jacobs or another bidder submitting a higher or better bid acceptable to the Debtors at the auction (the "Auction") scheduled for July 7, 2000. On June 23, 2000, the Court approved the bidding procedures.

         Shaw timely submitted a qualified bid, including an agreement (the "Shaw Agreement") substantially in the form of the Jacobs Agreement, and an Auction took place on July 6 and 7, 2000. At the conclusion of the Auction, the Debtors, the Creditors' Committee and the Equity Committee determined that Shaw submitted the highest and best bid at the Auction. Under the final terms of the Shaw Agreement reached at the Auction, Shaw agreed to purchase substantially all of the Debtors' assets for (i) $37.0 million in cash, plus
(ii) shares of common stock of Shaw having a July 7, 2000 market value of $105.0 million. Shaw also agreed to assume certain liabilities of the Debtors and certain executory contracts and unexpired leases. Hearings on the Sale Motion took place on July 7, 2000 and July 12, 2000. Thereafter, on July 13, 2000, the Court entered an order approving the Shaw Agreement, as modified on the record at the Auction and the hearings on the Sale Motion. On July 14, 2000, the Company closed the sale of substantially all of its assets to Shaw's designee, SWINC Acquisition Three, Inc.

D.       Chapter 11 Cases Subsequent to the Shaw Sale

         Under the Shaw Agreement, Shaw and the Debtors entered into a registration rights agreement with respect to the Shaw common stock received by the Debtors as part of the consideration for the sale of substantially all of the Debtors' assets. After the July 14, 2000 closing, the price of the Shaw common stock increased dramatically. Shaw therefore determined to access the markets and sell shares of its common stock in a registered offering. Under the registration rights agreement, the Debtors were entitled to exercise "piggy-back" rights in the event Shaw registered its stock. Accordingly, on September 27, 2000, the Debtors filed the Motion for Order Pursuant to 11 U.S.C. ss. 363(b)(1) Authorizing Debtors to Sell Shaw Group Stock Pursuant to Asset Purchase Agreement and Registration Rights Agreement (the "Stock Sale Motion"). Under the Stock Sale Motion, the Debtors sought authority to sell the Shaw common stock held by the Debtors at a price no less than $50 a share. Once authorization was obtained and the Shaw common stock registered, the Debtors sold the Shaw common stock for $131.6 million.

         Pursuant to the terms of the Shaw Agreement, the purchase price for the Debtors' assets was subject to adjustment based on a final determination of the Debtors' working capital as of the date of the sale (the "Final Working Capital"). Under the Shaw Agreement, if the Final Working Capital was in excess of the base working capital set forth in the Shaw Agreement (the "Base Working Capital"), then Shaw was required to pay the Debtors an additional sum equal to a percentage of the amount by which the Final Working Capital exceeds the Base Working Capital. If the Final Working Capital was less than the Base Working Capital, the Debtors were required to pay Shaw a sum equal to a percentage of the amount by which the Base Working Capital exceeded the Final Working Capital. Rather than incur the expense and expend limited resources preparing the audited closing balance sheet, the Debtors sought approval of a letter agreement (the "Letter Agreement") among the Debtors and Shaw approving a settlement of disputes with respect to the Shaw Agreement. By order dated December 18, 2000, the Court approved the Letter Agreement. Generally, the Letter Agreement provided that the Debtors were relieved of their obligation to prepare and provide Shaw with a Closing Balance Sheet, a Purchase Price Adjustment Schedule or other information required under Section 2.05(c) of the Shaw Agreement. Both parties were relieved of any obligation to make an Adjustment Amount payment. The Letter Agreement also established deadlines for the Debtors and Shaw to review and determine each party's respective liability with respect to disputed filed cure claims and filed proofs of claim. Saudi American Bank disputes whether either Shaw or the Debtors met the deadlines set forth in the Letter Agreement. The Plan Proponents contend that those deadlines were met.

         Under the Shaw Agreement, after taking into account the realized consideration of the Shaw common stock, Shaw paid: $82.4 million to the Debtors; $26.7 million to the Debtors' U.K. affiliate; $11 million to the Debtors' Canadian affiliate; and $48.5 million into various escrows, including escrows for litigation, letters of credit and indemnification. The Debtors paid $10 million of their consideration to Jacobs on account of the court-approved termination fee. Under the Letter Agreement, $22 million of the indemnification escrow was paid over to Shaw and $9.2 million was paid over to the Debtors. Accordingly, the final net consideration to the Debtors was $81.6 million. Of these net proceeds, $72.5 million was allocated to Nordic based on the market value of the Nordic assets with the market value being determined from a third party independent offer to purchase those assets. The $9.2 million paid over from the indemnity escrow was allocated to SWE&C because the underlying projects covered by the indemnity escrow were SWE&C and SWE&C Subsidiary projects.

E.       Assets from Non-Debtor U.K. Affiliate

         In connection with the recovery of estate assets, the Debtors received dividends and a return of invested capital from its non-debtor U.K. affiliate. As a result, on March 25, 2003, the Debtors received $25.5 million into the estates.

F.       Summary of Claims Process and Bar Date

         1. Schedules of Statements and Financial Affairs

         The Debtors filed Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively, the "Schedules and Statements") with the Court on July 14, 2000. Among other things, the Schedules and Statements set forth the Claims of known creditors against the Debtors as of the Petition Date, based upon the Debtors' books and records. The Consolidated Schedules and Statements were filed on a consolidated basis and, thus, scheduled all Claims against all of the Debtor entities. The Debtors filed amended Schedules on April 2, 2003 (as amended, the "Amended Schedules").

         2. Claims Bar Date and Proofs of Claim

         On July 18, 2000, the Court established the general deadline for filing proofs of claim against the Debtors (the "Bar Date") as August 25, 2000. Additionally, on September 12, 2000, the Court established the deadline for governmental units to file proofs of claim against the Debtors (the "Government Bar Date") as November 29, 2000. As of March 14, 2003, 5,177 proofs of claim had been filed asserting approximately $9.8 billion in claims and 383 statements of cure claims asserting approximately $292 million in claims. The bar date for creditors scheduled on the Amended Schedules was April 23, 2003.

         3. The Claims Agent

         In connection with the commencement of the Chapter 11 Cases, the Debtors retained Trumbull Services, L.L.C. (the "Claims Agent") for the purpose of, among other things, maintaining the Claims Registry in the Chapter 11 Cases and providing certain notices to Creditors, Interestholders and other parties-in-interest. The Claims Agent may be reached at the following address and phone number:

                         Stone & Webster Incorporated
                         c/o Trumbull Services, L.L.C.
                         P.O. Box 673
                         Windsor, CT 06095-9718
                         (860) 687-3917

         4. Claims Objections and Claims Reconciliation

         The Debtors have been reviewing, analyzing and resolving Claims on an ongoing basis as part of the Claims reconciliation process. The Debtors filed eleven (11) omnibus objections to proofs of claim and scheduled amounts, including omnibus objections to certain Claims that are liabilities of Shaw as well as objections to numerous Claims, and have also settled various Claims in reduced allowed amounts. In addition, the Creditors' Committee, the Equity Committee and Shaw have each filed omnibus objections to proofs of claim and scheduled amounts, as well as objections to certain individual claims. In the Debtors' omnibus claims objections, the Debtors objected to certain duplicative claims, certain procedurally defective or otherwise incorrect or invalid proofs of claim, certain claims that are no longer liabilities of the Debtors on the basis that such claims have been assumed by Shaw or do not appear on the Debtors' books and records, certain claims that have previously been satisfied or settled, and certain late filed claims. Additionally, the Creditors' Committee's omnibus claims objections have sought to disallow certain duplicate, procedurally defective, or otherwise incorrect or invalid proofs of claim. The Equity Committee's omnibus objections have sought to disallow certain duplicate, procedurally defective or otherwise incorrect or invalid proofs of claim, as well as reclassify certain proofs of claim to proofs of interest as well as certain proofs of claim to other Debtor entities. In the Shaw objections, Shaw objected to a series of Claims that had been paid or satisfied by the Debtors during the Chapter 11 Cases, including mechanics' lien claims, employee wage and benefit claims, claims relating to real property leases and bank claims. As of March 14, 2003, the Court had entered orders disallowing approximately 2,900 proofs of claim and statements of cure claims, thereby eliminating asserted liabilities aggregating approximately $710 million.

         There are additional omnibus and individual objections to Claims pending, representing an additional approximately 600 claims and representing several hundred million dollars. The Debtors anticipate that additional omnibus and individual Claims objections will be filed in the near future, including in advance of the deadline for holders of Claims to return Ballots accepting or rejecting the Third Joint Plan, and that the effect of certain objections could be to prohibit certain Claim holders from voting absent the Court's temporary allowance of such Claims for voting purposes.

         As a result of these efforts, substantial progress has been made in
(a) reconciling the amount and classification of outstanding Claims and (b) asserting and prosecuting objections to Claims. In addition, the Debtors have, among other things, (i) identified Claims or categories of Claims for future resolution and (ii) identified existing or potential claims disputes.

         Through these various activities, the Debtors, in consultation with the Plan Proponents, have developed estimates of Allowed Claims and Interests in each Class established under the Third Joint Plan. The Debtors have prepared these estimates based primarily on the following: (a) the outcome of Claim reconciliations and Claim objections to date, (b) projections based on anticipated future Claim reconciliations and Claim objections, (c) the comparison of asserted Claims against the Debtors' books and records, (d) the Debtors' experience in reconciling Claims prior to and following the commencement of the Chapter 11 Cases, (e) the historical experience of the Debtors' professionals in other chapter 11 cases, (f) an analysis of the litigation risks associated with Disputed Claims, and (g) other legal and factual analyses unique to particular types of Claims.

         Notwithstanding the ongoing Claims reconciliation process, the actual ultimate aggregate amount of Allowed Claims may differ significantly from the estimates set forth in Article II, "Overview of the Third Joint Plan." Accordingly, the amount of the Pro Rata distribution that will ultimately be received by any particular holder of an Allowed Claim or Interest may be adversely affected by the outcome of the Claims resolution process.

         5. Reclassification of Claims

         Throughout the Claims reconciliation process and especially in connection with formulating procedures for the soliciting of acceptances and rejections on the Third Joint Plan, the Debtors also undertook an extensive and thorough review of the Filed and Scheduled Claims to determine whether they were registered against the Debtor or Debtors who had the underlying liability. As a result, the Debtors filed the Amended Schedules that, in part, reclassify Claims previously Scheduled against SWINC as Claims against a SWINC Subsidiary, SWE&C or a SWE&C Subsidiary (the "Reclassified Scheduled Claims"). Additionally, the Debtors filed a motion (the "Reclassification Motion") seeking to reclassify for voting purposes only certain Filed Claims as Claims against a Debtor other than the Debtor listed in the Claims Registry (the "Reclassified Filed Claims"). The Debtors also filed a motion (the "Reallocation Motion") seeking to reallocate for voting purposes only certain Filed Claims that were incorrectly filed as secured or priority to non-priority unsecured claims (the "Reallocated Filed Claims"). Importantly, absent a response from the holder of a Claim or Interest, the holder of Reclassified Scheduled Claims, Reclassified Filed Claims or Reallocated Filed Claims will receive a Ballot and only be entitled to vote in the Class of Claims or Interests listed in the Amended Schedules, the Reclassification Motion or the Reallocation Motion. Additionally, absent a response or objection, holders of Reclassified Scheduled Claims shall only be entitled to receive a distribution in the Class of Claims or Interests listed in the Amended Schedule. Copies of the Reclassification Motion and the Reallocation Motion can be viewed at www.stonewebinc.com.

G.       Summary of Material Claims Litigation Matters

         During the Chapter 11 Cases to date, the Debtors commenced or were involved in a number of lawsuits. An explanation of the material litigation matters is summarized below.

         1. Maine Yankee

         The Debtors have been engaged in three litigation matters involving Maine Yankee. Effective August 1998, Stone & Webster Engineering Corporation ("SWEC") and Maine Yankee entered into a contract for the decommissioning of Maine Yankee's nuclear power plant in Wiscasset, Maine (the "Decommissioning Agreement"). The Decommissioning Agreement was priced in excess of $250 million. SWE&C and, later, SWINC executed guarantees of SWEC's performance. On May 4, 2000, Maine Yankee purported to terminate the Decommissioning Agreement because of SWEC's alleged insolvency and certain alleged performance-related defaults. Maine Yankee filed proofs of claim against SWE&C, SWINC, and SWEC in the amount of $78.2 million. After a series of preliminary matters, which among other results, yielded a decision that capped Maine Yankee's claims at $65 million, an eight-day proceeding was held to address the Maine Yankee claims (the "Claims Litigation"). The Debtors challenged all grounds for termination, Maine Yankee's interpretation of the scope of work in the Decommissioning Agreement, and Maine Yankee's calculation of damages. After post-trial briefing, the Court took the matters under advisement. By order and opinion issued May 30, 2002, the Court held that Maine Yankee damages recoverable from SWE&C, SWINC and SWEC, jointly and severally, in the amount of $20.8 million ($64.8 million less $44 million previously paid by Federal under Federal's settlement with Maine Yankee). The Court also estimated Maine Yankee's allowable claim in the SWE&C, SWINC and SWEC bankruptcy cases at a total of $20.8 million.

         Subsequent to the Claims Litigation, SWEC filed suit (the "SWEC Suit") against Maine Yankee for affirmative recovery of damages for out-of-scope work that SWEC performed but for which Maine Yankee did not compensate SWEC, for in-scope work that SWEC performed but for which Maine Yankee did not compensate SWEC, and for the failure to pay the termination-for- convenience fees. In total, through the SWEC Suit, SWEC sought recovery of more than $7 million. SWE&C, SWINC, and SWEC also sued to subordinate any allowed Maine Yankee claim to all other unsecured claims because of Maine Yankee's inequitable conduct during and after the performance of the Decommissioning Agreement.

         The litigation between Maine Yankee and the Debtors is being compromised and settled as part of the Third Joint Plan, and Maine Yankee has become one of the co-proponents of the Third Joint Plan.

         2. Isobord

         Isobord Enterprises Inc. ("Isobord") sued Stone & Webster Canada, Ltd. ("SWCL"), a non-Debtor entity, and SWEC, among other parties, in the Superior Court of Justice in Ontario, Canada, for CN$150,000,000 in June 2000, and filed a proof of claim in SWEC's bankruptcy for the same amount in August 2000, alleging breach of contract against SWCL and SWEC as SWCL's guarantor. Isobord's claims arise out of a December 24, 1996 contract with SWCL in which SWCL agreed to build by January 10, 1999, a facility to manufacture straw-based particle board using a process technology developed and patented by Isobord and another company named Kvaerner Panel Systems GmbH ("Kvaerner"). Although construction of the facility proceeded, the facility was unable to meet the guarantees SWCL made in its contract with Isobord due to certain problems with the manufacturing process. Isobord, Kvaerner, and SWCL attempted to solve these process problems until Isobord terminated SWCL's right to work at the facility on May 4, 2000. SWCL and SWEC are defending both the Canadian and bankruptcy proceedings by arguing that the facility failed to meet the contractual guarantees because of problems with the manufacturing process, which the contract renders the sole responsibility of Isobord and Kvaerner. In addition, SWCL and SWEC argue that Isobord did not give proper notice of alleged defaults before the purported termination and did not properly invoke SWEC's performance guarantee and that, in any event, the contract caps any damages at 33% of the guaranteed maximum price, as defined in the contract. On February 3, 2003, the Bankruptcy Court granted the Debtors partial summary judgment on the damages cap theory. Under the Debtors' computation of the 33% damages cap, Isobord's maximum possible claim is CN$36,590,755.41 less unpaid contract funds due and owing to SWCL of approximately CN $5.9 million.

         Recently, the Debtors reached an agreement in principle with Isobord to settle Isobord's claims against the Debtors. Under the agreement, Isobord will withdraw all of its claims against SWEC in these bankruptcy cases and in the Canadian proceedings, without prejudice to Isobord's rights to pursue its claims against the other parties in the Canadian proceedings, including Chubb Insurance Company of Canada, an affiliate of Federal, and SWCL. If the agreement between Isobord and the Debtors is consummated, Isobord will have no claims against any of the Debtors in these bankruptcy cases. The agreement is contingent upon the confirmation of the Third Joint Plan, and if the Third Joint Plan is not confirmed, the agreement may be null and void.

         3. CanFibre of Riverside

         On or about April 1, 1997, CanFibre of Riverside Inc. ("CanFibre Riverside") and SWEC entered into a contract (the "EPC Contract") for the engineering, procurement, and construction of a medium density fibreboard facility in Riverside, California (the "Facility"). Under the terms of the EPC Contract, SWEC was to design, engineer, supply, install, construct, start-up, and commission the Facility. In return, CanFibre was to pay SWEC the fixed price of $70,000,000. On or about April 1, 1997, CanFibre Riverside and Stone & Webster Operating Corporation ("SWOC") entered into a contract for the operation and maintenance of the Facility (the "OM Contract"). Under the terms of the OM Contract, Stone & Webster Operating Corporation ("SWOC") was to perform certain operational and maintenance services with respect to the Facility. In return, CanFibre Riverside was to pay SWOC for certain reimbursable costs. On January 28, 2000, CanFibre Riverside purported to terminate the EPC Contract. CanFibre Riverside subsequently purported to terminate the OM Contract.

         On or about August 25, 2000, CanFibre Riverside filed a proof of claim (the "CanFibre Claim") against SWEC asserting a general unsecured claim in an amount in excess of $31,500,000 for an alleged breach of the EPC Contract and various other contract and tort causes of action. On October 24, 2000, CanFibre Riverside filed a petition for bankruptcy protection. On July 3, 2001, SWEC commenced an adversary proceeding in the Chapter 11 Cases against CanFibre, seeking turnover of estate property and damages arising out of the EPC Contract. On or about May 8, 2001, SWEC filed a proof of claim against CanFibre Riverside in the CanFibre Riverside bankruptcy case asserting a secured claim in the amount of $26,198,138.50 for breach of the EPC Contract, turnover of estate property, and execution upon a mechanic's lien SWEC had secured and filed on the Facility, as well as other causes of action arising out of the EPC Contract. Moreover, on or about October 23, 2001, SWOC filed a proof of claim against CanFibre Riverside in the CanFibre Riverside bankruptcy case asserting a general unsecured claim in excess of $2,000,000.00 for CanFibre Riverside's breach of the OM Contract, as well as other causes of action arising out of the OM Contract.

         After extensive negotiations among the Debtors and CanFibre Riverside, the Debtors and CanFibre Riverside achieved a global settlement of all of their claims against each other arising out of the EPC Contract, the OM Contract, and litigation over a proposed sale of CanFibre's assets. The settlement provided in pertinent part as follows: (i) SWEC made a one-time cash payment to CanFibre Riverside's bondholders in the amount of $500,000 and
(ii) the CanFibre Claim was allowed in the amount of $3,500,000 against SWEC. The Bankruptcy Court entered an order approving the settlement on November 20, 2001.

         4. CanFibre of Lackawanna

         CanFibre of Lackawanna LLC ("CanFibre Lackawanna") filed a proof of claim against SWEC on August 24, 2000, seeking in excess of $22,500,000, subsequently informally asserted to be over $27 million (the "CanFibre Lackawanna Claim"). The CanFibre Lackawanna Claim sought to recover the costs allegedly incurred by CanFibre Lackawanna to complete the facility (the "Lackawanna Facility") and for other alleged damages. On June 26, 2001, SWEC objected to the CanFibre Lackawanna Claim (the "Objection") and filed a complaint against CanFibre Lackawanna (the "Complaint"). By its Complaint, SWEC sought declaratory relief and damages in excess of $16,390,197.20 for unpaid invoices and out-of-scope work performed by SWEC on the Lackawanna Facility. Additionally, SWEC sought damages due to CanFibre Lackawanna's draw of a $3.5 million letter of credit posted by SWEC for the benefit of the Facility as well as damages related to certain unpaid invoices submitted by SWOC pursuant to the OM Contract entered into between SWOC and CanFibre Lackawanna..

         The CanFibre Lackawanna Claim and the Complaint arose from the EPC Contract between SWEC and CanFibre Lackawanna. The EPC Contract was originally executed on December 15, 1997, and was subsequently amended and re-executed on September 15, 1998. Pursuant to the EPC Contract, SWEC agreed to engineer, procure, and construct the Lackawanna Facility in Lackawanna, New York. In consideration, CanFibre Lackawanna agreed to pay SWEC a lump sum price of $71,500,000. On May 2, 2000, CanFibre Lackawanna purported to terminate the EPC Contract. According to CanFibre Lackawanna, its decision was based on SWEC's alleged inability to pay its debts, and SWEC's alleged failure to pay certain subcontractors and vendors in a timely manner.

         SWEC and CanFibre Lackawanna settled the CanFibre Lackawanna Claims, the Objection, and the Complaint. The Bankruptcy Court approved the settlement on May 21, 2002. Pursuant to the settlement, (i) CanFibre Lackawanna will have an allowed bankruptcy Claim in the amount of $2,600,000, (ii) SWEC will make a one-time cash payment to CanFibre Lackawanna in the amount of $300,000, (iii) if any mechanics' liens that relate to goods and/or services provided prior to May 2, 2000, are not expunged by SWEC by the end of September 2002, CanFibre will have an additional allowed Claim up to $1,000,000 to resolve the remaining mechanics' liens, and (iii) the Debtors will own a five percent equity interest in CanFibre Lackawanna. Left unresolved by the Settlement are certain proofs of claim and adversary proceedings filed against SWEC by various subcontractors for work related to the Lackawanna Facility. SWEC had also initiated adversary proceedings against certain of these subcontractors, the most significant of which are described below. As discussed below, the claims of CanFibre Lackawanna have been reduced by $1,200,000 in connection with the Debtors' settlement of claims with Harbourview Electric, Ltd. ("Harbourview").

         In addition to litigating with CanFibre Lackawanna, SWEC litigated with subcontractors and suppliers on the CanFibre Lackawanna project. More specifically, SWEC brought numerous lawsuits, counterclaims or otherwise objected to the claims of several dozen subcontractors and suppliers. The Debtors have resolved all of these claims. Among the largest of these claims are the claims asserted among SWEC, Harbourview and Maschinenfabrik J. Dieffenbacher GmbH & Co. ("Dieffenbacher").

         Harbourview was an electrical subcontractor for the CanFibre Lackawanna project. Harbourview filed a proof of claim against SWEC on August 24, 2000, in the amount of $2,528,751.95 asserting that it was a beneficiary of a trust under New York Lien Law. Following informal discovery, Harbourview subsequently reduced its proof of claim to $1,897,179.75. On April 27, 2001, again relying on New York Lien Law, Harbourview initiated a class action against SWEC and unnamed "John Does" for itself and purportedly all other unpaid subcontractors. On February 12 and 24, 2002, respectively, Debtors filed their Answer and then First Amended Answer and Counterclaims denying liability under New York Lien Law, and seeking recovery of $648,876.61 in preference payments to Harbourview and reduction or elimination of Harbourview's claim. After extensive negotiations and formal discovery, SWEC and Harbourview settled all of their claims. The settlement provides, in pertinent part, as follows: (i) SWEC will make a one-time cash payment of five hundred seventy-five thousand dollars ($575,000) to Harbourview; and (ii) Harbourview will have one allowed claim, deemed filed solely against SWEC, in the amount of one million two hundred thousand dollars ($1,200,000) to be contributed by CanFibre Lackawanna from claims previously authorized by the Bankruptcy Court - $500,000 to be contributed from CanFibre Lackawanna's general unsecured claim and $700,000 to be contributed from the mechanics' lien pool. CanFibre Lackawanna's claims are accordingly being reduced by the full amount of this allowed claim at no net difference to the Debtors' estates.

         Dieffenbacher supplied certain equipment for the CanFibre Lackawanna Facility. On August 18, 2000, Dieffenbacher filed proofs of claim against SWINC and SWEC in the amounts of $616,114.21, in connection with the Riverside, Lackawanna and Isobord Facilities. On October 13, 2000, Dieffenbacher amended its proofs of claim increasing the amount sought to $900,811.81. Following informal discovery, this amount was later reduced by Dieffenbacher to $494,057.08. On November 13, 2001, Dieffenbacher filed a complaint against SWEC seeking $488,572.53, in connection with the CanFibre Lackawanna project, which Dieffenbacher asserted was subject to a statutory trust arising under New York Lien Law. On February 21, 2002, SWEC filed counterclaims against Dieffenbacher, seeking, among other things, $90,337.86 for expenses allegedly incurred to modify the equipment supplied by Dieffenbacher for the CanFibre Lackawanna project, $341,629.84 for expenses allegedly incurred to modify equipment supplied by Dieffenbacher for the CanFibre Riverside project, and an order declaring that Dieffenbacher must indemnify SWEC for all costs due to defects in the equipment supplied by Dieffenbacher for the CanFibre Lackawanna project. After extensive negotiations, SWEC and Dieffenbacher settled all of their claims. The settlement provides, in pertinent part, as follows: (i) Dieffenbacher will be allowed one general unsecured claim against SWEC in the amount of one hundred thirty thousand dollars ($130,000), and (ii) SWEC will make a one-time cash payment of two hundred forty-five thousand dollars ($245,000) to Dieffenbacher. SWEC has already made the payment pursuant to the settlement.

         5. Ras Tanura

         (a) Abdullah Bugshan. On May 31, 1980, SWEC and Abdullah Said Bugshan & Brothers ("AB&B") formed Bugshan Stone & Webster Company Limited ("BS&W"), a Saudi limited liability company, which later entered into an agreement with the Saudi Arabian Oil Company ("Saudi Aramco") for the engineering, procurement, and construction of the Ras Tanura Oil Refinery Utilities Upgrade Package #2 Project (the "Ras Tanura Project") in Saudi Arabia. On August 24, 1994, BS&W subcontracted to Mohammad Al-Mo'jil Group ("MMG") various construction work relating to the Ras Tanura Project (the "MMG Contract"). During the course of MMG's performance, MMG failed to act in accordance with approved schedules and other terms of the MMG Contract, and, consequently, in June and July 1997, BS&W terminated portions of MMG's scope of work under the MMG Contract. Through arbitration (the "Arbitration"), MMG sought $62 million in damages from BS&W for added expenses and duties incurred on the Ras Tanura Project as a result of alleged delays and other wrongdoing attributable to BS&W. On or about May 21, 2001, the arbitrator entered judgment against BS&W for approximately $51 million. The Debtors understand that the arbitral award in favor of MMG was later reversed by a Saudi court. Neither BS&W nor AB&B has made any payment to MMG.

         On August 23, 2000, AB&B filed a contingent Claim for reimbursement or contribution against SWEC (the "Original AB&B Claim") alleging that SWEC is liable for at least 50% of any judgment that might result from the then-pending Arbitration and for costs incurred in defending against the Arbitration. On or about July 13, 2001, AB&B amended its proof of claim (the "Amended AB&B Claim"), which supersedes the Original AB&B Claim and contains specific dollar amounts reflecting the final arbitral award and the costs AB&B allegedly incurred in the defense of the Arbitration. Neither BS&W nor MMG has filed a proof of claim against SWEC or any affiliated Debtor. AB&B has not filed a proof of claim on behalf of MMG pursuant to Bankruptcy Rule 3005.

         The Debtors filed an objection to the Original AB&B Claim and to the Amended AB&B Claim on August 1, 2001. The bases of the Debtors' objection were that SWEC is not liable to AB&B for contribution to any award in Saudi Arabia against BS&W in favor of MMG because AB&B had not paid any such award, thus establishing a right of contribution, and because such an award would not be enforceable against AB&B or SWEC in any event.

         The Debtors and AB&B were in negotiations regarding the settlement of AB&B's claims against SWEC. These settlement negotiations involved Saudi Aramco, as described in part 5(c) below. At an omnibus hearing in the Debtors' bankruptcy cases conducted on October 3, 2002, the Debtors, AB&B, and Saudi Aramco read the terms of a tentative settlement agreement into the record. Since that time, the parties' negotiations have not resulted in a final settlement agreement, and there is no assurance a final settlement agreement will materialize. As a result, on May 6, 2003, the Debtors moved forward on their objection to AB&B's claims. On the same day, the Court entered an order disallowing AB&B's claims in their entirety. If the Debtors are unable to finalize a settlement agreement with AB&B and Saudi Aramco, litigation among the parties should be expected.

         (b) Saudi American Bank. In order to meet mobilization and general operating costs for the Ras Tanura Project, BS&W applied to the Saudi American Bank ("SAMBA") for a credit facility and several letters of credit. In order to induce SAMBA to extend credit to BS&W, SWEC guaranteed 50% of BS&W's obligations to SAMBA under a letter of guarantee dated October 11, 1994 (the "Guarantee"). On or about August 24, 2000, SAMBA filed one proof of claim and one cure claim (the "SAMBA Claims") against SWEC alleging that under the Guarantee, SWEC had outstanding financial obligations under certain letter of credit agreements (the "Letters of Credit") issued to BS&W, and under a certain promissory note (the "Promissory Note") executed by BS&W in favor of SAMBA in connection with a $35 million revolving credit facility granted by SAMBA to BS&W (the "Ras Tanura Loan"). SAMBA further alleged that SWEC had independently undertaken to pay down a one-half portion of the balance on the Ras Tanura Loan in a December 22, 1998 letter to SAMBA.

         Specifically, the SAMBA Claims purported to state a claim against SWEC for $6,728,549, allegedly representing the remainder of SWEC's guaranteed-one-half portion of the balance on the Ras Tanura Loan. Additionally, the SAMBA Claims purported to state a contingent $140,430 claim against SWEC based upon an unpaid 1997 presentment of a Letter of Credit granted by SAMBA to BS&W. Finally, the SAMBA claims purported to state a contingent $730,843 claim against SWEC based upon the outstanding balances on expired Letters of Credit granted by SAMBA to BS&W.

         The Debtors filed and later amended a complaint against SAMBA to avoid and recover preferential transfers in the amount of $1.3 million, to avoid and recover fraudulent transfers in the amount of $6.5 million, to avoid and recover an unauthorized postpetition transaction in the amount of $325,000, to avoid and recover improper setoffs in the amount of $975,000, to recover damages for violations of the automatic stay, to disallow the SAMBA Claims, to reduce the SAMBA Claims to the present value of $6.4 million as of the Petition Date, and/or to estimate part of the SAMBA Claims at $0. The Debtors obtained partial summary judgment disallowing SAMBA's $730,843 claim against SWEC based upon the outstanding balances on the expired Letters of Credit.

         Recently, the Debtors and SAMBA reached a settlement of their disputes, subject to appropriate documentation and Court approval. Under this settlement, the Debtors will make a one- time cash payment of $1 million to SAMBA, and SAMBA will have an allowed $2.5 million general unsecured claim against SWEC. Additionally, SAMBA and SWEC will waive all of their claims against each other. SAMBA, however, will not be waiving its claims against non-Debtor entities, including BS&W and Saudi Aramco. Additionally, SAMBA will continue to prosecute its claims against Shaw, which SAMBA asserts assumed SWEC's liability to SAMBA for the Ras Tanura Loan under the Asset Purchase Agreement. The Debtors do not believe that Shaw assumed any liability to SAMBA with respect to the Ras Tanura Loan, and, thus, the Debtors believe that SAMBA's claims against Shaw are without merit. To the extent that SAMBA recovers against Shaw, however, any recovery above $3 million shall reduce, dollar for dollar, SAMBA's claim against SWEC.

         (c) Saudi Aramco. On May 31, 2002, the Debtors commenced an adversary proceeding (the "Aramco Proceeding") against Saudi Aramco related to the Ras Tanura Project. Specifically, the Debtors sought a declaratory judgment that SWINC is not liable to Saudi Aramco by virtue of a SWINC guarantee of BS&W's performance of its contract with Saudi Aramco for the Ras Tanura Project (the "Ras Tanura Contract"). Additionally, SWEC sought indemnification from Saudi Aramco for amounts for which SWEC, as a shareholder of BS&W, might become liable as a result of claims brought against BS&W by MMG, as described in part 5(a) above. SWEC also sought damages for Saudi Aramco's breach of the Ras Tanura Contract and a turnover of accounts receivable related to the Ras Tanura Contract by Saudi Aramco. On September 25, 2002, Saudi Aramco filed a motion to dismiss the Aramco Proceeding, and on September 27, 2002, Saudi Aramco filed a motion to determine that the Saudi-Aramco Proceeding is a non-core proceeding and a motion to withdraw the reference.

         Settlement negotiations among Saudi Aramco, the Debtors, and AB&B for the final resolution of all claims among these entities have been pending. During the pendency of settlement negotiations, the Aramco Proceeding is stayed by stipulation of the parties. As described in part 5(a) above, the Debtors, AB&B, and Saudi Aramco read the terms of a tentative settlement agreement into the record on October 3, 2002. Since that time, the parties' negotiations have not resulted in a final settlement agreement, and there is no assurance that a final settlement agreement will materialize. If the Debtors are unable to finalize a settlement agreement with AB&B and Saudi Aramco, litigation among the parties should be expected.

         6. Environmental Claims

         In 1992 and 1994, SWINC, Stone & Webster Management and Consulting, Inc., ("SWMC") and SWEC were sued in two lawsuits seeking contribution for response costs under CERCLA based on the disposal of hazardous substances at manufacturing gas plant sites ("MGP Sites"). One lawsuit was Georgia Power Co.
v. Stone & Webster, Inc., et al., filed in the Middle District of Georgia (the "Georgia Power Action"). Another lawsuit was Blackstone Valley Electric Co. v. Stone & Webster, Inc., et al., filed in the District of Massachusetts (the "Massachusetts Action").

         SWINC and SWMC subsequently sued The Travelers Indemnity Company and the Insurance Company of America (collectively, the "Liability Insurers") seeking a declaratory judgment (the "Insurance Coverage Action") that the Liability Insurers had a duty to defend the Georgia Power Action and the Massachusetts Action (collectively, the "CERCLA Lawsuits"). On April 16, 1996, the court in the Insurance Coverage Action granted summary judgment in favor of SWMC and SWINC, requiring the Liability Insurers to defend the CERCLA Lawsuits. Stone & Webster Management Consultants, Inc., et al. v. The Travelers Indemnity Company, et al, No. 94 Civ. 6619, 1996 U.S. Dist. Lexis 4852 (S.D.N.Y. April 16, 1996). No appeal was taken from that ruling (the "Defense Ruling").

         As noted in the court's decision in the Defense Ruling, however, the Liability Insurers have raised defenses to whether they have any obligation to provide liability coverage for the CERCLA Lawsuits or any environmental damage claims. No decision is made in the Defense Ruling on whether the Liability Insurers have any liability for the underlying environmental claims.

         The CERCLA Lawsuits and related litigation were stayed upon the filing of the Chapter 11 Cases as to the Debtors. Certain proofs of claim have been filed against the Debtors asserting claims for indemnification and contribution under CERCLA by other entities named as defendants in the CERCLA Lawsuits and other similar matters pending before the Petition Date. Those claims include claims asserted by Southern Union Company ("Southern Union"), as successor in interest to Valley Gas Company, one of the defendants in the Massachusetts Action (Claim No. 2267) in the amount of $21 million plus an undetermined amount of future costs, asserted jointly and severally against SWINC, SWEC and SWMC and other similar claims filed as "unliquidated claims" (collectively, the "Environmental Claims"). Southern Union has also filed partially liquidated Environmental Claims as successor in interest to Fall River Gas Company and Providence Gas Company, and Pennsylvania Gas Company. Whether there is any insurance coverage for liability on any Environmental Claim is disputed by insurers, including the Liability Insurers and is the subject of ongoing analysis.

         In the view of the Proponents, the liability of the Debtors, if any, for the Environmental Claims is also disputed. The Debtors have substantial defenses to those claims, all of which are preserved under the Third Joint Plan. No judgments for such claims have been entered against the Debtors and all litigation against the Debtors seeking indemnification and contribution has been stayed as of the Petition Date. Further, in the Proponents' view, while some of the Environmental Claims represent expenditures for past costs and are therefore liquidated amounts, many of such claims are contingent claims for indemnification or contribution that should be disallowed under Bankruptcy Code section 502(e). To the extent any such claims are allowed, following objections to claims or estimation hearings, as appropriate, they will be treated as Allowed Class 5A: SWINC General Unsecured Claims against the Consolidated SWINC Estate if they arise from a claim allowed against the Consolidated SWINC Estate or Allowed Class 5B: SWE&C General Unsecured Claims against the Consolidated SWE&C Estate if they arise from a claim allowed against the Consolidated SWE&C Estate. To the extent such claims are allowed and there is a determination that there is insurance coverage with respect to the liability that serves as the basis of such claim, the allowed claim will be an "Insured Claim" for purposes of the Third Joint Plan.

H.       The Creditors' Committee Plan and the Equity Committee Plan

         Due to the circumstances surrounding these cases, the Debtors allowed the exclusive periods to file a plan and solicit acceptances to expire.

         1. The Creditors' Committee Plan

         On August 11, 2001, the Creditors' Committee filed its Disclosure Statement with Respect to the Consolidated Liquidation Plan Proposed by Official Committee of Unsecured Creditors of Stone & Webster, Incorporated and its Debtor Subsidiaries (the "Creditors' Committee Disclosure Statement"). The Creditors' Committee filed its Second Amended Creditors' Committee Disclosure Statement on April 12, 2002. As Exhibit A to the Creditors' Committee Disclosure Statement, the Creditors' Committee attached its Plan of Liquidation (the "Creditors' Committee Plan"). The Court held hearings on the Disclosure Statements filed with respect to the Creditors' Committee Plan, the Equity Committee Plan and the Debtors' Disclosure Statement with Respect to Joint Plan of Reorganization of (I) Stone & Webster, Incorporated and Certain of Its Subsidiaries and Affiliates and (II) Stone & Webster Engineering & Constructors, Inc. and Certain of Its Subsidiaries and Affiliates (the "Initial Disclosure Statement Hearings"); however, no order was ever entered approving the adequacy of any disclosure statement. Subsequent to the Initial Disclosure Statement Hearings, the Creditors' Committee entered into an agreement with the Debtors, Federal, and Maine Yankee and is now a co-proponent of the Third Joint Plan.

         2. The Equity Committee Plan

         On June 15, 2001, the Equity Committee filed the Plan of Reorganization of the Official Committee of Equity Holders of Stone & Webster Incorporated. Subsequently, on September 17, 2001, the Equity Committee filed a disclosure statement in connection with the Equity Committee Plan (the "Equity Committee Plan"), which disclosure statement was subsequently modified on April 5, 2002, April 15, 2002, and March 14, 2003, May 15, 2003, May 20,
2003, June 25, 2003, and July 5, 2003 (the "Equity Committee Disclosure Statement").

         As originally filed in 2001 (and as subsequently amended in April of 2002), the Equity Committee Plan provided for a nonconsolidating plan, in which all 73 Debtor entities were treated as separate entities and holders of claims against and interests in each of the 73 Debtor entities would be required to look solely from the assets of the appropriate Debtor entity for payment of their claims or interests. In the amended Equity Committee Plan filed on March 14, 2003, the Equity Committee sought approval of a consolidating plan that created two estates for voting and distribution purposes, and, thus, was similar to the Third Joint Plan proposed by the Plan Proponents. Specifically, the Equity Committee Plan, as subsequently amended on April 22, 2003, May 15, 2003, May 20, 2003, and June 25, 2003, was premised upon the partial consolidation of the Debtors into a consolidated SWINC estate and a consolidated SWE&C estate. The Equity Committee Plan, however, did not contemplate the sharing of the Pension Plan Reversion between the consolidated estates.

         At a hearing on May 20, 2003, the Court approved both the Disclosure Statement with respect to the First Joint Plan and the Equity Committee's disclosure statement with respect to the Equity Committee Plan. The Court, however, ordered the major parties in these cases, including the Debtors, the Creditors' Committee, the Equity Committee, Federal and Maine Yankee, to mediation in an attempt to resolve the disputes among the various parties. A mediation was conducted before the Honorable Erwin Katz on July 8, 2003. No global resolution of the disputes was reached at the mediation; however, as a result of that mediation and subsequent negotiations, Maine Yankee agreed to settle its claims and become a co-proponent of a further amended reorganization plan.

         Once Maine Yankee agreed to become a co-proponent of a further amended reorganization plan, the four co-proponents made a settlement offer to the Equity Committee in the hopes of reaching a global settlement of these cases. On July 25, 2003, the Equity Committee accepted the settlement offer, and as a result has agreed to withdraw the plan of reorganization it was separately pursuing and join as a co-proponent of this Third Joint Plan.

         The current Third Joint Plan reflects and explains the compromises and settlements reached by and among the five Plan Proponents and provides the means for distributions to Creditors and Interestholders in these cases.

                      IV. SUMMARY OF THE THIRD JOINT PLAN

         THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE THIRD JOINT PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE THIRD JOINT PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE THIRD JOINT PLAN, WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS APPENDIX B.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE THIRD JOINT PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE THIRD JOINT PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE THIRD JOINT PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

         THE THIRD JOINT PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE THIRD JOINT PLAN AND WILL, ON THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS AND THEIR ESTATES, REORGANIZED SWINC, THE SWINC PLAN ADMINISTRATOR, THE SWE&C LIQUIDATING TRUSTEE AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE THIRD JOINT PLAN, THE SWINC PLAN ADMINISTRATOR AGREEMENT, THE SWE&C LIQUIDATING TRUST AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE THIRD JOINT PLAN, THE SWINC PLAN ADMINISTRATOR AGREEMENT, THE SWE&C LIQUIDATING TRUST AGREEMENT, AND SUCH OTHER OPERATIVE DOCUMENTS ARE CONTROLLING.

A.       Overall Structure of the Third Joint Plan

         By the Third Joint Plan, the Plan Proponents seek to compromise and settle various disputes and issues raised by, among others, the Debtors, the Equity Committee and the Creditors' Committee and certain creditors, including Federal and Maine Yankee, regarding substantive consolidation and the allocation of the Sale Proceeds, overfunding in the Pension Plan and various intercompany claims among the Debtors. If approved, such compromises and settlements will have a significant impact on recoveries to holders of Claims and Interests, and all parties are urged to read the Third Joint Plan, Disclosure Statement and all exhibits attached thereto carefully. The primary dispute the Plan Proponents seek to settle in the Third Joint Plan is the dispute as to whether the Debtors' individual Estates should be substantively consolidated and, if so, to what extent. Under the Equity Committee Plan originally filed by the Equity Committee on June 21, 2001, no consolidation occurred and each Debtor Estate and its respective assets were separately liable for Claims against that Debtor's Estate. Under the Creditors' Committee Plan originally filed on June 15, 2001, all of the Debtors' Estates were substantively consolidated and, thus, all of the Debtors' assets were available to satisfy all of the Debtors' liabilities. Under this Third Joint Plan as well as the Debtors' previously proposed plan of reorganization, (i) the Estates of SWINC and the SWINC Subsidiaries will be substantively consolidated into the Consolidated SWINC Estate and (ii) the Estates of SWE&C and the SWE&C Subsidiaries will be substantively consolidated into the Consolidated SWE&C Estate. A list of the Debtor entities comprising each of the Consolidated SWINC Estate and the Consolidated SWE&C Estate is attached hereto as Appendix A. Moreover, the Third Joint Plan contemplates what the Plan Proponents believe to be an equitable distribution of the Cash received by the Debtors and non-Debtor subsidiaries and affiliates from the Shaw Sale and the subsequent liquidation of their remaining assets and the Reversion of the overfunded Pension Plan. As a result, distributions on account of Claims against and Interests in SWINC and the SWINC Subsidiaries will depend only on the assets and liabilities of the Consolidated SWINC Estate and distributions on account of Claims against SWE&C and the SWE&C Subsidiaries will depend only on the assets and liabilities of the Consolidated SWE&C Estate as such assets and liabilities are determined in accordance with the Third Joint Plan and the settlements embodied therein.

B.       Substantive Consolidation

         For administrative, substantive and certain equitable reasons, the Plan Proponents seek confirmation of the Third Joint Plan which is predicated upon the substantive consolidation of the Estates of SWINC and the SWINC Subsidiaries into the Consolidated SWINC Estate and the Estates of SWE&C and the SWE&C Subsidiaries into the Consolidated SWE&C Estate. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Third Joint Plan, the Plan Proponents seek Court approval of the provisions of the Third Joint Plan as a good faith compromise and settlement of all claims or controversies relating to the issue of substantive consolidation and the Substantive Consolidation Litigation. The Third Joint Plan will serve as, and will be deemed to be, a motion for entry of an order pursuant to Bankruptcy Code section 1123 and Bankruptcy Rule 9019 section (i) substantively consolidating the Estates of SWINC and the SWINC Subsidiaries and (ii) substantively consolidating the Estates of SWE&C and the SWE&C Subsidiaries.

         1. General Description

         Generally, substantive consolidation of the estates of multiple debtors in a bankruptcy case effectively combines the assets and liabilities of the multiple debtors for certain purposes under a plan. The effect of consolidation is the pooling of the assets of, and claims against, the consolidated debtors; satisfying liabilities from a common fund; and combining the creditors of the debtors for purposes of voting on reorganization plans. There is no statutory authority specifically authorizing substantive consolidation. The authority of a bankruptcy court to order substantive consolidation is derived from its general equitable powers under Bankruptcy Code section 105(a), which provides that the court may issue orders necessary to carry out the provisions of the Bankruptcy Code. Nor are there statutorily prescribed standards for substantive consolidation. Instead, judicially developed standards control whether substantive consolidation should be granted in any given case.

         2. Legal Standards for Substantive Consolidation

         The propriety of substantive consolidation must be evaluated on a case-by-case basis. In deciding whether to consolidate, in the past courts relied on the presence or absence of certain "elements" that are similar to factors relevant to piercing the corporate veil under applicable state law. More recent cases, however, while not ignoring these elements, have applied a less mechanical approach. Thus, the extensive list of elements and factors frequently cited and relied upon by some courts in determining the propriety of substantive consolidation are variations of two critical factors, namely
(1) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit, or (2) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors. Under the so-called Eastgroup test, which is an equitable test, a proponent of substantive consolidation must show that (1) there is substantial identity between the entities sought to be consolidated and (2) that consolidation is necessary to avoid some harm or realize some benefit. Once the proponent of substantive consolidation makes this showing, a presumption arises that creditors have not relied solely on the credit of one of the entities involved, and the burden shifts to an objecting creditor to show that (1) it has relied on the separate credit of one of the entities to be consolidated and (2) it will be prejudiced by substantive consolidation.

         Regardless of which of the two similar but not identical tests are utilized for determining the propriety of substantive consolidation, the "elements" enumerated in earlier cases remain relevant, but not necessarily dispositive, as to whether substantive consolidation should be granted. These elements include:

         o the degree of difficulty in segregating and ascertaining the individual assets and liabilities of the entities to be consolidated;

         o the presence or absence of consolidated financial statements among the entities to be consolidated;

         o the commingling of assets and business functions among the entities to be consolidated;

         o the unity of interests and ownership among the various entities;

         o the existence of parent and intercorporate guarantees on loans to the various entities; and

         o the transfer of assets to and from the various entities without formal observance of corporate formalities.

         3. The Substantive Consolidation Litigation

         (a) The Creditors' Committee Substantive Consolidation Motion

         In August 2001, the Creditors' Committee filed a motion seeking substantive consolidation of the Debtors' estates (the "Substantive Consolidation Motion"). In support of the Substantive Consolidation Motion and throughout these Chapter 11 Cases, the Creditors' Committee has maintained that the facts and circumstances surrounding the historical business operations of SWINC and the Subsidiary Debtors support combining the Debtors' assets and liabilities in connection with any plan of liquidation and distribution to creditors and interest holders.

         In the Substantive Consolidation Motion, the Creditors' Committee has argued that SWINC and most of its 72 Subsidiary Debtors used the same name, and did not routinely distinguish among themselves when dealing with creditors, referring to all Debtors as "Stone & Webster" or using SWINC as a proxy for Subsidiary Debtors. Additionally, in public documents the Debtors frequently described their various business interests as "divisions" or "segments" or SWINC, rather than describing them as "subsidiaries." In further support of substantive consolidation, the Creditors' Committee argued that SWINC and the Subsidiary Debtors historically had issued consolidated financial statements and filed consolidated tax returns, and that the Debtors provided only consolidated financial statements to their largest creditors.

         Additionally, the Creditors' Committee contended that SWINC, the ultimate parent of all other 72 Debtors, and its Subsidiary Debtors maintained common officers and other employees paid by SWEC during the final years before the Debtors commenced the Chapter 11 Cases. These shared employees, paid by SWEC, performed human resources, accounting, legal and risk management services for the benefit of all of the Debtors. Similarly, the Creditors' Committee contends, accounting firms, law firms, engineers, consultants and insurers rendered services to all of the Debtors paid for by SWEC, without being reimbursed by the other Debtors for their proportionate share for these services. In that regard, the Creditors' Committee challenged the accuracy of the Debtors' intercompany accounts. The Creditors' Committee also argued that the Subsidiary Debtors had common directors consisting largely, if not entirely, of their common officers, who acted at the behest of SWINC in carrying out SWINC's policies and directives. In fact, the Creditors' Committee contended that on at least one occasion, SWINC and its Subsidiary Debtors implemented a fundamental change in corporate structure and form, without first fulfilling proper corporate authorization.

         The Creditors' Committee also argued that the Debtors' centralized cash management system provided further support for substantive consolidation. Under this system, virtually all of each Debtors' funds were moved into and through centralized accounts on an as-needed basis to meet the short and long term cash requirements of all of the Debtors. Although the Debtors contend that as an outgrowth of this centralized cash management system, intercompany liabilities routinely were recorded by and between SWINC and the Subsidiary Debtors (and by and between the Subsidiary Debtors themselves) in the ordinary course of the Debtors' business, the Creditors' Committee challenged the accuracy of the intercorporate accounts and the Debtors' ability to keep and reconcile these accounts. Moreover, the Creditors' Committee contended that the Debtors never disclosed to potential and existing creditors the amount or identity of any intercorporate liabilities, and that parties considering extending credit to any particular Stone & Webster entity could not have been aware of the magnitude of alleged liabilities that the Debtors' books now reflect.

         The Creditors' Committee also asserted that each of the Debtors transferred product, services or liabilities to other Debtors on a regular basis, that these transfers were not reflected on the Debtors' books at arm's-length pricing, and that the Debtors could not then and cannot now verify that the amounts showing on the Debtors' books and records reflect balances that would exist if transactions between the Debtors had been appropriately recorded for purposes of separate company reporting. Due to the volume of transactions between SWINC and the Subsidiary Debtors, as well as the significant passage of time, the Creditors' Committee argued that it would be extraordinarily time consuming and prohibitively expensive to determine on an Estate by Estate basis the adjustments needed to approximate intercorporate balances reasonably. Even then there could be no assurance that the end product would be a fair approximation of such balances due to: (a) numerous uncertainties with respect to available historical knowledge and support documentation; and (b) complexities such as extensive acquisition and disposition activity by the Debtors.

         The Creditors' Committee also based its Substantive Consolidation Motion on the fact that Shaw paid one purchase price for all of the Debtors' assets, and, at the time of the purchase and sale, there was no allocation of the purchase price among the various Debtors. In that regard, Shaw acquired both tangible and intangible assets, and the Creditors' Committee contends that valuing numerous contracts assumed by Shaw from SWEC and other Subsidiary Debtors is virtually impossible and, in any event, likely to be a prohibitively expensive process. Accordingly, the Creditors' Committee argued that substantive consolidation is required to ensure that the sale proceeds are distributed equitably among the Debtors' creditors and interest holders.

         (b) The Equity Committee Response

         The Equity Committee opposed the relief sought by the Creditors' Committee in the Substantive Consolidation Motion, namely to consolidate all of the Debtors' estates into one single estate. In opposing the Substantive Consolidation Motion, the Equity Committee made two basic arguments. First, that as a matter of law, substantive consolidation as an equitable remedy is no longer available in chapter 11 bankruptcy proceedings. The Bankruptcy Court disagreed with that argument in its November 14, 2002 Order at Docket 3564 (the "November 14 Order") holding that substantive consolidation would be permissible as part of a plan under chapter 11 of the Bankruptcy Code. The Equity Committee has preserved its right to appeal the November 14, Order at such time as it becomes a final order.

         The Equity Committee also contended that, even if substantive consolidation were a permissible equitable remedy in chapter 11 proceedings, there would be no legal or factual basis to order substantive consolidation of any of the Debtor Subsidiaries. Since the fall of 2001, the Equity Committee had proposed a plan of liquidation, which treated each of the seventy-three
(73) Debtors as separate corporate entities.

         On March 14, 2003, the Equity Committee filed its amended Equity Plan and related Equity Disclosure Statement. Both the Equity Plan and the First Joint Plan proposed by the Plan Proponents proposed the creation of two consolidated estates: the Consolidated SWINC Estate and the Consolidated SWE&C Estate. The companies allocated to each consolidated estate under the First Joint Plan and the Equity Plan are identical. Thus, the Equity Committee no longer contended that there is a dispute regarding whether two separate consolidated estates should be formed.

         The primary difference between the Equity Plan and the First Joint Plan was that the First Joint Plan provided for a settlement of disputes concerning whether the Consolidated SWINC Estate should be further consolidated with the Consolidated SWE&C Estate, including a division of the Pension Plan Reversion, while the Equity Plan provided for no such settlement.

         (c) Debtors' Response

         The Debtors also responded to the Substantive Consolidation Motion. In connection with substantive consolidation, the Debtors argued that the facts, circumstances and equities do not justify substantive consolidation into one single estate. Instead, the Debtors contend as a reasonable compromise and settlement of the dispute over substantive consolidation that, pursuant to Bankruptcy Code section 1123(a)(5)(C) and upon confirmation of a plan of reorganization, SWINC and the 72 Subsidiary Debtors should be substantively consolidated into two estates - the Consolidated SWINC Estate and the Consolidated SWE&C Estate. The Debtors base their position on at least three significant facts: (i) the legal sponsor of the Pension Plan is SWINC;
(ii) the Nordic operating division ("Nordic") was marketed separately for sale; and (iii) at least some significant creditors appeared to rely on the separate financial wherewithal of SWINC and SWE&C.

         With respect to the Pension Plan, the Debtors agree that SWINC is presently the sole sponsor, however, prior to SWINC becoming the sole legal sponsor of the Pension Plan, each individual Debtor was a sponsor and, even after SWINC became the sole legal sponsor, the overfunded Pension Plan was carried on the books and records of SWEC. Moreover, Mercer Human Resources Consulting reported on a nonconsolidated basis by operating unit of the Debtors with respect to the Pension Plan the expenses and assets, in addition to reporting on a consolidated basis at the SWINC level in accordance with generally accepted accounting principles.

         Additionally, the Debtors believe it is significant that before the Petition Date, the Debtors separately solicited the sale of the Nordic. During this solicitation process, the Debtors eventually received bids for the purchase of Nordic. None of these bids were finalized before the Petition Date. However, when the Debtors entered into the asset purchase agreement with Jacobs, Nordic was initially carved out of the transaction, and during the postpetition sale process, the Debtors received a firm bid in excess of $75 million from a third party. At the auction, Shaw purchased Nordic as part of the overall transaction with the Debtors. As a consequence of the transaction with Shaw, substantially, if not all creditors of Nordic were paid in full. It is for these reasons that the Debtors believe that excess proceeds from the sale to Shaw could be allocated to the sale of the Nordic operating division and be made available to SWINC, as the direct parent of Nordic, either as a payment of outstanding intercompany obligations owed to SWINC or as a dividend.

         Finally, the Debtors also believe that the other significant fact supporting substantive consolidation into two estates is that major creditors of the Debtors appeared to rely on the separate financial wherewithal of SWINC and SWE&C. For example, Maine Yankee contracted with SWEC concerning the decommission of Maine Yankee's nuclear power plant in Wiscasset, Maine. Main Yankee sought and obtained from SWE&C, and later SWINC, guaranties with respect to SWEC's performance. In addition, Federal filed proofs of claim against SWE&C, S&W Construction and Rocky Flats Engineers and Constructors, LLC, as primary obligors on various agreements with Federal. In addition, Federal also asserted a claim directly against SWINC arising out of the direct claims against the primary obligors pursuant to certain General Indemnity Agreements executed between Federal and SWINC.

         (d) Creditors' Committee Response

         The Creditors' Committee argued that, notwithstanding that the Equity Committee's position that the Pension Plan documents make the overfunded Pension Plan solely a SWINC asset, the Pension Plan was carried on SWEC's balance sheets as a SWEC asset, and, thus, to the extent that any creditor could or did obtain separate financial statements for SWEC, the overfunded Pension Plan appeared to be a SWEC asset. SWINC's consolidated financial statements recognized the overfunded Pension Plan as an asset of the consolidated entities, without disclosing to creditors that SWINC claimed to have the sole entitlement to the overfunding. Moreover, the Creditors' Committee has alleged that for the last several years before the Debtors filed their bankruptcy petitions, SWINC had no employees and did not contribute to the Pension Plan and Subsidiary Debtors paid all Pension Plan expenses. Accordingly, the Creditors' Committee has argued that substantive consolidation is nonetheless required to ensure that the overfunded portion of the Pension Plan would be distributed to the Debtors' creditors and interest holders on an equitable basis.

         Furthermore, the Creditors' Committee maintained, notwithstanding the Debtors' marketing efforts with respect to Nordic, that sale proceeds attributable to the Debtors' cold-storage business, Nordic, should be consolidated with all other Debtors' assets. In support of its view, the Creditors' Committee argues that SWINC purported to purchase Nordic in 1998 for approximately $80 million, merging a pre-existing SWINC subsidiary, Commercial Cold Storage, Inc., into Nordic, and that this purchase and merger was funded through bank loans obtained with the guarantee of each Subsidiary Debtor, including SWEC. Thus, the Creditors' Committee contends that all Subsidiary Debtors bore the responsibility and liability for paying off the loans, as well as the risk of loss if SWINC, a non-operating entity, were unable to make payments on the loans. Additionally, the Creditors' Committee challenged the alleged intercompany loans between Nordic and SWINC. For these and other reasons, the Creditors' Committee asserted that as a matter of equity, SWINC cannot then deny the proceeds to the Subsidiary Debtors' creditors when they bore the risk of the Nordic purchase.

         (e) The PBGC's Response

         The Pension Benefit Guaranty Corporation ("PBGC") also filed a response to the Substantive Consolidation Motion. In its response, the PBGC argued that substantive consolidation, in a plan of reorganization or otherwise, is not appropriate against parties such as the PBGC who hold joint and several claims against multiple debtors. As such, the PBGC believes that a portion of the assets from the Consolidated SWE&C Estates and the Consolidated SWINC Estates sufficient to cover any potential claims of the PBGC with respect to the Pension Plan should be excluded from any substantive consolidation proposed by the Third Joint Plan.

         (f) Court Opinion

         On November 14, 2002, the Bankruptcy Court issued its memorandum opinion denying the Equity Committee's motion for summary judgment on the Substantive Consolidation Motion. The Bankruptcy Court rested its opinion on two principal grounds. First, the Bankruptcy Court found that long-standing judicial precedent, including Supreme Court precedent, supports a bankruptcy court's power to substantively consolidate two or more debtors. The Bankruptcy Court cited as an example the Supreme Court decision in Sampsell v. Imperial Paper & Color Corp., 313 U.S. 215 (1941), and further noted that the roots of substantive consolidation extend back to the Bankruptcy Act of 1898, 11 U.S.C. ss.ss. 1 et seq. (1976) (repealed 1978) and were acknowledged by the drafters of the Bankruptcy Code in 1978. Second, the Bankruptcy Court found clear statutory authority within the Bankruptcy Code itself for substantive consolidation. Specifically, the Bankruptcy Court held that Bankruptcy Code section 1123(a)(5)(C) authorizes a plan to substantively consolidate a debtor with one or more debtors, even where such consolidation is not done in accordance with state law. Thus, the Court held that it has the statutory authority to confirm a plan that contains a provision substantively consolidating the estates of two or more debtors. The Bankruptcy Court made no determination, however, whether substantive consolidation of the Debtors' estates is warranted in these cases.

         4. The Bases for Two Substantively Consolidated Estates

         Based on the above and many other facts and circumstances, the Plan Proponents have determined that the risks, uncertainty, expense and delay associated with continued litigation support the settlement embodied in the Third Joint Plan. The Third Joint Plan recognizes that substantive consolidation in some form is warranted in light of the criteria established by the courts in ruling on the propriety of substantive consolidation in other cases. The Plan Proponents believe that the Third Joint Plan's proposed substantive consolidation into two entities is a fair and equitable means of consolidating the Debtors, while protecting the interests of creditors who bargained for guarantees from SWINC. The compromises and settlements that comprise the Third Joint Plan allow for a potential return to equity security holders while accounting for the risk that the Court may not agree with the position of any party on the grounds for or lack of grounds to support substantive consolidation. Specifically, the Plan Proponents believe that substantive consolidation as provided for in the Third Joint Plan is appropriate under the circumstances because, among other things:

               1. The operations, business functions and financial records of the Debtors were substantially commingled, such that the assets and liabilities of the Debtors' Estates are intertwined.

               2. A separate winding down of the Debtors' Estates would entail the segregation of the commingled assets and liabilities. The exercise of disentangling the prior transactions of the individual Debtor entities, even if it could be accomplished, would be an unproductive and inequitable task that would be harmful to creditors due to the prohibitive costs and resultant delays associated with such a task.

               3. Substantive consolidation will provide for the most equitable distribution to Creditors and Interestholders. There is no identifiable Estate in the Chapter 11 Cases that has a discrete group of creditors holding Claims only against that Estate.

               4. Substantive consolidation will maximize the overall return to holders of Allowed Claims and Interests because it will avoid and eliminate the significant administrative costs and expenses that otherwise would be associated with the difficult and potentially infeasible task of liquidating each of the Debtors' Estates separately.

         In addition, the Third Joint Plan, through its various settlements and compromises, provides the holders of the Class 9A: SWINC Equity Interests, if they vote to accept the Third Joint Plan, a possible immediate payment of up to $.62 per share out of the Equity Settlement Fund. Moreover, holders of the Class 9A: SWINC Equity Interests could receive additional distributions once all assets of the Consolidated SWINC Estate are liquidated and holders of Allowed SWINC Claims and paid in full. Absent the Plan, however, there is no guarantee that owners of common stock in SWINC would receive any distribution on account of their equity interests or, if there were to be a distribution, when such distribution would occur.

         5. The Substantive Consolidation Settlement

         To avoid continued litigation with respect to Substantive Consolidation and related issues regarding the Pension Plan Reversion, the Plan Proponents propose the Third Joint Plan, which provides, among other things, that upon the Effective Date, two separate consolidated estates will be created.

         (a) The Substantive Consolidation of SWINC and the SWINC Subsidiaries

         On the Effective Date, the Estates of SWINC and the SWINC Subsidiaries shall be substantively consolidated as follows: (i) the SWINC Subsidiaries shall be merged with and into SWINC, with the surviving corporation being Reorganized SWINC, (ii) all Intercompany Claims by, between and among SWINC and the SWINC Subsidiaries shall be forgiven and eliminated,
(iii) all assets and liabilities of the SWINC Subsidiaries shall be merged or treated as if they were merged with the assets and liabilities of SWINC, (iv) any obligation of SWINC or one of the SWINC Subsidiaries and all guarantees thereof by SWINC or one of the SWINC Subsidiaries shall be deemed to be one obligation of SWINC, and (v) each Claim filed, or to be filed or allocated against SWINC or a SWINC Subsidiary shall be deemed filed only against SWINC and shall be deemed a single Claim against and a single obligation of SWINC. On the Effective Date, and in accordance with the terms of the Third Joint Plan and the consolidation of the assets and liabilities of SWINC and the SWINC Subsidiaries, all Claims based upon guarantees of collection, payment or performance made by SWINC or the SWINC Subsidiaries as to the obligations of SWINC or one of the SWINC Subsidiaries shall be released and of no further force and effect.

         (b) The Substantive Consolidation of SWE&C and the SWE&C Subsidiaries

         The Third Joint Plan contemplates and is also predicated upon the substantive consolidation of the Estates of SWE&C and the SWE&C Subsidiaries for the purposes of all actions associated with confirmation and consummation of the Third Joint Plan. On the Effective Date, the Estates of SWE&C and the SWE&C Subsidiaries shall be substantively consolidated as follows: (i) all assets and liabilities of the SWE&C Subsidiaries shall be merged or treated as if they were merged with the assets and liabilities of SWE&C, (ii) all Intercompany Claims by, between and among SWE&C and the SWE&C Subsidiaries shall be forgiven and eliminated, (iii) any obligation of SWE&C or one of the SWE&C Subsidiaries and all guarantees thereof by SWE&C or one of the SWE&C Subsidiaries shall be deemed to be one obligation of SWE&C, (iv) each Claim filed, or to be filed or allocated against SWE&C and/or a SWE&C Subsidiary shall be deemed filed only against SWE&C and shall be deemed a single Claim against and a single obligation of SWE&C, and (v) all Interests in SWE&C or any SWE&C Subsidiary shall be cancelled and the holders thereof shall not be entitled to any distribution. On the Effective Date, and in accordance with the terms of the Third Joint Plan and the consolidation of the assets and liabilities of SWE&C and the SWE&C Subsidiaries, all Claims based upon guarantees of collection, payment or performance made by SWE&C or one of the SWE&C Subsidiaries as to the obligations of SWE&C or one of the SWE&C Subsidiaries shall be released and of no further force and effect.

         (c) The Pension Plan Reversion

         Pursuant to Bankruptcy Rule 9019, under the Third Joint Plan and as part of the Substantive Consolidation Settlement, the Proponents also propose to settle certain disputes regarding the potential reversionary interest associated with the overfunded Pension Plan. Specifically, the Plan Proponents believe that the Pension Plan is presently overfunded and that upon termination of the Pension Plan in a state law dissolution of Reorganized SWINC, funds in excess of $30 million net of taxes, after all liabilities of the Pension Plan to Pension Plan participants have been satisfied, will revert to the Debtors' estates and become available for distribution to holders of Claims and Interests. As part of the Substantive Consolidation Litigation, the Equity Committee has asserted that holders of Claims against and Interests in SWINC (and any successor of SWINC) are entitled to the entire amount of the Reversion because SWINC is legal sponsor of the Pension Plan and thus has sole ownership of any Reversion. In response, the Creditors' Committee has asserted that the Reversion should be available to pay the holders of Claims against SWE&C and the SWE&C Subsidiaries and only after that would a distribution be made to holders of Equity Interests in SWINC because, among other things, the contributions to such Pension Plan were made primarily by SWE&C on behalf of certain of its employees. To avoid further litigation as to the Reversion, and as part of the Substantive Consolidation and Federal Settlement, the Proponents propose to settle all disputes regarding the Pension Plan and the Reversion as follows:

               1. In the event Class 9A: SWINC Equity Interests vote to accept the Third Joint Plan, the Reversion from the Pension Plan will be distributed as follows: (i) two-thirds (2/3) of the Reversion's first $30 million to the Consolidated SWINC Estate; (ii) one-third (1/3) of the Reversion's first $30 million to the Consolidated SWE&C Estate; and (iii) if the Reversion exceeds $30 million, an equal distribution between the Consolidated SWE&C Estate and the Consolidated SWINC Estate of any Reversion in excess of $30 million.

               2. In the event Class 9A votes to reject the Third Joint Plan, the Reversion from the Pension Plan will be distributed as follows: (i) two-thirds (2/3) of the Reversion's first $30 million to the Consolidated SWINC Estate; (ii) one-third (1/3) of the Reversion's first $30 million to the Consolidated SWE&C Estate; and (iii) if the Reversion exceeds $30 million, a distribution of seventy-five percent (75%) of any Reversion in excess of $30 million to the Consolidated SWE&C Estate and twenty-five percent (25%) of any Reversion in excess of $30 million to the Consolidated SWINC Estate.

         The Proponents believe that such a settlement is fair and equitable because, among other things, (i) prior to SWINC becoming the sole legal sponsor of the Pension Plan, each then individual Debtor was a contributing sponsor within the meaning of section 4001(a)(13) of ERISA and (ii) even after SWINC became the legal sponsor, the overfunded Pension Plan was carried on the books and records of SWEC and (iii) Mercer Human Resources Consulting reported on a nonconsolidated basis by operating unit of the Debtors with respect to Pension Plan expenses and assets in addition to reporting on a consolidated basis at the SWINC level in accordance with general accepted accounting principles.

         The PBGC contends that the Third Joint Plan should provide the following provision with respect to the Pension Plan:

                  In the event that the Pension Plan does not qualify for termination in a standard termination under 29 U.S.C. ss. 1341, Reorganized SWINC will execute a commitment under 29 C.F.R. ss. 4021.21(b)(1) to make the Pension Plan sufficient for all its benefit liabilities. The Disputed Claims Reserve will be funded sufficiently to meet that commitment.

The Plan Proponents do not agree with the PBGC's contention and do not believe such a provision would be appropriate as part of the Third Joint Plan.

C.       The Federal Settlement

         On February 18, 2002, Federal filed numerous proofs of claim in the Bankruptcy Cases, including proofs of claim 5177 and 5178 amending its prior claims against SWINC and SWEC in the amount of $371,505,215.90, of which $55,208,965.23 was liquidated (the "Federal Liquidated Claims"). The balance of $316,296,205.69 represents unliquidated claims asserted by Federal against, among others, SWINC and SWEC (the "Federal Unliquidated Claims" and, together with the Federal Liquidated Claims, the "Federal Claims"). Attached to the Federal Claim is a schedule with supporting documentation setting forth the payments made by Federal which comprise the amount of the Federal Claim (the "Federal Claim Schedule"). As set forth in the Federal Claim Schedule, the Federal Liquidated Claim arises from six separate agreements, four of which are between Federal and SWE&C as the primary obligor, one between Federal and S&W Construction, and the other between Federal and Rocky Flats Engineers and Constructors, LLC, as the respective primary obligors. In addition to asserting claims against each of the primary obligors, Federal also asserted a Claim directly against SWINC pursuant to certain General Indemnity Agreements executed between Federal and SWINC. A significant portion of the Federal Liquidated Claim, in the amount of $44 million, arises in connection with Federal's payment under certain Payment and Performance Bonds between SWEC and Federal related to Maine Yankee.

         Originally, Federal opposed the Substantive Consolidation proposed by the Creditors' Committee and was in negotiations with the Equity Committee regarding support for its plan. Subsequent to the Initial Disclosure Statement Hearing, however, the Debtors reached an agreement with Federal regarding Substantive Consolidation and the Federal Claims. That settlement provided, among other things, an opportunity for Class 9A: SWINC Equity Interests that voted to accept the First Joint Plan an immediate Cash payment of $0.50 per share. As a result of subsequent events, including, among other things, the Equity Committee's continued prosecution of a separate plan, part of the settlement was withdrawn as part of the Second Joint Plan. Under the Third Joint Plan, however, a similar opportunity exists as under the First Joint Plan.

         Specifically, the terms of the Federal Settlement are as follows:

               1. Federal will hold an Allowed Federal Claim in the amount of $52,113,000 against both the Consolidated SWINC Estate and the Consolidated SWE&C Estate and will be permitted to vote such Allowed Federal Claim as an Allowed Class 5A Claim and an Allowed Class 5B Claim. On the Effective Date, however, Federal will be deemed to have elected under Bankruptcy Code Sections 502 and 509 to receive distributions on the Allowed Federal Claim filed against the Consolidated SWINC Estate only, and any distribution on such Allowed Federal Claim shall satisfy and discharge any obligation by the Debtors on proof of claim No. 5179 filed by Lumbermens in an amount in excess of $6 million relating to potential losses by Lumbermens in connection with its issuance of surety bonds, which claim amended and superseded proofs of claim Nos. 3300 and 4491.

               2. In addition, Chubb Canada will receive a distribution of the Canadian Cash, which Cash shall be held in trust by Chubb Canada for its use in defending, settling or otherwise resolving the Isobord Litigation, as well as a transfer, conveyance, distribution, or assignment from Debtor or non-debtor affiliate insured/obligee of all insurance proceeds in excess of the Canadian Cash relating to Isobord, including, without limitation, errors and omission, efficacy, directors and officers and any other policy or bond that may provide coverage or indemnification for Isobord claims. Any Canadian Cash remaining at the conclusion of the Isobord Litigation shall be paid over to the SWE&C Liquidating Trustee to be distributed in accordance with the Third Joint Plan. The Debtors, non-debtor affiliates, the Consolidated SWINC Estate and/or Reorganized SWINC will not be permitted to settle any potentially insured Isobord claim without obtaining Federal's consent.

               3. Upon the allowance of the Federal Claims, Federal will also release any and all Claims for subrogation or other Claims it has or might have against the Consolidated SWINC Estate or the Consolidated SWE&C Estate, including but not limited to, Claims for indemnification, contribution, reimbursement or subrogation arising out of the Isobord Litigation in Canada. Federal shall have complete control of the Isobord Litigation, with complete authority to settle or otherwise resolve the Isobord Litigation without the consent or participation of any of the Debtors. While Federal will waive any Claim against the Consolidated SWINC and SWE&C Estates in connection with the Isobord Litigation, Federal is not agreeing to indemnify SWINC or any other of the Debtors from liability in connection with the Isobord Facility. Furthermore, Federal is also not waiving any of its rights or defenses as surety, either in law, in equity or under the bonds that it might have against Isobord with respect to the Isobord Facility or any related contract, but in no event will the Allowed Federal Claim exceed $52,113,000 because of the Isobord Litigation.

               4. Federal will also receive the lesser of (i) ten percent (10%) or (ii) $1,250,000 from the gross proceeds received from any insurance recovery on the claims asserted by Maine Yankee by way of transfer, conveyance, distribution or assignment from the Debtors.

               5. Finally, if Class 9A: SWINC Equity Interests vote to accept the Third Joint Plan, then upon the Consolidated SWINC Estate having made distributions in the aggregate amount of $25,000,000 to Federal, on account of the Allowed Federal Claim in Class 5A, Federal will pay to the Equity Settlement Fund, which shall be administered by the Consolidated SWINC Estate Governing Board, an amount equal to $0.50 per share to Holders of Old Common Stock as of the Equity Voting Record Date that voted to accept the Third Joint Plan (the aggregate amount of such distribution not to exceed $7,113,000). On the Effective Date, the Cash in the Equity Settlement Fund shall be distributed to holders of Allowed Class 9A:
                      SWINC Equity Interests (i.e., holders of Old Common Stock as of the Equity Voting Record Date) that voted to accept the Third Joint Plan. Federal will have no right to recoup from the Consolidated SWINC Estate any portion of the payment made to the Equity Settlement Fund from either the Consolidated SWINC Estate or the Consolidated SWE&C Estate, and the Initial Federal Distribution shall count towards the payment of the Allowed Federal Claim in Class 5A.

               6. In the event Class 9A does not vote to accept the Third Joint Plan, Federal will retain all rights against the Consolidated SWINC Estate on the Allowed Federal Claim in Class 5A in the amount of $52,113,000 for distribution purposes.

         The Federal Settlement is contingent upon confirmation of the Third Joint Plan, and will be binding on all interested parties upon approval of the Third Joint Plan, and absent the Federal Settlement, certain individual Debtors, including SWINC and SWEC could be liable to Federal in an amount that exceeds $80 million.

         United States Fidelity and Guaranty Company, St. Paul Fire and Marine Insurance Company and St. Paul Surplus Lines Insurance Company (collectively, the Non-Settling Insurers) do not consent to and oppose the assignment, conveyance, distribution or transfer of any rights under their policies, including the rights to proceeds, if any. The rights of the Non-Settling Insurers to challenge the validity, effectiveness or enforceability of any proposed assignments or transfers under their policies or applicable law are hereby expressly preserved.

D.       The Maine Yankee Settlement

         As part of the settlements embodied in the Third Joint Plan, the Plan Proponents also propose to settle disputes between the Debtors and Maine Yankee. Specifically, Maine Yankee initially filed numerous proofs of claim in the Bankruptcy Cases in the amount of $78.2 million stemming from alleged performance defaults under a decommissioning agreement related to Maine Yankee's nuclear power plant in Wiscasset, Maine. Maine Yankee's claim was ultimately capped at $64.8 million after an eight-day proceeding to address the Maine Yankee claims, of which a total of $20.8 million was estimated to be Maine Yankee's allowable claim in the SWE&C, SWINC and SWEC bankruptcy cases ($64.8 million less $44 million previously paid by Federal).

         Subsequent to the mediation conducted in July 2003, the Debtors, Federal and the Creditors' Committee reached an agreement with Maine Yankee regarding the Maine Yankee Claims. Thereafter, and as part of resolving numerous other disputes, the Equity Committee agreed to settle the Maine Yankee Claims, approval of which settlement is sought pursuant to this Third Amended Plan.

         Specifically, the terms of the Maine Yankee Settlement are as follows:

               1. Maine Yankee will hold an Allowed Maine Yankee Claim in the amount of $20,300,000 against both the Consolidated SWINC Estate and the Consolidated SWE&C Estate and will be permitted to vote such Allowed Maine Yankee Claim as an Allowed Class 5A Claim and an allowed Class 5B Claim. On the Effective Date, however, Maine Yankee will be deemed to have elected under Bankruptcy Code Sections 502 and 509 to receive distributions on the Allowed Maine Yankee Claim filed against the Consolidated SWINC Estate.

               2. If Class 9A: SWINC Equity Interests vote to accept the Third Joint Plan, SWINC shall make the Initial Maine Yankee Distribution to Maine Yankee on account of the Allowed Maine Yankee Claim in Class 5A out of which Maine Yankee will pay to the Equity Settlement Fund, which shall be administered by the Consolidated SWINC Estate Governing Board, an amount equal to $0.12 per share to Holders of Old Common Stock as of the Equity Voting Record Date that voted to accept the Third Joint Plan (the aggregate amount of any such payment cannot exceed $1,800,000). On the Effective Date, the Cash in the Equity Settlement Fund shall be distributed to holders of Allowed Class 9A: SWINC Equity Interests (i.e., holders of Old Common Stock as of the Equity Voting Record Date) that voted to accept the Third Joint Plan. Maine Yankee will not have the right to recoup from either the Consolidated SWINC Estate or the Consolidated SWE&C Estate any portion of the payment made to the Equity Settlement Fund, and the Initial Maine Yankee Distribution shall count towards the payment of the Allowed Maine Yankee Claim in Class 5A.

               3. In the event Class 9A does not vote to accept the Third Joint Plan, Maine Yankee will retain all rights against the Consolidated SWINC Estate on the Allowed Maine Yankee Claim in Class 5A in the amount of $20,300,000 for distribution purposes.

               4. The Consolidated SWINC Estate will have a contribution/ reimbursement/subrogation claim against the Consolidated SWE&C Estate in the fixed allowed amount of $16.8 million, regardless of actual cash distributions made by SWINC on the Allowed Maine Yankee Claim (the "SWINC MY Contribution Claim"), which claim shall be treated as an Allowed Class 5B: SWE&C General Unsecured Claim under the Third Joint Plan; provided, however, that in no event shall Maine Yankee be entitled to distributions in excess of $20.3 million (including, without limitation, amounts received on account of the SWINC MY Contribution Claim).

               5. Maine Yankee will have a first lien on any distributions from the Consolidated SWE&C Estate on account of the SWINC MY Contribution Claim for any amount necessary to "top up" the cash recovery by Maine Yankee against SWINC to $18.5 million, net of any payment made by Maine Yankee to the Equity Settlement Fund.

               6. Upon Maine Yankee's receipt of $18.5 million in cash (after giving effect to any payments made to the Equity Settlement Fund on account of accepting Class 9A: SWINC Equity Interests), all proceeds payable by the Consolidated SWE&C Estate on account of the SWINC MY Contribution Claim will be made to the Consolidated SWINC Estate for distribution under the Third Joint Plan.

               7. Notwithstanding any contrary provision of Article VII, Section R of the Third Joint Plan, the Debtors shall release all claims and causes of action that they or any one of them have or may have had against Maine Yankee, as of the Effective Date. Without limiting the generality of the following, Adversary Proceeding No. 02-02031 (PJW) now pending in the Court, shall be dismissed, with prejudice and without costs to any party.

         The Maine Yankee Settlement is contingent upon confirmation of the Third Joint Plan and will be binding.

E.       The Equity Settlement Fund

         The Equity Settlement Fund shall be Administered by the Consolidated SWINC Estate for the benefit of all Holders of Old Common Stock, as of the Equity Voting Record Date, who voted to accept the Third Joint Plan. The cost of administering the Equity Settlement Fund shall be paid by the Consolidated SWINC Estate. Holders of Old Common Stock as of the Equity Voting Record Date that voted to accept the Third Joint Plan shall be deemed to hold a pro rata beneficial interest in the Equity Settlement Fund, determined by the number of shares held by each Holder in relation to the total number of shares that voted to accept the Third Joint Plan.

F.       The Asbestos Trust

         As part of the Third Joint Plan, the Proponents propose a settlement of disputes between the Debtors and the Asbestos Insurance Carriers. The Asbestos Insurance Carriers have contended that they hold certain claims against the Debtors arising from the Debtors' obligations under certain insurance policies and claims handling agreements. Specifically, the Asbestos Insurance Carriers note that the Asbestos Insurance Carriers issued, before the Petition Date, liability insurance policies to one or more of the Debtors that relate to, among other things, potential liability for exposure of third parties to asbestos. The Asbestos Insurance Carriers also contend that SWEC is party to a number of pre-petition claims handling agreements, including, but not limited to the Weitz & Luxenberg Agreements, under which SWEC undertook certain obligations with respect to lawsuits brought against SWEC for personal injury based upon exposure to asbestos. The Asbestos Insurance Carriers argue that they hold claims against the Debtors because, under the insurance policies and the claims handling agreements, the Debtors promised to (i) pay certain amounts relating to defense costs, (ii) cooperate with the Asbestos Insurance Carriers in the defense of claims, and (iii) to pay certain amounts with respect to any settlements or judgments. The Asbestos Insurance Carriers finally contend that unless the Debtors provide adequate means for performance of the Debtors' ongoing obligations under the insurance policies and the claims handling agreements, such as cooperating on the defense of claims, receipt of service of process and maintaining corporate records, the Asbestos Insurance Carriers would no longer have a duty to defend or indemnify. The Debtors dispute these contentions of the Asbestos Insurance Carriers.

         In order to resolve the insurance coverage disputes, the Proponents and the Asbestos Insurance Carriers reached an agreement regarding ongoing obligations to defend and indemnify. The substance of the agreement is set forth in the Asbestos Trust Agreement.

         If and to the extent the Non-Settling Insurers - United States Fidelity and Guaranty Company, St. Paul Fire and Marine Insurance Company and St. Paul Surplus Lines Insurance Company - are Asbestos Insurance Carriers (as defined in the Third Joint Plan), they have not entered into a compromise agreement relating to Asbestos Claims. Accordingly, the terms of the Third Joint Plan and Asbestos Trust that implement compromises with certain insurers, including without limitation, Article VII(N(6) of the Third Joint Plan, do not apply to or affect the claims or rights of the Non-Settling Insurers.

G.       Reorganized SWINC and the SWE&C Liquidating Trust

         The Third Joint Plan provides that on the Effective Date, (a) each of the SWINC Subsidiaries shall be merged or deemed merged with and into SWINC and (b) the Chapter 11 Cases of the SWINC Subsidiaries shall be closed, following which any and all proceedings that were brought or could have been brought or otherwise commenced in the Chapter 11 Case of any of the SWINC Subsidiaries shall be prosecuted, brought or otherwise commenced in SWINC's Chapter 11 Case.

         Furthermore, under the Third Joint Plan, SWINC will emerge from bankruptcy and shall continue to exist as Reorganized SWINC after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws of SWINC in effect prior to the Effective Date, as amended under the Third Joint Plan. Reorganized SWINC will be authorized to engage in any lawful act for which corporations may be organized under the DGCL. Reorganized SWINC's business operations will consist of the management of the Pension Plan, including any efforts in which Reorganized SWINC may terminate the Pension Plan or transfer its sponsorship in accordance with applicable law. Although Reorganized SWINC will be fully authorized to engage in other business operations and management intends to evaluate opportunities as, when, and if they arise, Reorganized SWINC has no present intention to engage in business operations and likely will dissolve under DCGL ss.ss. 275-282 of the Delaware General Corporations Law.

         The Third Joint Plan also provides that on the Effective Date, (a) each of the SWE&C Subsidiaries shall be merged or deemed merged with and into SWE&C and (b) the Chapter 11 Cases of the SWE&C Subsidiaries shall be closed, following which any and all proceedings that were brought, could have been brought or otherwise commenced in the Chapter 11 Case of any of the SWE&C Subsidiaries shall be prosecuted, brought or otherwise commenced in SWE&C's Chapter 11 Case.

         Furthermore, under the Third Joint Plan, on the Effective Date or as soon thereafter as the SWE&C Liquidating Trustee determines is appropriate, SWE&C and the SWE&C Subsidiaries shall be dissolved. If necessary or appropriate, the SWE&C Liquidating Trustee shall file a certificate of dissolution for SWE&C and/or the SWE&C Subsidiaries and shall take all other actions necessary or appropriate to effect the dissolution of SWE&C and the SWE&C Subsidiaries under applicable state law.

         SWE&C and the SWE&C Subsidiaries are liquidating, and they will not be conducting any business operations following confirmation and consummation of the Third Joint Plan. In connection with the liquidation of SWE&C and the SWE&C Subsidiaries, the SWE&C Liquidating Trust will be formed for the benefit of holders of Claims against the Consolidated SWE&C Estate. Upon confirmation and consummation of the Third Joint Plan, Claims against the Consolidated SWE&C Estate will receive beneficial interests in the SWE&C Liquidating Trust, entitling the holder thereof to receive distributions, as, when and if available, of funds or other assets held by the SWE&C Liquidating Trust. The SWE&C Liquidating Trust will distribute any amounts available for distribution to the holders of Claims against the Consolidated SWE&C Estate in accordance with the Third Joint Plan. Beneficial interests in the SWE&C Liquidating Trust will not be certificated and will be non-transferrable, except by operation of law. The SWE&C Liquidating Trust will terminate on the earlier of (i) the tenth (10) anniversary of the Confirmation Date or (ii) the distribution of all property in accordance with the terms of the SWE&C Liquidating Trust Agreement.

         Under the Third Joint Plan, Reorganized SWINC will issue three classes of securities. First, Reorganized SWINC will issue 100 shares of Reorganized SWINC New Common Stock to the SWE&C Liquidating Trustee to be held for the benefit of holders of Claims against the Consolidated SWE&C Estate. Under Article VIII.B of the Third Joint Plan, the SWE&C Liquidating Trustee has granted an irrevocable proxy to the Board of Directors of Reorganized SWINC for the limited purpose of permitting the Board to vote the shares of Reorganized SWINC New Common Stock, at its discretion, in favor of the dissolution of Reorganized SWINC. The SWE&C Liquidating Trustee will not be entitled to transfer or otherwise distribute the Reorganized SWINC New Common Stock, including to the beneficiaries of the SWE&C Liquidating Trust. Second, Reorganized SWINC will issue one share of Reorganized SWINC New Series A Preferred Stock to the Consolidated SWINC Estate to be held for the benefit of holders of certain Claims against and Interests in the Consolidated SWINC Estate. The Reorganized SWINC New Series A Preferred Stock will have a liquidation preference equal to (i) from the Reversion either (x) two-thirds (2/3) of the first $30 million of funds generated from the Reversion of the Pension Plan plus 50% of any funds generated from the Reversion in excess of $30 million or (y) in the event that Class 9A: SWINC Equity Interests vote to reject the Third Joint Plan, twenty-five percent (25%) of any funds generated from the Reversion in excess of $30 million; and (ii) 100% of the funds generated from the liquidation of any additional assets, other than the Reversion, of Reorganized SWINC. Finally, Reorganized SWINC will issue one share of Reorganized SWINC New Series B Preferred Stock to the SWE&C Liquidating Trustee to be held for the benefit of holders of Claims against SWE&C. The Reorganized SWINC New Series B Preferred Stock will have an aggregate liquidation preference equal to either (i) one-third (1/3) of the first $30 million in proceeds generated from the Reversion plus 50% of any funds generated from the Reversion in excess of $30 million or (ii) in the event Class 9A: SWINC Equity Interests vote to reject the Third Joint Plan, seventy-five percent (75%) of any funds generated from the Reversion in excess of $30 million.

         Upon the anticipated dissolution of Reorganized SWINC pursuant to the DGCL, any amounts available for distribution will be distributed in accordance with the liquidation preferences set forth in New Series A and B Preferred Stock. There can be no assurance, however, that the amounts available for distribution upon any dissolution of Reorganized SWINC will be sufficient to fully satisfy these obligations.

H.       Classification and Treatment of Claims and Interests

         Bankruptcy Code section 1122 requires that a plan of reorganization classify the claims of a debtor's creditors and the interests of its equity holders. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class.

         The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. The Plan Proponents believe that they have complied with such standard. If the Court finds otherwise, however, it could deny confirmation of the Third Joint Plan if the Claimholders and Interestholders affected do not consent to the treatment afforded them under the Third Joint Plan.

         The Proponents believe that they have classified all Claims and Interests in compliance with the requirements of Bankruptcy Code section 1122, and that the Third Joint Plan provides the best and most prompt possible recovery to the holders of Claims and Interests. If a Claimholder or Interestholder challenges such classification of Claims or Interests and the Court finds that a different classification is required for the Third Joint Plan to be confirmed, the Proponents, to the extent permitted by the Court, intend to make such modifications to the classifications of Claims or Interests under the Third Joint Plan to provide for whatever classification might be required by the Court for confirmation. UNLESS SUCH MODIFICATION OF CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE THIRD JOINT PLAN BY ANY HOLDER OF A CLAIM OR INTEREST PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE THIRD JOINT PLAN'S TREATMENT OF SUCH HOLDER OF A CLAIM OR INTEREST REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

         Procedures for the distribution of Cash pursuant to the Third Joint Plan, including matters that are expected to affect the timing of the receipt of distributions by holders of Claims in certain Classes and that could affect the amount of distributions ultimately received by such holders, are described in Article IV.G - "SUMMARY OF THE THIRD JOINT PLAN - Distributions Under the Third Joint Plan."

         In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims (including Professional Fee Claims) and Priority Tax Claims have not been classified.

         1. General Administrative Claims

         General Administrative Claims are Claims that are incurred in the ordinary course of business during the Chapter 11 Cases that are not allocated to either the Consolidated SWINC Estate or the Consolidated SWE&C Estate shall be paid in the ordinary course of business in accordance to the terms and conditions of any agreements relating thereto out of available funds prior to distributions being made to the Consolidated SWINC Estate and the Consolidated SWE&C Estate.

         (a) General Professional Fee Claims

         General Professional Fee Claims are Administrative Claims for compensation of Professionals or other entities for professional services rendered or expenses incurred in the Chapter 11 Cases on or before the Effective Date. All payments to Professionals for Professional Fee Claims will be made in accordance with the procedures established in the Bankruptcy Code, the Bankruptcy Rules, the United States Trustee Guidelines and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. The Bankruptcy Court will review and determine all applications for compensation for services rendered and reimbursement of costs.

         2. Treatment of Claims Against and Interests in the Consolidated SWINC Estate

         (a) Unclassified Claims

         (i) SWINC Administrative Claims

         The Third Joint Plan provides that SWINC Administrative Claims, if any, are unimpaired.

         SWINC Administrative Claim means a Claim against SWINC or a SWINC Subsidiary for payment of an administrative expense of a kind specified in Bankruptcy Code sections 503(b) or 1114(e)(2) and entitled to priority pursuant to Bankruptcy Code section 507(a)(1), including, but not limited to,
(a) the actual, necessary costs and expenses incurred after the Petition Date of preserving the SWINC Estates and operating the businesses of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930 and (d) all Allowed Claims pursuant to a Final Order of the Court under Bankruptcy Code section 546(c)(2)(A).

         As of June 30, 2003, the books and records of SWINC and the SWINC Subsidiaries reflected unpaid SWINC Administrative Claims in the approximate amount of $5.3 million, consisting of primarily accrued but unpaid professional fees (the total amount of the professional fees already paid total $16.8 million and includes fees paid to professionals retained under Bankruptcy Code sections 327(a) and (e) and professionals retained in the ordinary course pursuant to court order). Assuming confirmation in October of 2003, SWINC and the SWINC Subsidiaries estimate that the aggregate amount of Allowed SWINC Administrative Claims in their Chapter 11 Cases, including, among other things, professional fees previously paid pursuant to the Professional Fee Order, will be approximately $27.8 million.

         Each holder of an Allowed SWINC Administrative Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed SWINC Administrative Claim (a) Cash equal to the unpaid portion of such Allowed SWINC Administrative Claim or (b) such other treatment as to which the SWINC Plan Administrator and such holder shall have agreed upon in writing.

         (ii) SWINC Priority Tax Claims

         SWINC Priority Tax Claim means a Claim against SWINC or a SWINC Subsidiary that is entitled to priority pursuant to Bankruptcy Code section 507(a)(8).

         The Third Joint Plan provides that Priority Tax Claims, if any, are unimpaired. Each holder of an Allowed SWINC Priority Tax Claim shall be entitled to receive on account of such Allowed SWINC Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed SWINC Priority Tax Claim, (i) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) a single Cash payment to be made on the Effective Date or as soon as practicable thereafter in an amount equivalent to the amount of such Allowed Priority Tax Claim, or (iii) such other treatment as to which SWINC or the SWINC Plan Administrator and such holder shall have agreed upon in writing.

         (b) Unimpaired Classes

         (i) Class 1A: Secured Claims

         (1) Class 1A.1: SWE&C Setoff Claim

         SWE&C Setoff Claim means the Intercompany Claim of the Consolidated SWE&C Estate against the Consolidated SWINC Estate. Under the Third Joint Plan, on the Effective Date the Class 1A.1: SWE&C Setoff Claim held by the Consolidated SWE&C Estate shall be deemed offset against the Class 7B: SWINC Intercompany Claim by the Consolidated SWINC Estate, resulting in a net Allowed Class 7B: SWINC Intercompany Claim in the approximate amount of $20 million As a result, the Allowed Class 1A.1: SWE&C Setoff Claim shall be deemed satisfied in full.

         (2) Class 1A.2: Miscellaneous Secured Claims

         Miscellaneous Secured Claims means all Secured Claims against SWINC or any SWINC Subsidiary other than the SWE&C Setoff Claim. Under the Third Joint Plan, on the Effective Date, each holder of an Allowed Class 1A.2: SWINC Miscellaneous Secured Claims shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 1A.2: SWINC Miscellaneous Secured Claim either (a) Cash equal to the unpaid portion of such Allowed Class 1A.2: SWINC Miscellaneous Secured Claim or (b) such other treatment as the SWINC Plan Administrator and such holder shall have agreed upon in writing.

         (ii) Class 2A: SWINC Other Priority Claims

         SWINC Other Priority Claim means a Claim against SWINC or any SWINC Subsidiary entitled to priority pursuant to Bankruptcy Code section 507(a) other than a SWINC Administrative Claim or SWINC Priority Tax Claim. Under the Third Joint Plan, each holder of such an Allowed Class 2A: SWINC Other Priority Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2A: SWINC Other Priority Claim (a) Cash equal to the unpaid portion of such Allowed Class 2A: SWINC Other Priority Claim or (b) such other treatment as to which the SWINC Plan Administrator and such holder shall have agreed upon in writing.

         (c) Impaired Classes of Claims and Interests

         (i) Class 3A: SWINC Asbestos Claims

         SWINC Asbestos Claims means all Asbestos Claims asserted against SWINC or the SWINC Subsidiaries. Under the Third Joint Plan, as of the Effective Date, liability, if any, for all Asbestos Claims against SWINC or the SWINC Subsidiaries shall be automatically and without further act or deed be deemed assumed by and shall be the sole responsibility of the Asbestos Trust. Each holder of an Allowed Class 3A: SWINC Asbestos Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 3A: SWINC Asbestos Claim (a) its Pro Rata share of the Asbestos Trust Assets (set forth in Article VII.L of the Third Joint Plan), subject to the terms and conditions of the Asbestos Trust Agreement or (b) such other treatment as to which the Asbestos Trustee and the holder of such Allowed Class 3A: Asbestos Claim shall have agreed upon in writing.

         Under the Third Joint Plan, Allowed Class 3A: SWINC Asbestos Claims are characterized as impaired because the Proponents are unable to determine whether the Available Asbestos Trust Cash plus any Insurance Proceeds with respect to a specific Allowed Class 3A: SWINC Asbestos Claim will be adequate to pay all Allowed Class 3A: SWINC Asbestos Claims in full. In over 15 years of liquidating Asbestos Claims, the Asbestos Insurance Coverage available to the Debtors has been more than adequate to satisfy such claims. Under a pre-petition arrangement with the Asbestos Insurance Carriers, the Debtors also agreed to contribute a certain percentage towards the liquidation and indemnification of Asbestos Claims. In addition, SWEC entered into two pre-petition settlement agreements (as more specifically defined in the Third Joint Plan, the "Weitz & Luxenberg Agreements") with the law firm of Weitz & Luxenberg, P.C., that provide the basis for resolving pending asbestos-related personal injury claims that have been filed and future asbestos- related personal injury claims that were filed since January 11, 1995 or may be filed in the future. The Debtors will assume the Weitz & Luxenberg Agreements in connection with the Third Joint Plan. To date, the amount of cash funds paid out by the Debtors in connection with Asbestos Claims is less than the amount to be contributed by the Debtors to the Asbestos Trust. The Proponents also believe that Asbestos Claims, if any, are Claims properly asserted only against the Debtors in the Consolidated SWE&C Estate and that there will be no Allowed Asbestos Claims at the Consolidated SWINC Estate. Out of an abundance of caution, however, the Proponents have provided a class for treatment of asbestos claims against SWINC, Class 3A: SWINC Asbestos Claims, in the event that any such claims are eventually Allowed. The Proponents believe, therefore, based on the Debtors' historical liability for Asbestos Claims and an understanding of the Asbestos Insurance Coverage, that the holder of Class 3A Allowed Asbestos claims will receive from the Available Asbestos Trust Cash and the Insurance Proceeds at least the same percentage recovery as they would receive if they held Allowed Claims in Class 5A: SWINC General Unsecured Claims and as much as the holder would be entitled to under the Weitz & Luxenberg Agreements. Weitz & Luxenberg, counsel for certain of the Asbestos Claimants, believes that the Asbestos Claims may be understated and that the recovery to Class 3A: SWINC Asbestos Claims actually may be less than what the Asbestos Claimants would receive as Class 5A: SWINC General Unsecured Claims, however, a determination cannot be made at this time because Weitz & Luxenberg has not been able to review all of the Asbestos Insurance Policies. Accordingly, the Proponents of the Third Joint Plan have characterized the Class 3A: SWINC Asbestos Claims as impaired and seek a vote of the Class 3A to bind all members of Class 3A: SWINC Asbestos Claims to the treatment of such Claims proposed in the Third Joint Plan. In the event that the Proponents are unable to confirm the Third Joint Plan with the Class 3A: SWINC Asbestos Claims, the Proponents reserve their right to modify the Third Joint Plan to seek confirmation of a Third Joint Plan wherein the Class 3A: SWINC Asbestos Claims are combined with and treated the same as Class 5A: SWINC General Unsecured Claims.

         (ii) Class 4A: SWINC Convenience Claims

         SWINC Convenience Claims are Allowed SWINC General Unsecured Claims that elect to receive in full satisfaction, release and discharge of and in exchange for such Allowed Class 5A: SWINC General Unsecured Claim, the lesser of $1,000 or 50% of their Allowed Class 5A: SWINC General Unsecured Claims. Under the Third Joint Plan, on the Effective Date, each holder of an Allowed Class 5A: SWINC General Unsecured Claim that elects to be treated as a holder of a Class 4A: SWINC Convenience Class Claim shall receive in full satisfaction, release and discharge of and in exchange for such Allowed Class 5A: SWINC General Unsecured Claim, the lesser of $1,000 or 50% of its Allowed Class 5A: SWINC General Unsecured Claim. Only holders of Class 5A: SWINC General Unsecured Claims who vote in favor of the Third Joint Plan may elect to have their claim treated as a Class 4A: SWINC Convenience Claim.

         (iii) Class 5A: SWINC General Unsecured Claims

         SWINC General Unsecured Claim means a Claim against SWINC that is not a SWINC Administrative Claim, SWINC Priority Tax Claim, SWINC Other Priority Claim, SWINC Secured Claim, SWINC Securities Claim, SWINC Asbestos Claim, SWINC Convenience Claim, SWINC Intraestate Claim, or SWINC Subordinated Claim. Under the Third Joint Plan, on the Effective Date, each holder of an Allowed Class 5A: SWINC General Unsecured Claim shall receive its Pro Rata share of the Initial Class 5A Distribution Amount. On each ensuing Semi-Annual Distribution Date, each holder of an Allowed Class 5A: SWINC General Unsecured Claim shall receive its Pro Rata share of the Semi-Annual Class 5A Distribution Amount.

         (iv) Class 6A: SWINC Intraestate Claims

         SWINC Intraestate Claim means an Intercompany Claim between SWINC and any SWINC Subsidiary. Under the Third Joint Plan, in connection with, and as a result of, the substantive consolidation of SWINC and the SWINC Subsidiaries into the Consolidated SWINC Estate, all Class 6A: SWINC Intraestate Claims shall be forgiven and cancelled as of the Effective Date and the holders of Class 6A: SWINC Intraestate Claims shall not be entitled to and shall not receive or retain any property or interest on account of such Claims.

         (v) Class 7A: SWINC Subordinated Claims

         Subordinated SWINC Claim means a Subordinated Claim against SWINC or any SWINC Subsidiary subordinated pursuant to a Final Order under Bankruptcy Code section 510(c). Under the Third Joint Plan, upon the payment in full of the Allowed Class 4A: SWINC Convenience Class Claims and the Allowed Class 5A:
SWINC General Unsecured Claims or as soon thereafter as is practicable, each holder of an Allowed Class 7A: SWINC Subordinated Claim shall receive its Pro Rata share of the Initial Class 7A Distribution Amount, if any. On each ensuing Semi-Annual Distribution Date, each holder of an Allowed Class 7A:
SWINC Subordinated Claim shall receive its Pro Rata share of the Semi-Annual Class 7A Distribution Amount.

         (vi) Class 8A: SWINC Securities Claims

         SWINC Securities Claim means (a) any claim or demand whenever and wherever arising or asserted against SWINC or any SWINC Subsidiary, their predecessors, successors, or their present or former officers, directors or employees and (b) any debt, obligation or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured), whenever and wherever arising or asserted, of SWINC or any SWINC Subsidiary, their predecessors, successors, or their present or former officers, directors or employees (including, but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty); in either case (a) and (b) for, relating to, or arising by reason of, directly or indirectly, the ownership of Old Securities, including, but not limited to, any Claim subject to subordination under Bankruptcy Code section 510(b).

         Under the Third Joint Plan, upon the payment in full of Allowed Class 4A: SWINC Convenience Class Claims, Allowed Class 5A: SWINC General Unsecured Claims, and Allowed Class 7A: SWINC Subordinated Claims, each holder of an Allowed Class 8A: SWINC Securities Claim (less any insurance proceeds actually received and retained by such holder in respect of such Allowed Class 8A:
SWINC Securities Claim) shall receive its Pro Rata share (as diluted by Allowed Class 9A: SWINC Equity Interests) of (i) the remaining Available Cash in the SWINC Disputed Claims Reserve and (ii) any amounts remaining that were paid to the SWINC Plan Administrator as a liquidation preference with respect to the SWINC New Series A Preferred Stock after all Allowed Class 4A: SWINC Convenience Class Claims, Allowed Class 5A: SWINC General Unsecured Claims and Allowed Class 7A: SWINC Subordinated Claims have been satisfied. On each ensuing Semi-Annual Distribution Date, each holder of an Allowed Class 8A:
SWINC Securities Claim shall receive its Pro Rata share (as diluted by Allowed Class 9A: SWINC Equity Interests) of the remaining Available Cash in the SWINC Disputed Claims Reserve and remaining Available Cash paid to the Consolidated SWINC Estate as the liquidation preference with respect to the SWINC New Series A Preferred Stock. Upon receipt by the holder of an Allowed Class 8A:
SWINC Securities Claim of any amounts distributed under the Third Joint Plan in respect of such claim, such holder shall be deemed to have assigned to the Consolidated SWINC Estate all rights of the holder to recover such amounts from the applicable insurer.

         (vii) Class 9A: SWINC Equity Interests

         In the event that Class 9A: SWINC Equity Interests vote to accept the Third Joint Plan, then on the Effective Date, each holder of an Allowed SWINC Equity Interest that votes to accept the Third Joint Plan shall receive $0.12 per share of Old Common Stock held by such holder from the Equity Settlement Fund on account of Maine Yankee's contribution to the Equity Settlement Fund from the Initial Maine Yankee Distribution, as provided in Article XIII.G of the Third Joint Plan. In addition, once Federal has received the Minimum Federal Distribution, Federal shall make its contribution to the Equity Settlement Fund, as provided in Article XIII.G of the Joint Plan, and as soon thereafter as is practicable, each holder of an Allowed SWINC Equity Interest that votes to accept the Third Joint Plan shall receive $.50 per share of Old Common Stock held by such holder from the Equity Settlement Fund on account of Federal's contribution to the Equity Settlement Fund from the Minimum Federal Distribution. The Equity Settlement Fund shall be administered by the Consolidated SWINC Estate Governing Board. In addition, upon the payment in full of the Allowed Class 5A: SWINC General Unsecured Claims, the Allowed Class 4A: SWINC Convenience Class Claims, and the Allowed Class 7A: SWINC Subordinated Claims, each holder of an Allowed Class 9A: SWINC Equity Interest shall receive its Pro Rata share (as may be diluted by Allowed Class 8A: SWINC Securities Claims) of (i) the remaining Available Cash in the SWINC Disputed Claims Reserve and (ii) any amounts remaining that were paid to the Consolidated SWINC Estate as a liquidation preference with respect to the SWINC New Series A Preferred Stock after all Allowed Class 4A: SWINC Convenience Class Claims, Allowed Class 5A: SWINC General Unsecured Claims and Allowed Class 7A: SWINC Subordinated Claims have been satisfied. On each ensuing Semi- Annual Distribution Date, each holder of an Allowed Class 9A:
SWINC Equity Interest shall receive its Pro Rata share (as may be diluted by Allowed Class 8A: SWINC Securities Claims) of the remaining Available Cash paid to the Consolidated SWINC Estate as the remaining liquidation preference with respect to the SWINC New Series A Preferred Stock.

         In the event that Class 9A: SWINC Equity Interests vote to reject the Third Joint Plan, then, upon the payment in full of the Allowed Class 5A:
SWINC General Unsecured Claims, the Allowed Class 4A: SWINC Convenience Class Claims, and the Allowed Class 7A: SWINC Subordinated Claims, each holder of an Allowed Class 9A: SWINC Equity Interest shall receive its Pro Rata share (as may be diluted by Allowed Class 8A: SWINC Securities Claims) of (i) the remaining Available Cash in the SWINC Disputed Claims Reserve and (ii) any amounts remaining that were paid to the Consolidated SWINC Estate as a liquidation preference with respect to the SWINC New Series A Preferred Stock after all Allowed Class 4A: SWINC Convenience Class Claims, Allowed Class 5A:
SWINC General Unsecured Claims and Allowed Class 7A: SWINC Subordinated Claims have been satisfied.. On each ensuing Semi-Annual Distribution Date, each holder of an Allowed Class 9A: SWINC Equity Interest shall receive its Pro Rata share (as may be diluted by Allowed Class 8A: SWINC Securities Claims) of the and remaining Available Cash paid to the Consolidated SWINC Estate as the liquidation preference with respect to the SWINC New Series A Preferred Stock.

         On the Effective Date, all Old Common Stock and Old Common Stock Options will be canceled. Holders of Allowed Class 9A Equity Interests as of the Effective Date shall be deemed to hold a pro rata beneficial interest in the assets of the Consolidated SWINC Estate after payment in full of the Allowed Class 5A: SWINC General Unsecured Claims, the Allowed Class 4A: SWINC Convenience Class Claims, and the Allowed Class 7A: SWINC Subordinated Claims, as provided in the Third Joint Plan. Only Holders of Old Common Stock as of the Equity Voting Record Date that voted to accept the Third Joint Plan shall be deemed to hold a pro rata beneficial interest in the Equity Settlement Fund.

         (viii) Class 10A: SWINC Subsidiary Interests

         SWINC Subsidiary Interest means any and all Interests in a SWINC Subsidiary. Under the Third Joint Plan, in connection with, and as a result of, the substantive consolidation of SWINC and the SWINC Subsidiaries into the Consolidated SWINC Estate, all Interests in the SWINC Subsidiaries shall be deemed cancelled as of the Effective Date and the holders of Class 10A: SWINC Subsidiary Interests shall not be entitled to and shall not receive or retain any property or interest on account of such Interests.

         3. Treatment of Claims Against and Interests in the Consolidated SWE&C Estates

         (a) Unclassified Claims

         (i) SWE&C Administrative Claims

         SWE&C Administrative Claim means a Claim against SWE&C or any SWE&C Subsidiary for payment of an administrative expense of a kind specified in Bankruptcy Code sections 503(b) or 1114(e)(2) and entitled to priority pursuant to Bankruptcy Code section 507(a)(1), including, but not limited to,
(a) the actual, necessary, costs and expenses, incurred after the Petition Date, of preserving the SWE&C Estates and operating the businesses of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930 and (d) all Allowed Claims pursuant to a Final Order of the Court under Bankruptcy Code section 546(c)(2)(A).

         As of June 30, 2003, the books and records of SWE&C and the SWE&C Subsidiaries reflected unpaid SWE&C Administrative Claims in the approximate amount of $4.2 million, consisting of primarily accrued but unpaid professional fees (the total amount of professional fees already paid total $21.5 million and includes fees paid to professionals retained under Bankruptcy Code sections 327(a) and (e) and professionals retained in the ordinary course pursuant to court order). Assuming confirmation in October of 2003, SWE&C and the SWE&C Subsidiaries estimate that the aggregate amount of Allowed SWE&C Administrative Claims in their Chapter 11 Cases, including, among other things, professional fees previously paid pursuant to the Professional Fee Order, will be approximately $38.1 million.

         Under the Third Joint Plan, on, or as soon as reasonably practicable after, the later of (i) the Effective Date or (ii) the first Semi-Annual Distribution Date after the date an Administrative Claim becomes an Allowed SWE&C Administrative Claim, each holder of an Allowed SWE&C Administrative Claim shall receive a beneficial interest in the SWE&C Liquidating Trust entitling such holder to receive in full satisfaction, release and discharge of and in exchange for such Allowed SWE&C Administrative Claim (a) Cash equal to the unpaid portion of such Allowed SWE&C Administrative Claim or (b) such other treatment as to which SWE&C and/or the SWE&C Liquidating Trustee and such holder shall have agreed upon in writing.

         (ii) SWE&C Priority Tax Claims

         SWE&C Priority Tax Claim means a Claim against SWE&C or a SWE&C Subsidiary that is entitled to priority pursuant to Bankruptcy Code section 507(a)(8).

         Under the Third Joint Plan, each holder of an Allowed SWE&C Priority Tax Claim, at the sole option of the SWE&C Liquidating Trustee, shall be entitled to receive a beneficial interest in the SWE&C Liquidating Trust entitling such holder to receive in full satisfaction, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) a single Cash payment to be made on the Effective Date or as soon as practicable thereafter in an amount equivalent to the amount of such Allowed SWE&C Priority Tax Claim, or (iii) such other treatment as to which the SWE&C Liquidating Trustee and such holder shall have agreed upon in writing.

         (b) Unimpaired Classes of Claims and Interests

         (i) Class 1B: SWE&C Miscellaneous Secured Claims

         SWE&C Miscellaneous Secured Claims means all Secured Claims against SWE&C or any SWE&C Subsidiary. The Third Joint Plan provides that on the Effective Date, each holder of Allowed Class 1B: SWE&C Miscellaneous Secured Claims shall receive either (a) Cash equal to the unpaid portion of such Allowed SWE&C Miscellaneous Secured Claim or (b) such other treatment as to which the SWE&C Liquidating Trustee and the holder of such Allowed Class 1B:
SWE&C Miscellaneous Secured Claim agree to in writing.

         (ii) Class 2B: SWE&C Other Priority Claims

         SWE&C Other Priority Claim means a Claim against SWE&C or any SWE&C Subsidiary entitled to priority pursuant to Bankruptcy Code section 507(a) other than a SWE&C Administrative Claim or SWE&C Priority Tax Claim. Under the Third Joint Plan, each holder of an Allowed Class 2B: SWE&C Other Priority Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2B: SWE&C Other Priority Claim either
(a) Cash equal to the unpaid portion of such Allowed Class 2B: SWE&C Other Priority Claim or (b) such other treatment as to which the SWE&C Liquidating Trustee and the holder of such Allowed SWE&C Other Priority Claim shall have agreed upon in writing.

         (c) Impaired Classes of Claims and Interests

         (i) Class 3B: SWE&C Asbestos Claims

         SWE&C Asbestos Claim means all Asbestos Claims asserted against SWE&C or any SWE&C Subsidiary. Under the Third Joint Plan, as of the Effective Date, liability, if any, for all Asbestos Claims against SWE&C or the SWE&C Subsidiaries shall be automatically and without further act or deed assumed by and shall be the sole responsibility of the Asbestos Trust. Each holder of an Allowed Class 3B: SWE&C Asbestos Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 3B: SWE&C Asbestos Claim (a) its Pro Rata share of the Asbestos Trust Assets (set forth in Article VII.L. of the Third Joint Plan), subject to the terms and conditions of the Asbestos Trust Agreement or (b) or such other treatment as to which the Asbestos Trustee and such holder shall have agreed upon in writing.

         Under the Third Joint Plan, Allowed Class 3B: SWE&C Asbestos Claims are characterized as impaired because the Proponents are unable to determine whether the Available Asbestos Trust Cash plus any Insurance Proceeds with respect to a specific Allowed Class 3B: SWE&C Asbestos Claim will be adequate to pay all Allowed Class 3B: SWE&C Asbestos Claims in full. In over 15 years of liquidating Asbestos Claims, the Asbestos Insurance Coverage available to the Debtors has been more than adequate to satisfy such claims. Under a pre-petition arrangement with the Asbestos Insurance Carriers, the Debtors also agreed to contribute a certain percentage towards the liquidation and indemnification of Asbestos Claims. In addition, SWEC entered into two pre-petition settlement agreements (as more specifically defined in the Third Joint Plan, the "Weitz & Luxenberg Agreements") with the law firm of Weitz & Luxenberg, P.C., that provide the basis for resolving pending asbestos-related personal injury claims that have been filed and future asbestos- related personal injury claims that were filed since January 11, 1995 or may be filed in the future. The Debtors will assume the Weitz & Luxenberg Agreements in connection with the Third Joint Plan. To date, the amount of cash funds paid out by the Debtors in connection with Asbestos Claims is less than the amount to be contributed by the Debtors to the Asbestos Trust. The Proponents believe, therefore, based on the Debtors' historical liability and an understanding of the Asbestos Insurance Coverage, that the holder of Class 3B:
SWE&C Allowed Asbestos claims will receive from the Available Asbestos Trust Cash and the Insurance Proceeds at least the same percentage recovery as they would receive if they held Allowed Claims in Class 5B: SWE&C General Unsecured Claims and as much as the holder would be entitled to under the Weitz & Luxenberg Agreements. Weitz & Luxenberg, counsel for certain of the Asbestos Claimants, believes that the Asbestos Claims may be understated and that the recovery to Class 3B: SWE&C Asbestos Claims actually may be less than what the Asbestos Claimants would receive as Class 5B: SWE&C General Unsecured Claims, however, a determination cannot be made at this time because Weitz & Luxenberg has not been able to review all of the Asbestos Insurance Policies. Accordingly, the Proponents of the Third Joint Plan have characterized the Class 3B: SWE&C Asbestos Claims as impaired and seek a vote of the Class 3B to bind all members of Class 3B: SWE&C Asbestos claims to the treatment of such Claims proposed in the Third Joint Plan. In the event that the Proponents are unable to confirm the Third Joint Plan with the Class 3B: SWE&C Asbestos Claims, the Proponents reserve their right to modify the Third Joint Plan to seek confirmation of a Third Joint Plan wherein the Class 3B: SWE&C Asbestos Claims are combined with and treated the same as Class 5B: SWE&C General Unsecured Claims.

         (ii) Class 4B: SWE&C Convenience Claims

         SWE&C Convenience Claims are Allowed SWE&C General Unsecured Claims that elect to receive in full satisfaction, release and discharge of and in exchange for such Allowed Class 5B: SWE&C General Unsecured Claim, the lesser of $1,000 or 50% of their Allowed Class 5B: SWE&C General Unsecured Claims. Under the Third Joint Plan, on the Effective Date, each holder of an Allowed Class 5B: SWE&C General Unsecured Claim that elects to be treated in Class 4B shall receive a beneficial interest in the SWE&C Liquidating Trust entitling such holder to receive in full satisfaction, release and discharge of and in exchange for such Allowed Class 5B: SWE&C General Unsecured Claim, the lesser of $1,000 or 50% of its Allowed Class 5B: SWE&C General Unsecured Claim. Only holders of Class 5B: SWE&C General Unsecured Claims who vote in favor of the Third Joint Plan may elect to have their claim treated as a Class 4B: SWE&C Convenience Claim.

         (iii) Class 5B: SWE&C General Unsecured Claims

         SWE&C General Unsecured Claim means a Claim against SWE&C that is not a SWE&C Administrative Claim, SWE&C Priority Tax Claim, SWE&C Other Priority Claim, SWE&C Miscellaneous Secured Claim, SWE&C Asbestos Claim, SWE&C Intraestate Claim, SWE&C Intercompany Claim, SWE&C Convenience Claim, SWE&C Securities Claim, or SWE&C Subordinated Claim, and includes the Allowed SWINC Subrogation Claim.

         The Third Joint Plan provides that on, or as soon as reasonably practicable after, the later of (i) the Effective Date or (ii) the first Semi-Annual Distribution Date after such Class 5B: SWE&C General Unsecured Claim becomes an Allowed Class 5B: SWE&C General Unsecured Claim, each holder of an Allowed Class 5B: SWE&C General Unsecured Claim shall receive a beneficial interest in the SWE&C Liquidating Trust entitling such holder to receive in full satisfaction, release and discharge of and in exchange for such Allowed Class 5B: SWE&C General Unsecured Claim its Pro Rata share of the Semi-Annual Class 5B Distribution Amount.

         (iv) Class 6B: SWE&C Intraestate Claims

         SWE&C Intraestate Claim means an Intraestate Claim between SWE&C and any SWE&C Subsidiary. Under the Third Joint Plan, in connection with and as a result of the substantive consolidation of SWE&C and the SWE&C Subsidiaries into the Consolidated SWE&C Estates, all Class 6B: SWE&C Intraestate Claims shall be eliminated and the holders of Class 6B: SWE&C Intraestate Claims shall not be entitled to and shall not receive or retain any property or interest on account of such Claims.

         (v) Class 7B: SWINC Intercompany Claims

         Class 7B consists of the Intercompany Claims of SWINC or any SWINC Subsidiaries against the Consolidated SWE&C Estate after giving effect to the SWE&C Setoff Claim. Such Intercompany Claims do not include claims based upon contribution, reimbursement or subrogation based on distribution by the Consolidated SWINC Estate under the terms of the Third Joint Plan. Such claims also do not include the SWINC MY Contribution Claim.

         Under the Third Joint Plan, holders of Class 7B: SWINC Intercompany Claims shall not receive or retain any distribution on account of such Allowed Class 7B: SWINC Intercompany Claim.

         (vi) Class 8B: SWE&C Subordinated Claims

         Subordinated SWE&C Claim means a claim against SWE&C or any SWE&C Subsidiary subordinated pursuant to a Final Order under Bankruptcy Code section 510(c). The Third Joint Plan provides that holders of Allowed Class 8B: SWE&C Subordinated Claims shall not receive or retain any distribution on account of such Class 8B: SWE&C Subordinated Claim.

         (vii) Class 9B: SWE&C Subsidiary Interests

         SW&C Subsidiary Interest means any and all Interests in a SWE&C Subsidiary. Under the Third Joint Plan, in connection with, and as a result of, the substantive consolidation of SWE&C and the SWE&C Subsidiaries, on the Effective Date or such other date set by an order of the Court, all Interests in the SWE&C Subsidiaries shall be eliminated and the holders of Class 9B:
SWE&C Subsidiary Interests shall not be entitled to and shall not receive or retain any property or interest on account of such Interests.

         (viii) Class 10B: SWE&C Interests

         SWE&C Interest means(a) the legal, equitable, contractual and other rights of any Person with respect to the Old Common Stock, Old Common Stock Options or any other equity or membership interest in SWE&C or any SWE&C Subsidiary and (b) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing. Under the Third Joint Plan, in connection with, and as a result of, the substantive consolidation of SWE&C and the SWE&C Subsidiaries, on the Effective Date or such other date set by an order of the Court, all Interests in SWE&C shall be eliminated and the holders of Class 10B: SWE&C Interests shall not be entitled to and shall not receive or retain any property or interest on account of such Interests.

I.       Distributions Under the Third Joint Plan

         The SWINC Disbursing Agent shall make all distributions required under the Third Joint Plan on account of Claims against and Interests in the Consolidated SWINC Estate. If the SWINC Disbursing Agent is an independent third party designated by the SWINC Plan Administrator to serve in such capacity, then the SWINC Disbursing Agent shall receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to the Third Joint Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from SWINC on terms acceptable to the SWINC Plan Administrator. The SWINC Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.

         The SWE&C Disbursing Agent shall make all distributions required under the Third Joint Plan on account of Claims against the Consolidated SWE&C Estate. If the SWE&C Liquidating Trust Disbursing Agent is an independent third party designated by the SWE&C Liquidating Trust to serve in such capacity, then the SWE&C Liquidating Trust Disbursing Agent shall receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to the Third Joint Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the SWE&C Liquidating Trust on terms acceptable to the SWE&C Liquidating Trust. The SWE&C Liquidating Trust Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.

         Cash payments made pursuant to the Third Joint Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

         1. Sources of Cash for Plan Distributions

         Except as otherwise provided in the Third Joint Plan or the Confirmation Order, all Cash necessary for the SWINC Plan Administrator and the SWINC Disbursing Agent, as the case may be, to make payments pursuant to the Third Joint Plan to holders of the Claims against and Interests in SWINC, the SWINC Subsidiaries or the Consolidated SWINC Estates shall be obtained from (i) the Cash balances of SWINC and the SWINC Subsidiaries, including Cash from the market value allocation of the Sale Proceeds, and (ii) the liquidation of the remaining non-Cash assets, if any, of SWINC, the SWINC Subsidiaries and the Consolidated SWINC Estates and (iii) the liquidation of the remaining non-Cash assets, if any, of SWINC and the SWINC Subsidiaries.

         Except as otherwise provided in the Third Joint Plan or the Confirmation Order, all Cash necessary for the SWE&C Liquidating Trustee and the SWE&C Liquidating Trust Disbursing Agent, as the case may be, to make payments pursuant to the Third Joint Plan to holders of Claims against SWE&C, the SWE&C Subsidiaries or the SWE&C Liquidating Trust shall be obtained from
(i) the Cash balances of SWE&C and the SWE&C Subsidiaries, including Cash from the market value allocation of the Sale Proceeds, (ii) proceeds derived from the repayment of the Reorganized SWINC Note, and (iii) the liquidation of the remaining non-Cash assets, if any, of SWE&C and the SWE&C Subsidiaries.

         2. Distributions for Claims or Interests Allowed as of the Effective
Date

         Except as otherwise provided in the Third Joint Plan or as ordered by the Court, distributions to be made on account of Claims or Interests that are Allowed Claims or Allowed Interests as of the Effective Date shall be made on the Effective Date. Any distribution to be made on the Effective Date pursuant to the Third Joint Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date. Any payment or distribution required to be made under the Third Joint Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Claims or Interests that first become Allowed Claims or Allowed Interests after the Effective Date shall be made on the first Semi-Annual Distribution Date following the date on which the Claim or Interest was Allowed unless otherwise provided in the terms and conditions of the SWINC Plan Administrator Agreement, the SWE&C Liquidating Trust Agreement, the Asbestos Trust Agreement, Articles IV, VII and IX of the Third Joint Plan, or any contract, instrument or other agreement created in connection with the Third Joint Plan.

         (a) Interest on Claims or Interests

         Postpetition interest shall not accrue or be paid on any Claims or Interests, and no holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any Claim or Interest. Interest shall not accrue or be paid upon any Disputed Claim or Disputed Interest in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

         (b) Notification Date for Distributions to Holders of Equity
Interests

         At the close of business on the Confirmation Date, the transfer ledgers for the Old Securities shall be closed, and there shall be no further changes in the record holders of the Old Securities. Neither the SWINC Plan Administrator nor the SWINC Disbursing Agent shall have any obligation to recognize any transfer of such Old Securities occurring after the Confirmation Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Confirmation Date.

         (c) Fractional Dollars; De Minimus Distributions

         Notwithstanding any other provision of the Third Joint Plan, the SWINC Disbursing Agent and the SWE&C Liquidating Trust Disbursing Agent shall
(i) not be required to make distributions or payments of fractions of dollars, and whenever any payment of a fraction of a dollar under the Third Joint Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down; and (ii) have no obligation to make a distribution on account of an Allowed Claim from any Reserve or account (a) to any holder of an Allowed Claim if the aggregate amount of all distributions authorized to be made from all such Reserves or accounts on the particular Distribution Date in question is less than $1,000,000 or (b) to a specific holder of an Allowed Claim if the amount to be distributed to that holder on the particular Distribution Date (1) does not constitute a final distribution to such holder and (2) is less than $100.00.

         (d) Delivery of Distributions

         Distributions to holders of Allowed Claims or Allowed Interests shall be made at the addresses set forth in the Amended Schedules unless such addresses are superseded by proofs of claim or interest or transfers of claim filed pursuant to Bankruptcy Rule 3001 (or at the last known addresses of such holders if the SWINC Disbursing Agent or the SWE&C Liquidating Trust Disbursing Agent as the case may be, has been notified in writing of a change of address).

         If the distribution to any holder of an Allowed Claim or Allowed Interest is returned to the SWINC Disbursing Agent or the SWE&C Liquidating Trust Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such holder unless and until the SWINC Disbursing Agent or the SWE&C Liquidating Trust Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable and unclaimed distributions shall be set aside or, in the case of a Cash distribution, deposited in a segregated, interest-bearing account, designated as an "unclaimed distribution reserve" (the "Unclaimed Distribution Reserve"), for the benefit of all such similarly situated Persons until such time as a distribution becomes deliverable or is claimed.

         (e) Surrender of Securities or Instruments

         On or before the Effective Date, or as soon as practicable thereafter, each holder of an instrument evidencing an Interest on account of Old Securities (as to each, a "Certificate") shall surrender such Certificate to the SWINC Disbursing Agent and such Certificate shall be cancelled; provided, however, that the surrender and cancellation of such Certificates pursuant to or under the Third Joint Plan shall in no way impair or affect the right of any holder to pursue any claims against non-Debtors in any of the Securities Actions. No distribution of property shall be made to or on behalf of any such holder unless and until such Certificate is received by the SWINC Disbursing Agent or the unavailability of such Certificate is reasonably established to the satisfaction of the SWINC Disbursing Agent. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the SWINC Disbursing Agent prior to the second (2nd) anniversary of the Effective Date, shall be deemed to have forfeited all rights and interests in respect of such Certificate and shall not participate in any distribution and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to the Consolidated SWINC Estate for the benefit of the Claimholders and Interestholders of SWINC notwithstanding any federal or state escheat laws to the contrary.

         3. Resolution and Treatment of Disputed, Contingent and Unliquidated Claims and Disputed Interests

                  (a)      Prosecution of Objections

         Except as otherwise provided in the Third Joint Plan or any contract, instrument or other agreement created in connection with the Third Joint Plan, from the Effective Date through SWINC Claims Objection Deadline (which may be extended by an order of the Court), the SWINC Plan Administrator shall have the exclusive authority to file objections to Claims against or Interests in the Consolidated SWINC Estate with the Court and serve such objections upon the holders of each of the Claims or Interests to which objections are made. Nothing contained in the Third Joint Plan, however, shall limit the right of the SWINC Plan Administrator to object to Claims against or Interests in the Consolidated SWINC Estate, if any, filed, amended or reclassified after the SWINC Claims Objection Deadline. Subject to the limitations set forth in the SWINC Plan Administrator Agreement and Article VII.K of the Third Joint Plan, the SWINC Plan Administrator shall be authorized to, and shall, resolve all Disputed Claims solely against or Disputed Interests in the Consolidated SWINC Estate by withdrawing or settling such objections thereto, or by litigating to judgment in the Court or such other court having jurisdiction the validity, nature and/or amount thereof.

         Except as otherwise provided in the Third Joint Plan or any contract, instrument or other agreement created in connection with the Third Joint Plan, from the Effective Date through the SWE&C Claims Objection Deadline (which may be extended by an order of the Court), the SWE&C Liquidating Trustee shall have the exclusive authority to file objections to Claims against or Interests in the Consolidated SWE&C Estate with the Court and serve such objections upon the holders of each of the Claims against or Interests in the Consolidated SWE&C Estate to which objections are made. Nothing contained in the Third Joint Plan, however, shall limit the right of the SWE&C Liquidating Trustee to object to Claims against or Interests in the Consolidated SWE&C Estate, if any, filed or amended after the SWE&C Claims Objection Deadline. Subject to the limitations set forth in the SWE&C Liquidating Trust Agreement and Article VII.N of the Third Joint Plan, the SWE&C Liquidating Trustee shall be authorized to, and shall, resolve all Disputed Claims solely against or Disputed Interests in the Consolidated SWE&C Estate by withdrawing or settling such objections thereto, or by litigating to judgment in the Court or such other court having jurisdiction the validity, nature and/or amount thereof.

         Except as otherwise provided in the Third Joint Plan or any contract, instrument or other agreement created in connection with the Third Joint Plan, from the Effective Date through the later of (i) the SWE&C Claims Objection Deadline or (ii) the SWINC Claims Objection Deadline (which may be extended by an order of the Court), the Interestate Oversight Board shall have the exclusive authority to file objections to Claims with respect to Claims or Interests asserted against both the Consolidated SWE&C Estate and the Consolidated SWINC Estate and serve such objections upon the holders of each of the Claims or Interests to which objections are made. Subject to the limitations set forth in the Third Joint Plan, the Interestate Oversight Board shall be authorized to, and shall, resolve all Disputed Claims against or Disputed Interests in both the Consolidated SWE&C Estate and the Consolidated SWINC Estate by withdrawing or settling such objections thereto, or by litigating to judgment in the Court or such other court having jurisdiction the validity, nature and/or amount thereof.

         (b) No Distributions Pending Allowance

         Notwithstanding any other provision of the Third Joint Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or the Disputed Interest, or some portion thereof, has become an Allowed Claim or Allowed Interest.

         (c) Reserves

         On the Effective Date, the following Reserves will be established and funded:

         (i) General Administrative Claims Reserve

         On the Effective Date, there shall be created and funded with Cash, a General Administrative Claims Reserve in the amount of $13.9 million, to be used to pay under the Third Joint Plan Allowed General Administrative Claims including General Professional Fee Claims. In the event that any Cash remains in the General Administrative Claims Reserve after the payment in full of General Administrative Claims, such amount shall be distributed 50% to the SWINC Disputed Claims Reserve and 50% to the SWE&C Disputed Claims Reserve.

         (ii) The SWINC Professional Fee Reserve

         On the Effective Date, there shall be created and funded with Cash, the SWINC Professional Fee Reserve in the amount of $2 million to be used to pay Allowed Professional Fee Claims held by (i) counsel and any advisers to the Equity Committee and (ii) any professionals working exclusively on behalf of SWINC or any SWINC Subsidiary. In the event that any Cash remains in the SWINC Professional Fee Reserve after payment of the Allowed SWINC Professional Fee Claims, such Cash shall be distributed to the SWINC Disputed Claims Reserve.

         (iii) SWINC Operating Reserve

         On the Effective Date, there shall be created and funded with Cash, a SWINC Operating Reserve in the amount of $1.8 million, which amount shall be used to pay the administrative and other costs and expenses associated with the Consolidated SWINC Estate, including all fees and expenses of the SWINC Plan Administrator and its professionals.(1) In the event that Cash in the


----------------

(1) Included in the SWINC Operating Reserve is $150,000, which represents one-half of the severance package for James Carroll. The full severance package of $300,000 shall be deemed to have been earned by Mr. Carroll upon confirmation of the Third Joint Plan, but such payment will be deferred until Mr. Carroll's employment is terminated, whether voluntary or not.


SWINC Operating Reserve is exhausted, the SWINC Plan Administrator, in his or her sole discretion, has the right to obtain such additional Cash from the SWINC Disputed Claims Reserve so as to replenish the SWINC Operating Reserve. In the event that any Cash remains in the SWINC Operating Reserve after the final resolution of all Claims Against or Interests in the Consolidated SWINC Estate, such Cash shall be distributed to the SWINC Disputed Claims Reserve for distributions under the Third Joint Plan.

         (iv) The SWINC Disputed Claims Reserve

         On the Effective Date, there shall be created and funded with Cash, a SWINC Disputed Claims Reserve from Cash in the amount of $42.9 million, which amount will be used to pay (i) the holders of Allowed Class 4A: SWINC Convenience Claims in full, (ii) the holders of Allowed Class 5A: SWINC General Unsecured Claims their Pro Rata share of the Disputed Claims Reserve until all such Claims are paid in full, (iii) the holders of Allowed Class 7A:
SWINC Subordinated Claims their Pro Rata Share of the Disputed Claims Reserve remaining after holders in Class 4A and Class 5A have been paid in full, and
(iv) the holders of Allowed Class 8A: SWINC Securities Claims and Allowed Class 9A: SWINC Equity Interests their Pro Rata share of the Disputed Claims Reserve remaining after holders in Allowed Class 7A: SWINC Subordinated Claims have been paid in full. The SWINC Disputed Claims Reserve shall be supplemented from time to time with Cash or other property received by the SWINC Plan Administrator from recoveries on claims or causes of action, dispositions of property or receipt of unused funds in Reserves distributable to the SWINC Disputed Claim Reserve.

         (v) The SWE&C Professional Fee Reserve

         On the Effective Date, there shall be created and funded with Cash, the SWE&C Professional Fee Reserve in the amount of $1.5 million to be used to pay Allowed SWE&C Professional Fee Claims held by (i) counsel and any advisers to the Creditors' Committee and (ii) any professionals working exclusively on behalf of SWE&C or any SWE&C Subsidiary. In the event that any Cash remains in the SWE&C Professional Fee Reserve after payment of all Allowed SWE&C Professional Fee Claims, such Cash shall be distributed to the SWE&C Disputed Claims Reserve.

         (vi) SWE&C Operating Reserve

         On the Effective Date, there shall be created and funded with Cash, a SWE&C Operating Reserve in the amount of $2.2 million, which amount shall be used to pay the administrative and other costs and expenses associated with the Consolidated SWE&C Estate, including all fees and expenses of the SWE&C Liquidating Trustee and its professionals(2). In the event that Cash in the



------------

(2) Included in the SWE&C Operating Reserve is $150,000, which represents one-half of the severance package for James Carroll. The severance full package of $300,000 shall be deemed to have been earned by Mr. Carroll upon confirmation of the Third Joint Plan, but such payment will be deferred until Mr. Carroll's employment is terminated, whether voluntary or not.



SWE&C Operating Reserve is exhausted, the SWE&C Liquidating Trustee, in his or her sole discretion, has the right to obtain such additional Cash from the SWE&C Disputed Claims Reserve so as to replenish the SWE&C Operating Reserve. In the event that any Cash remains in the SWE&C Operating Reserve after the final resolution of all Claims Against of Interests in the Consolidated SWE&C Estate, such Cash shall be distributed to the SWE&C Disputed Claims Reserve for distributions under the Third Joint Plan.

         (vii) The SWE&C Disputed Claims Reserve

         On the Effective Date, there shall be created and funded with Cash, a SWE&C Disputed Claims Reserve in the amount of $2.9 million, which amount will be used as follows: (i) first, to pay the holders of Allowed Class 4B: SWE&C Convenience Claims in full, and (ii) second, to pay the holders of Allowed Class 5B: SWE&C General Unsecured Claims their Pro Rata share of the SWE&C Disputed Claims Reserve until all such Claims are paid in full. The SWE&C Disputed Claims Reserve shall be supplemented from time to time with Cash and other property received by the SWE&C Liquidating Trustee from recoveries on claims or causes of action, dispositions of property, the receipt of unused funds from Reserves established under the Third Joint Plan and distributable to the SWE&C Disputed Claims Reserve.

         (viii) The Reorganized SWINC Operating Reserve

         On the Effective Date, there shall be created and funded with Cash, a Reorganized SWINC Operating Reserve in the amount of $2.0 million, funded sixty percent (60%) by the Consolidated SWINC Estate and forty percent (40%) by the Consolidated SWE&C Estate, which amount shall be used to pay the administrative and other costs and expenses associated with Reorganized SWINC, including all fees and expenses of Reorganized SWINC and its professionals. In the event that any Cash remains in the Reorganized SWINC Operating Reserve upon completion of all of its obligations under the Third Joint Plan, such Cash shall be reimbursed in the same proportion to the SWINC Disputed Claims Reserve (60%) and the SWE&C Disputed Claims Reserve (40%) for further distribution under the Third Joint Plan. In the event that the Reorganized SWINC Board determines that the Reorganized SWINC Operating Reserve needs to be replenished, the Consolidated SWINC Estate and the Consolidated SWE&C Estate shall replenish said reserve in the same proportional amounts.

         (d) Distributions After Allowance

         The SWINC Disbursing Agent and the SWE&C Liquidating Trust Disbursing Agent shall make payments and distributions from the appropriate Reserves to the holder of any Disputed Claim that has become an Allowed Claim or Allowed Interest, on the first Semi- Annual Distribution Date following the date that such Disputed Claim becomes an Allowed Claim. Such distributions shall be made in accordance with the Third Joint Plan, the SWINC Plan Administrator Agreement, or the SWE&C Liquidating Trust Agreement, as the case may be.

J.       Means for Implementation of the Third Joint Plan

         1. Merger of Entities

         On the Effective Date, (a) each of the SWINC Subsidiaries shall be merged or deemed merged with and into SWINC and (b) the Chapter 11 Cases of the SWINC Subsidiaries shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any of the SWINC Subsidiaries shall be brought or otherwise commenced in SWINC's Chapter 11 Case.

         On the Effective Date, (a) each of the SWE&C Subsidiaries shall be deemed merged with and into SWE&C and (b) the Chapter 11 Cases of the SWE&C Subsidiaries shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any of the SWE&C Subsidiaries shall be brought or otherwise commenced in SWE&C's Chapter 11 Case.

         The foregoing merger of entities shall be exempt from any tax under applicable state of federal law as set forth in Article VII.U of the Third Joint Plan.

         2. Continued Corporate Existence; Dissolution of SWE&C and the SWE&C Subsidiaries

         Reorganized SWINC shall emerge on the Effective Date out of the Consolidated SWINC Estate, in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws of SWINC in effect prior to the Effective Date, as amended under the Third Joint Plan. Pursuant to the Amended Certificate of Incorporation and By-Laws of Reorganized SWINC, Reorganized SWINC will be authorized to engage in any lawful activity for which corporations may be organized under the DGCL. After emerging from bankruptcy, Reorganized SWINC's business operations will consist of the management of the Pension Plan, including any efforts in which Reorganized SWINC may terminate the Pension Plan or transfer its sponsorship in accordance with applicable law. Although Reorganized SWINC will be fully authorized to engage in other business operations and management intends to evaluate opportunities as, when and if they arise, Reorganized SWINC has no present intention of engaging in business operations and will likely dissolve pursuant to the DGCL within two years following confirmation set forth herein.

         On the Effective Date or as soon thereafter as the SWE&C Liquidating Trustee determines is appropriate, SWE&C and the SWE&C Subsidiaries shall be dissolved. If necessary or appropriate, the SWE&C Liquidating Trustee shall file a certificate of dissolution for SWE&C and/or the SWE&C Subsidiaries and shall take all other actions necessary or appropriate to effect the dissolution of SWE&C and the SWE&C Subsidiaries under applicable state law.

         3. Certificate of Incorporation and By-laws of Reorganized SWINC

         The certificate of incorporation and by-laws of SWINC shall be amended as necessary to satisfy the provisions of the Third Joint Plan and the Bankruptcy Code. The certificate of incorporation of Reorganized SWINC shall be amended to, among other things: (a) authorize 1,000 shares of Reorganized SWINC New Common Stock, $0.01 par value per share, (b) authorize 100 shares of Reorganized SWINC New Series A Preferred Stock, $0.01 par value per share, (c) authorize 100 shares of Reorganized SWINC New Series B Preferred Stock, $0.01 par value per share, and (d) pursuant to Bankruptcy Code section 1123(a)(6), add (i) a provision prohibiting the issuance of non- voting equity securities, and, if applicable, (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The forms of the documents relating to the Amended Certificate of Incorporation and By-laws of Reorganized SWINC shall be in substantially the form annexed to the Third Joint Plan as Exhibits E and F, respectively.

         4. Directors and Officers of Reorganized SWINC

         On the Effective Date, the members of the board of directors and executive officers of SWINC and each of the SWINC Subsidiaries shall be deemed to have resigned. From and after the Effective Date, the board of directors of Reorganized SWINC shall consist of three (3) directors: (1) Mr. James Carroll, who will serve as Chairman and President of Reorganized SWINC; (2) a director designated by the Equity Committee; and (3) a director designated by the SWE&C Liquidating Trust Advisory Board. The Directors of Reorganized SWINC will receive no compensation but shall be paid their reasonable out-of-pocket expenses for serving on the Reorganized SWINC board.

         5. Corporate Action

         Each of the matters provided for under the Third Joint Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement or further action by stockholders, creditors, or directors of the Debtors.

         6. Cancellation of Securities, Instruments and Agreements Evidencing Claims and Interests

         Except as otherwise provided in the Third Joint Plan and in any contract, instrument or other agreement or document created in connection with the Third Joint Plan, on the Effective Date (a) the Old Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor shall be deemed cancelled, and, in the case of the Old Securities, shall be retired and shall cease to exist and (b) the obligations of the Debtors under any agreement, indenture or certificate of designations governing the Old Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor shall be deemed released.

         7. Issuance of Reorganized SWINC New Common Stock and Preferred Stock

         On the Effective Date, Reorganized SWINC shall issue for distribution in accordance with the terms of the Third Joint Plan, (i)(A) the Reorganized SWINC New Series A Preferred Stock to the Consolidated SWINC Estate to be held for the benefit of Holders of Allowed Claims and Interests in accordance with the terms of the Third Joint Plan and (B) the Reorganized SWINC New Series B Preferred Stock to the SWE&C Liquidating Trustee to be held for the benefit of Holders of Allowed Claims and Interests in accordance with the terms of the Third Joint Plan and the SWE&C Liquidating Trust Agreement and (ii) the Reorganized SWINC New Common Stock to the SWE&C Liquidating Trustee. The issuance of Reorganized SWINC New Common Stock, Reorganized SWINC New Series A Preferred Stock and Reorganized SWINC New Series B Preferred Stock shall be exempt from registration under applicable securities laws pursuant to Section 4(2) of the Securities Act. All such shares of Reorganized SWINC New Common Stock, Reorganized SWINC New Series A Preferred Stock and Reorganized SWINC New Series B Preferred Stock shall be, when issued pursuant to and in accordance with the terms of the Third Joint Plan, duly authorized, validly issued, fully paid and nonassessable.

         Pursuant to the terms of the SWE&C Liquidating Trust Agreement, the SWINC Plan Administrator Agreement and the securities themselves, the SWE&C Liquidating Trustee and the SWINC Plan Administrator have agreed not to transfer or otherwise dispose of the Reorganized SWINC New Common Stock, the Reorganized SWINC New Series A Preferred Stock and the Reorganized SWINC New Series B Preferred Stock, respectively. In no event will the Reorganized SWINC New Common Stock be distributed to the beneficial owners of the SWE&C Liquidating Trust and the shares of Reorganized SWINC New Common Stock will not be deemed to be assets of the SWE&C Liquidating Trust. Accordingly, none of the securities to be issued by Reorganized SWINC under the Third Joint Plan will be transferrable.

         Set forth below are the material terms of the securities to be issued by Reorganized SWINC under the Third Joint Plan, including the Reorganized SWINC New Common Stock, the Reorganized SWINC New Series A Preferred Stock, and the Reorganized SWINC New Series B Preferred Stock.

         (a) Reorganized SWINC New Common Stock

         The principal terms of the Reorganized SWINC New Common Stock to be issued by Reorganized SWINC under the Third Joint Plan are as follows:


Authorization........................  1,000 shares.

Initial
Issuance.............................  100 shares.

Par Value............................  $.01 per share.

Listing..............................  None.

Voting Rights........................  One vote per share on all matters submitted to a vote of the stockholders
                                       of Reorganized SWINC; votes together as
                                       a single class with the Reorganized
                                       SWINC New Series A Preferred Stock and
                                       Reorganized SWINC New Series B
                                       Preferred Stock. The SWE&C Liquidating
                                       Trustee has granted an irrevocable
                                       proxy to the Board of Directors of
                                       Reorganized SWINC for the limited
                                       purpose of permitting the Board to vote
                                       the shares of Reorganized SWINC New
                                       Common Stock, at its discretion, in
                                       favor of the dissolution of Reorganized
                                       SWINC.

Transfer
Restrictions.........................  Not transferable.

Preemptive
Rights...............................  None.

         (b) Reorganized SWINC New Series A Preferred Stock

         The principal terms of the Reorganized SWINC New Series A Preferred Stock to be issued by Reorganized SWINC under the Third Joint Plan are as follows:


Authorization........................  100 shares.

Initial Issuance.....................  1 share.

Par Value............................  $.01 per share.

Listing..............................  None.

Ranking..............................  Senior to the Reorganized SWINC New
                                       Common Stock and all other series of
                                       Preferred Stock that subsequently may
                                       be issued by Reorganized SWINC. Except
                                       as to the liquidation preference, the
                                       Reorganized SWINC New Series A
                                       Preferred Stock and Reorganized SWINC
                                       New Series B Preferred Stock rank
                                       equally.

Liquidation
Preference...........................  Upon termination of the Pension Plan and the liquidation, dissolution and
                                       winding up of Reorganized SWINC, and in
                                       accordance with the terms of the Third
                                       Joint Plan, holders of Series A
                                       Preferred Stock shall be entitled to
                                       receive a liquidating distribution
                                       calculated as follows: (i) from the
                                       Reversion either (x) two-thirds of the
                                       first $30 million of funds generated
                                       from the Reversion of the Pension Plan
                                       plus, if the Reversion exceeds $30
                                       million, 50% of any funds generated
                                       from the Reversion in excess of $30
                                       million or (y) in the event Class 9A
                                       votes to reject the Third Joint Plan,
                                       two-thirds of the first $30 million of
                                       funds generated from the Reversion of
                                       the Pension Plan plus, if the Reversion
                                       exceeds $30 million, twenty-five
                                       percent (25%) of any funds generated
                                       from the Reversion in excess of $30
                                       million; and (ii) 100% of the funds
                                       generated from the liquidation of any
                                       additional assets, other than the
                                       Reversion, of Reorganized SWINC (the
                                       "Series A Liquidation Preference"). The
                                       Consolidated SWINC Estate will
                                       distribute the Series A Liquidation
                                       Preference to the Holders of Allowed
                                       SWINC Claims and Interests in
                                       accordance with the terms of the Third
                                       Joint Plan and the SWINC Plan
                                       Administrator Agreement.

Dividends............................  Holders of Series A Preferred Stock are
                                       entitled to participate ratably in any
                                       dividends declared on the Reorganized
                                       SWINC New Common Stock, when, as and if
                                       declared by the Board of Directors of
                                       Reorganized SWINC.

Redemption...........................  Non-Redeemable.

Board
Designations.........................  None.

Voting Rights........................  One vote per share on all matters submitted to a vote of the stockholders
                                       of Reorganized SWINC; votes together as
                                       a single class with the Reorganized
                                       SWINC New Common Stock and Reorganized
                                       SWINC New Series B Preferred Stock.

Transfer
Restrictions.........................  Not transferable.

Preemptive
Rights...............................  None.

         (c) Reorganized SWINC New Series B Preferred Stock

         The principal terms of the Reorganized SWINC New Series B Preferred Stock to be issued by Reorganized SWINC under the Third Joint Plan are as follows:


Authorization........................  1,000 shares.

Initial
Issuance.............................  1 share.

Par Value............................  $.01 per share.

Listing..............................  None.

Ranking..............................  Senior to the Reorganized SWINC New
                                       Common Stock and all other series of
                                       Preferred Stock that subsequently may
                                       be issued by Reorganized SWINC. Except
                                       as to the liquidation preference, the
                                       Reorganized SWINC New Series A
                                       Preferred Stock and Reorganized SWINC
                                       New Series B Preferred Stock rank
                                       equally.

Liquidation
Preference...........................  Upon termination of the Pension Plan and the liquidation, dissolution and
                                       winding up of Reorganized SWINC, and in
                                       accordance with the terms of the Third
                                       Joint Plan, holders of Series B
                                       Preferred Stock shall be entitled to
                                       receive a liquidating distribution
                                       calculated from the Reversion as
                                       follows: either (i) one-third of the
                                       first $30 million of funds generated
                                       from the Reversion plus, if the
                                       Reversion exceeds $30 million, 50% of
                                       any funds generated from the Reversion
                                       in excess of $30 million or (ii) in the
                                       event Class 9A votes to reject the
                                       Third Joint Plan, one-third of the
                                       first $30 million of funds generated
                                       from the Reversion of the Pension Plan
                                       plus, if the Reversion exceeds $30
                                       million, seventy-five percent (75%) of
                                       any funds generated from the Reversion
                                       in excess of $30 million (the "Series B
                                       Liquidation Preference"). The SWE&C
                                       Liquidating Trustee will distribute the
                                       Series B Liquidation Preference to the
                                       Holders of Allowed SWE&C Claims and
                                       Interests in accordance with the terms
                                       of the Third Joint Plan and the SWE&C
                                       Liquidating Trust Agreement.

Dividends............................  Holders of Reorganized SWINC New Series
                                       B Preferred Stock are entitled to
                                       participate ratably in any dividends
                                       declared on the Reorganized SWINC New
                                       Common Stock, when, as and if declared
                                       by the Board of Directors of
                                       Reorganized SWINC.

Redemption...........................  Non-Redeemable.
Board

Designations.........................  None.

Voting Rights........................  One vote per share on all matters submitted to a vote of the stockholders
                                       of Reorganized SWINC; votes together as
                                       a single class with the Reorganized
                                       SWINC New Common Stock and Reorganized
                                       SWINC New Series A Preferred Stock.

Transfer
Restrictions.........................  Not transferable.

Preemptive
Rights...............................  None.

         8. Effectuating Documents; Further Transactions

         The chairman of the Reorganized SWINC board of directors, president, chief financial officer, or any other appropriate officer of Reorganized SWINC shall be authorized to execute, deliver, file, or record such contracts, instruments, release, and other agreements or documents, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Third Joint Plan. The secretary or assistant secretary of Reorganized SWINC shall be authorized to certify or attest to any of the foregoing actions.

         The SWE&C Liquidating Trustee shall be authorized to execute, deliver, file, or record such contracts, instruments, release, and other agreements or documents, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Third Joint Plan. The secretary or assistant secretary appointed by the SWE&C Liquidating Trustee shall be authorized to certify or attest to any of the foregoing actions.

         9. No Revesting of Assets

         On or following the Effective Date, the property of the Estates of SWINC and the SWINC Subsidiaries (except for any obligations and/or reversionary interest in the Pension Plan and the rights to Cash contributed to the Reorganized SWINC Operating Reserve in accordance with the Third Joint
Plan) shall remain or become the property of the Consolidated SWINC Estate and shall continue to be subject to the jurisdiction of the Court following confirmation of the Third Joint Plan until distributed to holders of Allowed Claims and Allowed Interests in accordance with the provisions of the Third Joint Plan, the SWINC Plan Administrator Agreement and the Confirmation Order. Reorganized SWINC shall succeed SWINC as the "contributing sponsor" of the Pension Plan for all purposes, including under ERISA section 4001(a)(13), and shall succeed SWINC as the "employer" maintaining the Pension Plan for all purposes, including under ERISA section 4044(d).

         On or following the Effective Date, the property of the Estates of SWE&C and the SWE&C Subsidiaries (except for the rights to Cash contributed to the Reorganized SWINC Operating Reserve in accordance with the Third Joint
Plan) shall remain or become the property of the SWE&C Liquidating Trust and shall continue to be subject to the jurisdiction of the Court following confirmation of the Third Joint Plan until distributed to holders of Allowed Claims in accordance with the provisions of the Third Joint Plan, the SWE&C Liquidating Trust Agreement and the Confirmation Order.

         10. Preservation of Rights of Action

         Except as otherwise provided in the Third Joint Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Third Joint Plan, in accordance with Bankruptcy Code section 1123(b), the Consolidated SWINC Estate and the SWE&C Liquidating Trust shall retain the Litigation Claims, including but not limited to: (1) any claims against any person, company or entity that provided or provides insurance to the Debtors for any failure to provide contractual coverage, including, but not limited to: ACE Insurance Company Ltd.; AIG; Genesis Insurance Company; Greenwich Insurance Company; Indian Harbor Insurance Company; Kemper Insurance Company; Lloyd's of London; National Union; Reliance Insurance; Royal; St. Paul Fire and Marine Insurance Company; The Travelers Indemnity Company & Affiliates; XL Insurance Company Ltd.; (2) any and all claims under the Arizona Missions insurance policies;
(3) any and all claims under the Debtors' excess coverage insurance policies, including those relating to Isobord and Maine Yankee; (4) any and all claims, including claims for contribution, reimbursement or indemnification under any of the Debtors' directors and officers liability policies; (5) any and all claims, including claims for contribution, reimbursement or indemnification under any other policy of insurance, including the Debtors' general liability insurance policies; (6) any claims for acts or omissions of the Debtors' present and former officers and directors; and (7) any claims against the U.S. Department of Energy and/or NAC International or other subcontractors for indemnification or contribution concerning claims by Maine Yankee, as well as those Litigation Claims listed on Exhibit B annexed to the Third Joint Plan and those Litigation Claims against any Person or Entity hereinafter arising or discovered and regardless of when the facts giving rise to such Litigation Claims arose or existed. The Debtors further reserve any and all claims against any and all insurance companies that have in the past provided or continue to provide insurance coverage to the Debtors with respect to all policies of insurance and all coverage, including, but not limited to, those policies of insurance listed on the Exhibit I to the Third Joint Plan.

         Unless otherwise provided in a Court order entered after entry of the Confirmation Order, no Claim against the Debtors shall be considered finally Allowed (whether by Court order or operation of Bankruptcy Code section 502(a)) for the purpose of preventing the SWINC Plan Administrator or the SWE&C Liquidating Trustee from enforcing, suing on, settling or compromising any Litigation Claims against Claimholders by reason of res judicata, collateral estoppel, or similar doctrine. Unless otherwise provided in a Court order entered after entry of the Confirmation Order, the doctrines of res judicata and collateral estoppel shall not be a defense to any Litigation Claims against any Claimholders enforced or sued on after the Confirmation Date by the SWINC Plan Administrator or the SWE&C Liquidating Trustee, whether or not such Claimholders' Claim have been Allowed. The SWINC Plan Administrator and the SWE&C Liquidating Trustee may enforce, sue on, settle or compromise any Litigation Claims against Claimholders, whether or not such Claimholders' Claims have been Allowed, after the Confirmation Date.

         The Proponents have attached a preliminary list of the Litigation Claims to be retained as part of the Third Joint Plan and reserve the right to amend that list up to and prior to the deadline for objections to the Third Joint Plan, October 20, 2003. The SWINC Plan Administrator, on behalf of SWINC, the SWINC Subsidiaries and the Consolidated SWINC Estate, shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any and all of the Litigation Claims that SWINC, the SWINC Subsidiaries, their Estates or the Consolidated SWINC Estate may hold against any Person or Entity. The SWE&C Liquidating Trustee, on behalf of SWE&C, the SWE&C Subsidiaries, and the SWE&C Liquidating Trust shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any and all of the Litigation Claims that SWE&C, the SWE&C Subsidiaries, their Estates or the SWE&C Liquidating Trust may hold against any Person or Entity. The failure of the Debtors to list a claim, right of action, suit or proceeding on Third Joint Plan Exhibit B shall not constitute a waiver or release by the Debtors or their Estates of such claim, right of action, suit or proceeding all such claims, rights of action, suits or proceedings are being expressly reserved.

         11. Creditors' Committee and Equity Committee

         (a) Dissolution of Creditors' Committee

         The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in Bankruptcy Code section 1103, and shall perform such other duties as it may have been assigned by the Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Third Joint Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants and other agents shall terminate, except with respect to (i) all Professional Fee Claims and (ii) any appeals of the Confirmation Order. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Fee Order and the Confirmation Order and the Third Joint Plan.

         (b) Dissolution of Equity Committee

         The Equity Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in Bankruptcy Code section 1103 and shall perform such other duties as it may have been assigned by the Court prior to the Effective Date. On the Effective Date, the Equity Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Third Joint Plan and its implementation, and the retention or employment of the Equity Committee's attorneys, accountants and other agents shall terminate, except with respect to (i) all Professional Fee Claims and (ii) any appeals of the Confirmation Order. All expenses of Equity Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Fee Order the Confirmation Order and the Third Joint Plan.

         12. Special Provisions Regarding Insured Claims

         Distributions under the Third Joint Plan to each holder of an Allowed Insured Claim against SWINC, a SWINC Subsidiary, SWE&C or a SWE&C Subsidiary, shall be in accordance with the treatment provided under the Third Joint Plan for the Class in which such Allowed Insured Claim is classified; provided, however, that the maximum amount of any distribution under the Third Joint Plan on account of an Allowed Insured Claim (except for Allowed Asbestos Claims) shall be limited to an amount equal to the amount of Allowed Insured Claim minus any insurance proceeds actually received and retained by such holder in respect of such Allowed Insured Claim. Nothing in Article VII of the Third Joint Plan shall (x) constitute a waiver of any claim, right, or cause of action the Debtors may hold against any Person, including the Debtors' insurance carriers or (y) is intended to, shall, or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to any distribution such holder may receive pursuant to the Third Joint Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the estate to which they are entitled, with the exception of the provisions contained in the stipulated agreement between SWINC and the Secretary of Labor, United States Department of Labor, filed by the Debtors on or about February 26, 2002. Upon receipt by the holder of an Allowed Insured Claim of any amounts distributed under the Third Joint Plan in respect of such claim, such holder shall be deemed to have assigned to the SWINC Plan Administrator all rights of the holder to recover such amounts from the applicable insurer.

         The Third Joint Plan will not expand the scope of or alter in any other way the insurers' obligations under their policies, and the insurers shall retain any and all defenses to coverage that they may have. The Third Joint Plan shall not operate as a waiver of any other claims the insurers have asserted or may assert in proofs of claim filed in the Debtors' bankruptcy cases or the Debtors' rights as to those claims.

         The Third Joint Plan does not prejudice or impair any rights of a holder of a contingent claim, if any, under the Bankruptcy Code or any other applicable law, including, but not limited to, Bankruptcy Code section 502, to name a Debtor as a nominal defendant under appropriate circumstances to seek recovery under any policy of insurance under which a Debtor is an insured or beneficiary, and/or the right to be an Insured Claim, after such contingent claim becomes liquidated.

         Each of the insurers retains any and all of its rights, at its own expense, to commence and participate in any contested matters and other related proceedings concerning asbestos claims, including objections to and requests for relief from the automatic stay with respect to any such claims, until the Debtors' bankruptcy cases are closed.

         Any insurance proceeds received on account of an Insured Claim or as a result of a buy-out of an insurance policy under which a Debtor is an insured or beneficiary will be used first to satisfy Allowed Insured Claims.

         13. Consolidated SWINC Estate Governing Board

         From and after the Effective Date, the Consolidated SWINC Estate shall be governed by the Consolidated SWINC Estate Governing Board. The Consolidated SWINC Estate Governing Board shall consist of three (3) directors: (1) a director designated by Federal; (2) a director designated by Maine Yankee; and (3) a director designated by the Equity Committee. The Consolidated SWINC Estate Governing Board will, among other things, choose the SWINC Plan Administrator, approve counsel for the resolution of claims that are solely against the Consolidated SWINC Estate, and determine reasonable compensation, if any, for directors to serve on the Consolidated SWINC Estate Governing Board.

K.       The SWINC Plan Administrator

         1. Appointment

         From and after the Effective Date, a Person appointed by the Consolidated SWINC Estate Governing Board shall serve as the SWINC Plan Administrator pursuant to the SWINC Plan Administrator Agreement and the Third Joint Plan, until death, resignation, discharge or the appointment of a successor SWINC Plan Administrator in accordance with the SWINC Plan Administrator Agreement.

         2. Rights, Powers and Duties of the SWINC Estate and the SWINC Plan Administrator

         The Consolidated SWINC Estate shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Third Joint Plan. Except as otherwise provided in the Third Joint Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Third Joint Plan, such rights, powers and duties, which shall be exercisable by the SWINC Plan Administrator on behalf of the Consolidated SWINC Estate pursuant to the Third Joint Plan and the SWINC Plan Administrator Agreement, shall include, among others:

         (a) investing the Cash of the Consolidated SWINC Estate, including, but not limited to, the Cash held in the Reserves in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (ii) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (iii) any other investments that may be permissible under (a) Bankruptcy Code section 345 or (b) any order of the Court entered in the Debtors' Chapter 11 cases;

         (b) calculating and paying all distributions to be made under the Third Joint Plan, the SWINC Plan Administrator Agreement and other orders of the Court to holders of Allowed Claims against and Interests in the Consolidated SWINC Estate;

         (c) employing, supervising and compensating professionals retained to represent the interests of and serve on behalf of the Consolidated SWINC Estate;

         (d) objecting to Claims or Interests filed against the Consolidated SWINC Estate;

         (e) seeking estimation under Bankruptcy Code section 502(c) of contingent or unliquidated claims filed against the Consolidated SWINC Estate;

         (f) seeking determination of tax liability of the Consolidated SWINC Estate under Bankruptcy Code section 505;

         (g) exercising all powers and rights, and taking all actions, contemplated by or provided for in the SWINC Plan Administrator Agreement;

         (h) voting the shares of Reorganized SWINC New Series A Preferred Stock in connection with any matter submitted to a vote of the stockholders of Reorganized SWINC, as directed by the Consolidated SWINC Estate Governing Board;

         (i) pursuing any and all rights under the insurance policies of a Debtor providing coverage with respect to Insured Claims; and

         (j) taking any and all other actions necessary or appropriate to implement or consummate the Third Joint Plan and the provisions of the SWINC Plan Administrator Agreement.

         3. Compensation

         The SWINC Plan Administrator shall be compensated from the SWINC Operating Reserve pursuant to the terms of the SWINC Plan Administrator Agreement, as it may be modified from time to time by the Consolidated SWINC Estate Governing Board. Any professionals retained by the SWINC Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the SWINC Operating Reserve. The payment of the fees and expenses of the SWINC Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Court.

         4. Indemnification

         SWINC, the SWINC Subsidiaries, the Consolidated SWINC Estates and Reorganized SWINC shall, to the fullest extent permitted by the applicable laws of the jurisdiction in which each such entity is incorporated or otherwise organized, indemnify and hold harmless the SWINC Plan Administrator (in his capacity as such) and the agents, representatives, professionals and employees of the SWINC Plan Administrator (collectively the "Indemnified Parties"), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to SWINC, the SWINC Subsidiaries and their Estate(s) or the implementation or administration of the Third Joint Plan and the Reorganized SWINC Plan Administrator Agreement if the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of SWINC, the SWINC Subsidiaries and their Estate(s), as the case may be, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent SWINC, the SWINC Subsidiaries, their Estate(s) or Reorganized SWINC indemnifies and holds harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the SWINC Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the SWINC Operating Reserve. The indemnification provisions of the SWINC Plan Administrator Agreement shall remain available to and be binding upon any future SWINC Plan Administrator or the estate of any decedent SWINC Plan Administrator and shall survive the termination of the SWINC Plan Administrator Agreement.

         5. Insurance

         The SWINC Plan Administrator shall be authorized to obtain all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, SWINC, the SWINC Subsidiaries, and the Consolidated SWINC Estate including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Consolidated SWINC Estate and (ii) the liabilities, duties and obligations of the SWINC Plan Administrator and its agents, representatives, employees or independent contractors under the SWINC Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the SWINC Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the SWINC Plan Administrator Agreement.

         6. Authority to Object to Claims and Interests and to Settle Disputed Claims

         Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims against them and/or claims that they may have against other Persons. The Debtors expressly reserve the right (with Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to (i) the SWINC Plan Administrator pursuant to Articles VII.K of the Third Joint Plan, or (ii) the SWE&C Liquidating Trustee pursuant to Articles VII.N of the Third Joint Plan.

L.       The Asbestos Trust

         The Asbestos Trust is the result of a settlement and compromise of disputes between the Proponents and the Asbestos Insurance Carriers. On the Effective Date, and pursuant to the terms of the Asbestos Trust Agreement, the Debtors shall transfer to the Asbestos Trust Cash in the amount of $4.5 million and an Allowed Class 5B Claim in the amount of $1.0 million for distribution to holders of Allowed Asbestos Claims and to pay the reasonable and necessary costs and expenses associated with administering the Asbestos Trust, any litigation related to the liquidation, resolution, settlement or compromise of the Asbestos Claims or any litigation related to the resolution, settlement or compromise regarding Asbestos Insurance Issues. On the Effective Date, and pursuant to the terms of the Asbestos Trust Agreement, the Debtors shall transfer to the Asbestos Trustee all of their rights with respect to, among other things, indemnification, contribution or reimbursement under the insurance policies issued by the Asbestos Insurance Carriers (but not the policies themselves) and all of their rights under any other policies that provide coverage for Asbestos Claims (but not those policies themselves), but only to the extent of such coverage under those policies. Notwithstanding anything to the contrary herein, the Debtors or their respective successors and assigns under the Third Joint Plan shall retain any and all rights under policies issued by the Asbestos Insurance Carriers or the policies providing coverage for Asbestos Claims with respect to coverage for any Claims other than Asbestos Claims. The Asbestos Trust shall remain in existence until dissolved by the Asbestos Trustee, and upon termination, any remaining assets of the Asbestos Trust shall revert and be paid over to the SWE&C Liquidating Trust.

M.       The Asbestos Trustee

         1. Appointment

         From and after the Effective Date, Mr. James Carroll shall serve as the Asbestos Trustee pursuant to the Third Joint Plan, until death, resignation, discharge or the appointment of a successor Asbestos Trustee. The Asbestos Trustee shall have and perform all duties, responsibilities, rights and obligations set forth in the Asbestos Trust Agreement.

         2. Rights, Powers and Duties of the Asbestos Trustee

         The Asbestos Trustee shall retain and have all the rights, powers and duties necessary to carry out his or her responsibilities under the Third Joint Plan and the Asbestos Trust Agreement. Such rights, powers and duties, which shall be exercisable by the Asbestos Trustee on behalf of the Debtors pursuant to the Third Joint Plan and the Asbestos Trust Agreement, shall include, among others:

         (a) maintaining any Unclaimed Distribution Reserve for the benefit of the holders of Allowed Asbestos Claims;

         (b) investing Cash in the Asbestos Trust in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (ii) money market deposit accounts, checking accounts, savings accounts, certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (iii) any other investments that may be permissible under (x) Bankruptcy Code section 345 or
(y) any order of the Court entered in the Debtors' Chapter 11 Cases;

         (c) calculating and paying of all distributions to be made under the Third Joint Plan, the Asbestos Trust Agreement, and other orders of the Court, to holders of Allowed Asbestos Claims that have become undisputed, non-contingent, and liquidated claims;

         (d) employing, supervising and compensating professionals, if any, necessary to represent the interests of and serve on behalf of the Asbestos Trust;

         (e) objecting to, defending against and settling Asbestos Claims, and seeking estimation of contingent or unliquidated Asbestos Claims under Bankruptcy Code section 502(c);

         (f) dissolving the Asbestos Trust;

         (g) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Asbestos Trust Agreement;

         (h) taking any and all other actions necessary or appropriate to implement the provisions of the Asbestos Trust Agreement;

         (i) making and filing any tax returns for the Asbestos Trust;

         (j) taking any actions necessary to ensure that the Asbestos Insurance Carriers will receive timely notice of any Asbestos Claim or demand including, without limitation, taking action to maintain the corporate existence of one or more of the Debtors;

         (k) entering into one or more coverage in place agreements with the Asbestos Insurance Carriers on terms satisfactory to the Asbestos Trustee or take other appropriate action with respect to insurance provided by the Asbestos Insurance Carriers; and

         (l) taking any actions necessary to ensure the preservation of the Debtors' documents to the extent such documents may be necessary to the defense of Asbestos Claims, including, without limitation, the entry into long-term storage agreements with respect to such documents.

         3. Compensation of the Asbestos Trustee

         The Asbestos Trustee will be compensated at a rate of $300 per hour. Any professionals retained by the Asbestos Trust shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Asbestos Trust. The payment of the fees and expenses of the Asbestos Trustee and his retained professionals, if any, shall be made in the ordinary course of business and shall not be subject to the approval of the Court.

         4. Indemnification

         The Asbestos Trust shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Asbestos Trustee (in his capacity as such) and the Asbestos Trustee's and the Asbestos Trust's agents, representatives, professionals, and employees (collectively, the "Indemnified Parties"), from and against and in respect to any and all liabilities, losses, damages, claims, costs, and expenses, including but not limited to attorneys' fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Asbestos Trust or the implementation or administration of the Third Joint Plan and the Asbestos Trust Agreement, if the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Asbestos Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent that the Asbestos Trust must indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Asbestos Trustee in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Asbestos Trust. The indemnification provisions of the Asbestos Trust Agreement shall remain available to and be binding upon any future Asbestos Trustee or the estate of any decedent Asbestos Trustee and shall survive the termination of the Asbestos Trust Agreement.

         5. Insurance

         The Asbestos Trustee shall be authorized to obtain all reasonably necessary insurance coverage for himself, his agents, representatives, employees and independent contractors, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Asbestos Trust and (ii) the liabilities, duties, and obligations of the Asbestos Trustee and his agents, representatives, employees, independent contractors under the Asbestos Trust Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Asbestos Trustee, remain in effect for a reasonable period (not to exceed five years) after the termination of the Asbestos Trust Agreement.

         6. Asbestos Insurance Policies

         The Third Joint Plan shall not expand the scope of, the amount of, or alter in any other way the Asbestos Insurance Carriers' obligations under their policies. The Third Joint Plan shall not operate as a waiver of certain proofs of claim filed by the Asbestos Insurance Carriers in the Chapter 11 Cases, provided, however, that to the extent such Claims relate to Asbestos Claims, the Asbestos Insurers' Claims are deemed satisfied in full, except for claims by Travelers Insurance Company and its affiliates for premiums under retrospectively rated insurance policies issued to the Debtors.

N.       The SWE&C Liquidating Trust

         1. Appointment of Trustee

         From and after the Effective Date, a Person appointed by the SWE&C Liquidating Trust Advisory Board shall serve as the SWE&C Liquidating Trustee pursuant to the SWE&C Liquidating Trust Agreement and the Third Joint Plan, until death, resignation, discharge or the appointment of a successor SWE&C Liquidating Trustee in accordance with the SWE&C Liquidating Trust Agreement. The SWE&C Liquidating Trustee shall have and perform all duties, responsibilities, rights and obligations set forth in the SWE&C Liquidating Trust Agreement, including resolving claims solely against the Consolidated SWE&C Estate.

         2. Transfer of SWE&C Liquidating Trust Assets to the SWE&C Liquidating Trust

         On the Effective Date, SWE&C, the SWE&C Subsidiaries and their Estates shall transfer and shall be deemed to have irrevocably transferred to the SWE&C Liquidating Trust, for and on behalf of the beneficiaries of the SWE&C Liquidating Trust, the SWE&C Liquidating Trust Assets.

         3. The SWE&C Liquidating Trust

               (a) Without any further action of the directors of SWE&C or the SWE&C Subsidiaries, on the Effective Date, the SWE&C Liquidating Trust Agreement, substantially in the form annexed to the Third Joint Plan as Exhibit C, shall become effective. The SWE&C Liquidating Trustee shall accept the SWE&C Liquidating Trust and sign the SWE&C Liquidating Trust Agreement on the Effective Date and the SWE&C Liquidating Trust will then be deemed created and effective.

               (b) The SWE&C Liquidating Trustee shall have full authority to take any steps necessary to administer the SWE&C Liquidating Trust Agreement, including, without limitation, the duty and obligation (i) to liquidate SWE&C Liquidating Trust Assets, (ii) to make distributions therefrom to holders of Allowed Claims against SWE&C and the SWE&C Subsidiaries, (iii) to maintain any Reserves on behalf of and for the benefit of the beneficiaries of the SWE&C Liquidating Trust,
                      (iv) to vote the shares of Reorganized SWINC New Common Stock in connection with any matter submitted to a vote of the stockholders of Reorganized SWINC, as directed by the SWE&C Liquidating Trust Advisory Board, and (v) if authorized by the SWE&C Liquidating Trust Advisory Board, to pursue and settle any Disputed Claims filed solely against or Disputed Interests solely in the Consolidated SWE&C Estate in accordance with and subject to the provisions of the Third Joint Plan. The SWE&C Liquidating Trustee shall not at any time, whether on behalf of the SWE&C Liquidating Trust, SWE&C, the SWE&C Subsidiaries, or their Estates, continue or engage in the conduct of trade or business, and no part of the SWE&C Liquidating Trust or the proceeds, revenue or income therefrom shall be used or disposed of by the SWE&C Liquidating Trustee in the furtherance of any business.

               (c) All costs and expenses associated with the administration of the SWE&C Liquidating Trust, including those rights, obligations and duties described in
                      Article VII.O of the Third Joint Plan, shall be the responsibility of and paid by the SWE&C Liquidating Trust from the SWE&C Liquidating Trust Assets.

               (d) The SWE&C Liquidating Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the "SWE&C Liquidating Trustee Professionals"), in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of the Third Joint Plan including, without limitation, the liquidation and distribution of SWE&C Liquidating Trust Assets.

               (e) The Debtors intend that the SWE&C Liquidating Trust will be treated as a "liquidating trust" within the meaning of Section 301.7701-4(d) of the Tax Regulations. Accordingly, it is intended that the transfer of the SWE&C Liquidating Trust Assets to the SWE&C Liquidating Trust shall be treated, for federal income tax purposes, as a deemed transfer of the SWE&C Liquidating Trust Assets to the beneficiaries of the SWE&C Liquidating Trust for all purposes of the IRC, followed by a deemed transfer of such assets by such beneficiaries to the SWE&C Liquidating Trust. The SWE&C Liquidating Trust shall be considered a "grantor" trust, and the beneficiaries of the SWE&C Liquidating Trust shall be treated as the grantors and the deemed owners of the SWE&C Liquidating Trust.

               (f) The SWE&C Liquidating Trustee shall be responsible for filing all federal, state and local tax returns for the SWE&C Liquidating Trust.

               (g) The SWE&C Liquidating Trustee shall retain any and all rights under any insurance policies of a Debtor providing coverage with respect to Insured Claims.

               (h) The SWE&C Liquidating Trust shall terminate on the later of (i) the tenth (10) anniversary of the Confirmation Date or (ii) the distribution of all property in accordance with the terms of the SWE&C Liquidating Trust Agreement.

         4. Compensation of the SWE&C Liquidating Trustee

         The SWE&C Liquidating Trustee shall be compensated from the SWE&C Operating Reserve pursuant to the terms of the SWE&C Liquidating Trust Agreement. Any professionals retained by the SWE&C Liquidating Trustee shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the SWE&C Operating Reserve, subject to the prior approval of the SWE&C Liquidating Trust Advisory Board. The payment of the fees and expenses of the SWE&C Liquidating Trustee and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Court.

         5. The SWE&C Liquidating Trust Advisory Board

         The SWE&C Liquidating Trust Advisory Board shall be comprised of three (3) members selected by the Creditors' Committee prior to the Confirmation Hearing. The SWE&C Liquidating Trustee shall consult regularly with the SWE&C Liquidating Trust Advisory Board when carrying out the purpose and intent of the SWE&C Liquidating Trust. The members of the SWE&C Liquidating Trust Advisory Board shall receive compensation as determined by the SWE&C Liquidating Trust Advisory Board, in its discretion from time to time for their services on the SWE&C Liquidating Trust Advisory Board, in carrying out the purpose of the SWE&C Liquidating Trust Advisory Board. Reimbursement of the reasonable and necessary expenses of the members of the SWE&C Liquidating Trust Advisory Board shall be payable by the SWE&C Liquidating Trust.

               (a) In the case of an inability or unwillingness of any member of the SWE&C Trust Advisory Board to serve, such member shall be replaced by designation of the remaining members of the SWE&C Trust Advisory Board. If any position on the SWE&C Trust Advisory Board remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the SWE&C Liquidating Trustee without the requirement of a vote by the other members of the SWE&C Trust Advisory Board.

               (b) Upon the certification by the SWE&C Liquidating Trustee that all SWE&C Liquidating Trust Assets have been distributed, abandoned or otherwise disposed of, the members of the SWE&C Liquidating Trust Advisory Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

               (c) The SWE&C Liquidating Trust Advisory Board may, by majority vote, authorize the SWE&C Liquidating Trustee to invest the corpus of the SWE&C Liquidating Trust in prudent investments other than those described in Bankruptcy Code section 345.

               (d) The SWE&C Liquidating Trust Advisory Board may remove the SWE&C Liquidating Trustee in its discretion. In the event the requisite approval is not obtained, the SWE&C Liquidating Trustee may be removed by the Court for cause shown. In the event of the resignation or removal of the SWE&C Liquidating Trustee, the SWE&C Liquidating Trust Advisory Board shall, by majority vote, designate a person to serve as successor SWE&C Liquidating Trustee.

               (e) Notwithstanding anything to the contrary in the Third Joint Plan, neither the SWE&C Liquidating Trust Advisory Board nor any of its members, designees, counsel, financial advisors or any duly designated agent or representative of any such party shall be liable for the act, default or misconduct of any other member of the SWE&C Liquidating Trust Advisory Board, nor shall any member be liable for anything other than such members' own gross negligence or willful misconduct. The SWE&C Liquidating Trust Advisory Board may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with its counsel, accountants or other professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the SWE&C Liquidating Trust Advisory Board determines not to consult with its counsel, accountants or other professional, it shall not be deemed to impose any liability on the SWE&C Liquidating Trust Advisory Board, or its members and/or designees.

               (f) The SWE&C Liquidating Trust Advisory Board shall govern its proceedings through the adoption of by-laws, which the SWE&C Liquidating Trust Advisory Board may adopt by majority vote. No provision of such by-laws shall supersede any express provision of the Third Joint Plan.

O.       Interestate Oversight Board

         From and after the Effective Date, a three (3) member board shall be appointed to resolve Interestate Disputes. The Interestate Oversight Board shall consist of: (1) a director designated by the Consolidated SWINC Estate Governing Board, who shall not be the SWINC Plan Administrator (the "SWINC Designee"); (2) a director designated by the SWE&C Liquidating Trust Advisory Board, who shall not be the SWE&C Liquidating Trustee (the "SWE&C Designee); and (3) a director agreed to by the SWINC Designee and the SWE&C Designee (the "Joint Designee"). In the event that the SWINC Designee and the SWE&C Designee cannot agree as to the appointment of the Joint Designee, each will recommend two (2) independent nominees (i.e., individuals who hold no interest in or claims against any of the Debtors or their affiliates) and the Court shall appoint the Joint Designee.

         The SWINC and SWE&C Designees on the Interestate Oversight Board shall not receive compensation for their service on the Interestate Oversight Board, although they shall be entitled to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Interestate Oversight Board. The Joint Designee shall be entitled to compensation at such amounts agreed to by the Joint Designee and the other Interestate Oversight Board members. Reimbursement of the reasonable and necessary expenses of the members of the Interestate Oversight Board shall be payable one-half from the Consolidated SWINC Estate and one-half from the Consolidated SWE&C Estate. The Interestate Oversight Board shall have the authority to resolve all Interestate Disputes. In the event that there is no unanimity as to the resolution of any interestate dispute after 30 days, the Joint Designee shall issue a final and binding resolution based on the facts, equities and legal authorities. The Interestate Oversight Board shall have the authority to choose counsel to defend against or pursue claims that affect both estates, including, among other things, environmental litigation, insurance matters., and assets.

P.       Other Matters

         1. Treatment of Executory Contracts and Unexpired Leases

         Under Bankruptcy Code section 365, the Debtors have the right, subject to court approval, to assume or reject any executory contract or unexpired lease. If the Debtors reject an executory contract or unexpired lease that was entered into before the Petition Date, the contract or lease will be treated as if it had been breached on the date immediately preceding the Petition Date, and the other party to the agreement will have a General Unsecured Claim for damages incurred as a result of the rejection. In the case of rejection of employment severance agreements and real property leases, damages are subject to certain limitation imposed by Bankruptcy Code sections 365 and 502.

         (a) Rejected Contracts and Leases

         Except as otherwise provided in the Third Joint Plan, the Confirmation Order, or in any contract, instrument, release or other agreement or document entered into in connection with the Third Joint Plan, each of the prepetition executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, shall be deemed rejected by the applicable Debtor effective on the Confirmation Date and subject to the occurrence of the Effective Date, unless such contract or lease (i) previously (a) shall have been assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases assumed and assigned to Shaw) or (b) shall have expired or terminated pursuant to its own terms, or (ii) is listed on the schedule of assumed contracts and leases attached as Exhibit H to the Third Joint Plan; provided, however, that neither the inclusion by the Debtors of a contract or lease in Third Joint Plan Exhibit H nor anything contained in
Article X of the Third Joint Plan shall constitute an admission by any Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns has any liability thereunder. The Confirmation Order shall constitute an order of the Court approving the rejections described in Article X of the Third Joint Plan, pursuant to Bankruptcy Code section 365, as of the Confirmation Date.

         (b) Rejection Damages Bar Date

         If the rejection of an executory contract or unexpired lease pursuant to Article X.A of the Third Joint Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, the SWINC Plan Administrator, the SWE&C Liquidating Trust or their respective successors or properties unless a proof of Claim is filed and served on the Debtors and counsel for the Debtors within thirty (30) days after service of a notice of entry of the Confirmation Order or such other date as prescribed by the Court.

         (c) Assumed Contracts and Leases

         Except as otherwise provided in the Third Joint Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Third Joint Plan, the Debtors shall assume (and assign, as the case may be) each of the executory contracts and unexpired leases listed on Third Joint Plan Exhibit H. The Proponents have attached a preliminary list of the executory contracts and unexpired leases as part of the Third Joint Plan and reserve the right to amend that list up to and prior to the deadline for objections to the Third Joint Plan, October 20, 2003. Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Third Joint Plan may be in default shall be satisfied, under Bankruptcy Code section 365(b)(1), by Cure on the Effective Date. In the event of a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Debtors or any assignee of the Debtors to provide "adequate assurance of future performance" (within the meaning of Bankruptcy Code section 365) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption or assignment, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment. The Confirmation Order shall constitute an order of the Court approving the assumptions (as assignments, as the case may be) described in
Article X.C of the Third Joint Plan, pursuant to Bankruptcy Code section 365, as of the Effective Date.

         (d) Pension Plan

         The Pension Plan shall be assumed pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2), to the extent it is executory. The Third Joint Plan does not purport to release or affect any causes of action pursuant to ERISA concerning the Pension Plan, the Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the Group Life Insurance and Spouses Insurance Plan of Stone & Webster and the Employee Investment Plan of Stone & Webster, Incorporated and Participating Subsidiaries, or limit any potential claim of the Secretary of Labor, United States Department of Labor, pursuant to the stipulated agreement between SWINC and the Secretary of Labor, United States Department of Labor, filed by the Debtors on or about February 26, 2002.

         (e) Indemnification Obligations

         Except as otherwise provided in the Third Joint Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Third Joint Plan, any and all indemnification obligations that the Debtors have pursuant to a contract, instrument, agreement, certificate of incorporation, by-law, comparable organizational document or any other document or applicable law shall be rejected as of the Effective Date of the Third Joint Plan, to the extent executory.

         2. Bar Dates for Certain Claims

         (a) Administrative Claims

         The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims, which date will be sixty (60) days after the Confirmation Date (the "Administrative Claims Bar Date"). Holders of asserted Administrative Claims, except for Professional Fee Claims, not paid prior to the Effective Date shall submit requests for payment of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of the Confirmation Date to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors, the SWINC Plan Administrator and the SWE&C Liquidating Trustee, as the case may be, shall have ninety (90) days (or such longer period as may be allowed by order of the Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims.

         (b) Professional Fee Claims; Substantial Contribution Claims

         All Persons requesting compensation or reimbursement of Professional Fee Claims pursuant to Bankruptcy Code section 327, 328, 330, 331, 503(b) or 1103 for services rendered to the Debtors prior to the Effective Date (including requests under Bankruptcy Code section 503(b)(4) by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) shall file and serve on the SWINC Plan Administrator and the SWE&C Liquidating Trustee an application for final allowance of compensation and reimbursement of expenses no later than ninety (90) days after the Confirmation Date, unless otherwise ordered by the Court (the "Professional Fee Bar Date"). Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the SWINC Plan Administrator, the SWE&C Liquidating Trustee and the requesting Professional or other entity no later than sixty (60) days after the Professional Fee Bar Date (or such longer period as may be allowed by order of the Court).

         3. Withholding and Reporting Requirements

         In connection with the Third Joint Plan and all distributions thereunder, the SWINC Disbursing Agent and the SWE&C Liquidating Trust Disbursing Agent shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions shall be subject to any such withholding and reporting requirements. The SWINC Disbursing Agent and the SWE&C Liquidating Trust Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.


         4.       Setoffs

                  The SWINC Plan Administrator and the SWE&C Liquidating Trustee may, pursuant to Bankruptcy Code section 553 or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Third Joint Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim shall constitute a waiver or release by the SWINC Plan Administrator or the SWE&C Liquidating Trustee, as the case may be, of any such claim that the Debtors may have against such holder.

                  Unless otherwise authorized by a Final Order, any holder of a Claim must assert any setoff rights against a Claim by a Debtor against such entity by filing an appropriate motion seeking authority to setoff on or before the Confirmation Date or will be deemed to have waived and be forever barred from asserting any right to setoff against a Claim by a Debtor notwithstanding any statement to the contrary in a proof of claim or any other pleading or document filed with the Bankruptcy Court or delivered to the Debtors.

         5.       Payment of Statutory Fees

                  All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, shall be paid on the Effective Date, and neither the Debtors, their Estates, the SWINC Plan Administrator nor the SWE&C Liquidating Trustee shall thereafter be liable for the payment of any additional fees under 28 U.S.C. ss. 1930, other than with respect to the Chapter 11 Cases of SWINC and SWE&C.

         6.       Amendment or Modification of the Third Joint Plan

                  The Plan Proponents may alter, amend, or modify the Third Joint Plan or any Third Joint Plan Exhibits under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing, provided all Plan Proponents have agreed to such alteration, amendment or modification. After the Confirmation Date and prior to substantial consummation of the Third Joint Plan as defined in section 1101(2) of the Bankruptcy Code, the Plan Proponents may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Third Joint Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Third Joint Plan.

         7.       Severability of Plan Provisions

                  If, prior to the Confirmation Date, any term or provision of the Third Joint Plan is determined by the Court to be invalid, void or unenforceable, the Court, at the request of any Debtor, will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Third Joint Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Third Joint Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         8.       Successors and Assigns

         The rights, benefits and obligations of any entity named or referred to in the Third Joint Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity.

         9.       Plan Supplement

         Any and all exhibits, lists or schedules not filed with the Third Joint Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court no later than the deadline for objection to the Third Joint Plan, October 20, 2003. Upon its filing, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court or its designee during normal business hours. Claimholders and Interestholders may obtain a copy of the Plan Supplement upon written request to Debtor in accordance with
Article XIII.H of the Third Joint Plan. The Plan Proponents explicitly reserve the right to modify or make additions to or subtractions from any schedule to the Third Joint Plan and to modify any exhibit to the Third Joint Plan prior to the Confirmation Hearing.

         10.      Revocation, Withdrawal or Non-Consummation

         The Plan Proponents reserve the right, to revoke or withdraw the Third Joint Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Plan Proponents revoke or withdraw the Third Joint Plan or if Confirmation or Consummation does not occur, then, (i) the Third Joint Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Third Joint Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by the Third Joint Plan, and any document or agreement executed pursuant to the Third Joint Plan, shall be deemed null and void, and (iii) nothing contained in the Third Joint Plan shall
(a) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (b) prejudice in any manner the rights of such Debtors or any other Person, or (c) constitute an admission of any sort by the Debtors or any other Person.

Q.       Retention of Jurisdiction

                  Pursuant to Bankruptcy Code sections 105(a) and 1142 and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Third Joint Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                  (b) Hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

                  (c) Hear and determine all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor may be liable, including, if necessary, the nature or amount of any required Cure of the liquidation or allowance of any Claims arising therefrom;

                  (d) Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Third Joint Plan;

                  (e) Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

                  (f) Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Third Joint Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Third Joint Plan, the Disclosure Statement or the Confirmation Order;

                  (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Third Joint Plan or any contract, instrument, release or other agreement or document that is executed or created pursuant to the Third Joint Plan, or any entity's rights arising from or obligations incurred in connection with the Third Joint Plan or such documents;

                  (h) Consider any modifications of the Third Joint Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Court including, without limitation, the Confirmation Order;

                  (i) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Third Joint Plan or under Bankruptcy Code sections 330, 331 503(b), 1103 and 1129(a)(4), provided, however, that from and after the Effective Date the payment of fees and expenses of the Professionals of Reorganized SWINC shall be made in the ordinary course of business and shall not be subject to the approval of the Court;

                  (j) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation or enforcement of the Third Joint Plan or the Confirmation Order;

                  (k) Hear and determine matters concerning state, local and federal taxes in accordance with Bankruptcy Code sections 346, 505 and 1146;

                  (l) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Third Joint Plan are enjoined or stayed;

                  (m) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

                  (n) Hear and determine all disputes or other matters arising in connection with the interpretation, implementation or enforcement of the Asset Purchase Agreement and the Sale Order;

                  (o) Hear and determine disputes with respect to compensation of the SWE&C Liquidating Trustee and his professional advisors;

                  (p) Hear and determine disputes with respect to compensation of the SWINC Plan Administrator and his professional advisors;

                  (q) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

                  (r)      Enter a final decree closing the Chapter 11 Cases.

R.       Conditions To Confirmation and Consummation

         1.       Conditions to Confirmation

                  The following are conditions precedent to the occurrence of the Confirmation Date: (a) the entry of an order finding that the Disclosure Statement contains adequate information within the meaning of Bankruptcy Code section 1125 and (b) the proposed Confirmation Order shall be in a form and substance reasonably acceptable to the Plan Proponents.

         2.       Conditions to Effective Date

                  The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article XII.C of the Third Joint Plan:

                  (a) The Confirmation Order shall have been entered and become enforceable pursuant to Bankruptcy Rule 7052 and not the subject of a stay under Bankruptcy Rule 7062 and shall:

                           (i) authorize and direct the Plan Proponents to take
all actions necessary or appropriate to enter into, implement, and consummate the instruments, releases, and other agreements or documents created in connection with the Third Joint Plan;

                           (ii) authorize the issuance of Reorganized SWINC New
Common Stock, Reorganized SWINC New Series A Preferred Stock and Reorganized SWINC New Series B Preferred Stock; and

                           (iii) provide that the Reorganized SWINC New Common
Stock, the Reorganized SWINC New Series A Preferred Stock and the Reorganized SWINC New Series B Preferred Stock issued under the Third Joint Plan are exempt from registration under the Securities Act 1933, as amended, pursuant to
Section 4(2) of the Securities Act.

                  (b) All Plan Exhibits shall be in form and substance reasonably acceptable to the Plan Proponents and shall have been executed and delivered.

                  (c) All actions, documents and agreements necessary to implement the Third Joint Plan shall have been effectuated or executed.

         3.       Waiver of Conditions

                  Each of the conditions set forth in Articles XII.A and XII.B of the Third Joint Plan, may be waived in whole or in part by the Plan Proponents, without any other notice to parties in interest or the Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation or the Effective Date may be asserted by the Debtors or Reorganized SWINC regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors or Reorganized SWINC). The failure of the Debtors or Reorganized SWINC to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

S.       Effect of Third Joint Plan Confirmation

         1.       Binding Effect

                  The Third Joint Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims and Interests, and their respective successors and assigns.

         2.       Releases

                  (a)      Releases by the Debtors

                           On the Effective Date, each of the Debtors shall
release unconditionally (i) the SWE&C Liquidating Trustee, (ii) the SWE&C Liquidating Trust Disbursing Agent, (iii) the SWINC Disbursing Agent, (iv) the SWINC Plan Administrator, (v) their respective directors and officers, advisors, accountants, investment bankers, consultants, and attorneys, (vi) the Interestate Oversight Board, and (vii) the respective advisors, accountants, investment bankers, and attorneys of any of the foregoing, solely in their respective capacities as such, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors or Reorganized SWINC under the Third Joint Plan and the contracts, instruments, releases and other agreements delivered under the Third Joint Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or after the Petition Date and prior to or on the Effective Date and in any way relating to the Debtors, the Chapter 11 Cases, the Third Joint Plan or the Disclosure Statement.

                           On the Effective Date, each of the Debtors and their
Estates shall release unconditionally those present and former directors, which directors served only as directors and not as officers of any of the Debtors, in their respective capacities as such, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors or Reorganized SWINC under the Third Joint Plan and the contracts, instruments, releases and other agreements delivered under the Third Joint Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place prior to or on the Effective Date that could have been asserted by or on behalf of any of the Debtors or their Estates against such current and former directors.

                  (b)      Releases by Holders of Claims and Interests

                           On the Effective Date, to the fullest extent
permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, in consideration for the obligations of the Debtors and Reorganized SWINC under the Third Joint Plan and the Cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Third Joint Plan, each entity (other than a Debtor) that has held, holds or may hold a Claim or Interest (except for holders of Asbestos Claims), as applicable, will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the Debtors' or Reorganized SWINC's obligations under the Third Joint Plan and the contracts, instruments, releases, agreements and documents delivered under the Third Joint Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place at any time on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Third Joint Plan or the Disclosure Statement that such entity has, had or may have against (i) the Debtors, and, solely in their respective capacities as such: (ii) the SWE&C Liquidating Trustee, (iii) the SWE&C Liquidating Trust Disbursing Agent, (iv) the SWINC Disbursing Agent, (v) the SWINC Plan Administrator, and (vi) the Interestate Oversight Board; provided, however, that the Third Joint Plan does not release or otherwise affect any pre or post Effective Date Claim, except as to the Debtors, that any person may have against the fiduciaries of the Pension Plan, the Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the Group Life Insurance and Spouses Insurance Plan of Stone & Webster or the Employee Investment Plan of Stone & Webster Incorporated and Participating Subsidiaries solely in their capacity as fiduciaries of the Pension Plan or such other plan, and provided, further, however, that the Third Joint Plan does not release, enjoin, or otherwise affect in any way the Claims held by purchasers of the Stone & Webster, Incorporated securities before the Petition Date against any and all present and former directors and officers of the Debtors and any other non-Debtor third party.

                  (c)      Injunction Related to Releases

                           The Confirmation Order will permanently enjoin the
commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Third Joint Plan, including, but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in Article XIII.B of the Third Joint Plan, provided, however, that the Third Joint Plan does not release or otherwise affect any pre or post Effective Date Claim, except as to the Debtors, that any person may have against the fiduciaries of the Pension Plan, the Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the Group Life Insurance and Spouses Insurance Plan of Stone & Webster or the Employee Investment Plan of Stone & Webster Incorporated and Participating Subsidiaries solely in their capacity as fiduciaries of the Pension Plan or such other plan, and provided, further, however, that the Third Joint Plan does not release, enjoin, or otherwise affect in any way the Claims held by purchasers of the Stone & Webster, Incorporated securities before the Petition Date against any and all present and former directors and officers of the Debtors and any other non-Debtor third party.

         3.       Discharge of Claims and Termination of Interests

                  Pursuant to Bankruptcy Code section 1141(d)(1), Confirmation will discharge Claims against and Interests in SWINC and the SWINC Subsidiaries and no holder of a Claim against or Interest in SWINC or any SWINC Subsidiary may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against Reorganized SWINC, SWINC, a SWINC Subsidiary, their respective successors or their respective property, except as expressly provided in the Third Joint Plan.

                  Pursuant to Bankruptcy Code section 1141(d)(3), Confirmation will not discharge Claims against SWE&C and the SWE&C Subsidiaries; provided, however, that no holder of a Claim against SWE&C or the SWE&C Subsidiaries may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against, SWE&C, the SWE&C Subsidiaries, the Consolidated SWE&C Estate, their respective successors or their respective property, except as expressly provided in the Third Joint Plan.

         4.       Exculpation and Limitation of Liability

                  None of the Debtors, Federal, Maine Yankee, the Creditors' Committee, past and present members of the Creditors' Committee in their capacities as such, the Equity Committee, past and present members of the Equity Committee in their capacities as such, nor any of their respective present or former officers and directors (who were officers and directors on the Petition Date), advisors or attorneys shall have or incur any liability to, or be subject to any right of action by, any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission occurring on or after the Petition Date in connection with, relating to, or arising out of, the Debtors' Chapter 11 Cases, the pursuit of confirmation of the Third Joint Plan, the consummation of the Third Joint Plan or the administration of the Third Joint Plan or the property to be distributed under the Third Joint Plan, except for their willful misconduct or gross negligence and except with respect to any claim against a fiduciary of the Pension Plan, the Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the Group Life Insurance and Spouses Insurance Plan of Stone & Webster or the Employee Investment Plan of Stone & Webster Incorporated and Participating Subsidiaries with respect to the Pension Plan or such other plan, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Third Joint Plan, provided, however, that the Third Joint Plan does not release or otherwise affect any pre or post Effective Date Claim, except as to the Debtors, that any person may have against the fiduciaries of the Pension Plan, the Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the Group Life Insurance and Spouses Insurance Plan of Stone & Webster or the Employee Investment Plan of Stone & Webster Incorporated and Participating Subsidiaries solely in their capacity as fiduciaries of the Pension Plan or such other plan.

         5.       Injunction

                  Except as otherwise provided in the Third Joint Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, hold or may hold a Claim or other debt or liability against SWINC, a SWINC Subsidiary or the Consolidated SWINC Estate or an Interest in SWINC or a SWINC Subsidiary or the Consolidated SWINC Estate are (a) permanently enjoined from taking any of the following actions against the Estate of SWINC, the Estates of the SWINC Subsidiaries, the SWINC Plan Administrator (solely in his/her capacity as such), the Consolidated SWINC Estates, Reorganized SWINC, or any of their property on account of any such Claims or Interests and (b) preliminarily enjoined from taking any of the following actions against SWINC, a SWINC Subsidiary, the Consolidated SWINC Estate, Reorganized SWINC, or their property on account of such Claims or Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance;
(iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the SWINC or the SWINC Subsidiaries; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Third Joint Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Third Joint Plan, and provided, further, however, that the Third Joint Plan does not release or otherwise affect any pre or post Effective Date Claim, except as to the Debtors, that any person may have against the fiduciaries of the Pension Plan, the Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the Group Life Insurance and Spouses Insurance Plan of Stone & Webster or the Employee Investment Plan of Stone & Webster Incorporated and Participating Subsidiaries solely in their capacity as fiduciaries of the Pension Plan or such other plan. In addition, nothing in this provision will affect or impair the rights, if any, that a non-debtor entity has to take direct actions to recover under policies of insurance where such non-debtor entity is a "co-insured" or "additional insured" with a Debtor.

                  Except as otherwise provided in the Third Joint Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, hold or may hold a Claim or other debt or liability against SWE&C or the SWE&C Subsidiaries or an Interest in SWE&C or the SWE&C Subsidiaries are (a) permanently enjoined from taking any of the following actions against the Estate of SWE&C, the Estates of the SWE&C Subsidiaries, the SWE&C Liquidating Trustee, or any of their property on account of any such Claims or Interests and (b) preliminarily enjoined from taking any of the following actions against SWE&C, the SWE&C Subsidiaries or their property on account of such Claims or Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the SWE&C or the SWE&C Subsidiaries; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Third Joint Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Third Joint Plan, and provided, further, however, that the Third Joint Plan does not release or otherwise affect any pre or post Effective Date Claim, except as to the Debtors, that any person may have against the fiduciaries of the Pension Plan, the Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the Group Life Insurance and Spouses Insurance Plan of Stone & Webster or the Employee Investment Plan of Stone & Webster Incorporated and Participating Subsidiaries solely in their capacity as fiduciaries of the Pension Plan or such other plan. In addition, nothing in this provision will affect or impair the rights, if any, that a non-debtor entity has to take direct actions to recover under policies of insurance where such non-debtor entity is a "co-insured" or "additional insured" with a Debtor.

                  By accepting distributions pursuant to the Third Joint Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Third Joint Plan will be deemed to have specifically consented to the injunctions set forth in Article XIII.E of the Third Joint Plan.

         6.       Treatment of Indemnification Claims

                  Notwithstanding DGCL ss. 145 or any other state or local statute or rule, all existing indemnification and other similar obligations of any of the Debtors to its officers and directors relating to actions or inactions as of the Petition Date are rejected, to the extent executory, as of the Effective Date as provided for in the Third Joint Plan.

                  On August 24, 2000, H. Kerner Smith, the former President, Chief Executive Officer and Director of SWINC filed a proof of claim against the Debtors' estates seeking indemnification, contribution and reimbursement from SWINC (the "Smith Indemnification Claim") for certain expenses and contingent liabilities arising as a result of claims made against Mr. Smith as an officer and director of SWINC (the "D&O Claims").

                  On December 18, 2001, the Debtors filed their Second Omnibus Objection to Claims, which seeks, in part, to disallow and expunge the Smith Indemnification Claim on the grounds that it is contingent and unliquidated.

                  On February 1, 2002, Mr. Smith filed a Response to the Debtors' Second Omnibus Objection to Claims (the "Smith Response"), requesting that the Bankruptcy court allow the Smith Indemnification Claim unless and until the D&O Claims are resolved and Mr. Smith has in fact been indemnified fully through insurance. Alternatively, Mr. Smith requested that the Bankruptcy Court defer ruling on the Debtors' objection to the Smith Indemnification Claim pending final resolution of the D&O Claims. The Bankruptcy Court has not yet heard argument on the Debtors' Second Omnibus Objection to Claims or the Smith Response thereto.

                  Mr. Smith objects to the characterization and proposed treatment of the Smith Indemnification Claim under the Third Joint Plan, and the parties reserve all rights and remedies they may have in regard to the Smith Indemnification Claim and any objections thereto.

         7.       Term of Injunction or Stays

                  With respect to SWINC, the SWINC Subsidiaries, SWE&C and the SWE&C Subsidiaries all injunctions or stays provided for in the Chapter 11 Cases under section 105, 362 or 524 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estate(s) of SWINC and the SWINC Subsidiaries, SWE&C and the SWE&C Subsidiaries has been distributed.

                    V. CERTAIN RISK FACTORS TO BE CONSIDERED

                  Holders of Impaired Claims and Interests who are entitled to vote on the Third Joint Plan should read and carefully consider the following factors, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference herein), before deciding whether to vote to accept or to reject the Third Joint Plan.

A.       Certain Bankruptcy Considerations

                  Even if all Impaired voting classes vote to accept the Third Joint Plan, and with respect to any Impaired Class deemed to have rejected the Third Joint Plan, the requirements for "cramdown" are met, the Court may exercise substantial discretion and may choose not to confirm the Third Joint Plan. Bankruptcy Code section 1129 requires, among other things, that the value of distributions to dissenting holders of Claims and Interests may not be less than the value such holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. See Article IX. Although the Debtors believe that the Third Joint Plan will meet such a test, there can be no assurance that the Court will reach the same conclusion. See Appendix C-1 annexed hereto for a liquidation analysis of the Consolidated SWINC Estate and the Consolidated SWE&C Estate and Appendix C-2 for a liquidation analysis of each of the Debtors.

B.       Claims Estimations

                  There can be no assurance that the estimated amount of Claims and Interests set forth herein are correct, and the actual allowed amounts of Claims and Interests may differ from the estimates. The estimated amounts are subject to certain risks, uncertainties and assumptions, including the assumption that the distribution to Federal will be no less than $25 million, which will enable Class 9A: SWINC Equity Interests to receive a distribution of at least $.62 per share. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual allowed amounts of Claims and Interests may vary from those estimated herein.

C.       Certain Litigation

                  Although the Debtors believe that the Litigation Claims are valid, if the Debtors are unsuccessful in prosecuting such claims the SWINC Plan Administrator or the SWE&C Liquidating Trustee may not recover any assets for distribution under the Third Joint Plan. Litigation is inherently uncertain and there can be no guarantee of any outcome. The SWINC Plan Administrator or the SWE&C Liquidating Trustee may decide that the best hope for recovery lies in settling the Litigation Claims. Such settlements may be significantly less than the damages which were caused and/or the transfers to be recovered. For these reasons, the recoveries in connection with the Litigation Claims could change materially over time.

                  In addition, there are other claims, lawsuits, disputes with third parties, investigations and administrative proceedings against the Debtors relating to matters in the ordinary course of their business activities which could materially adversely affect the Debtors' reorganization.

D.       Income Taxes

                  Income tax liability with respect to the transactions contemplated by the Third Joint Plan may materially reduce the recovery to holders of Claims and Interests. The Debtors anticipate that they will recognize a significant amount of income as a result of the Third Joint Plan, including as a result of the Reversion. In general, income may be offset by net operating loss carryforwards ("NOLs"). Whether the Debtors and Reorganized SWINC will have sufficient NOLs to offset the income recognized, and whether any such NOLs would be available to offset such income, is subject to substantial uncertainty. Claims in bankruptcy by the IRS are given priority over all unsecured Claims, and any income not offset by NOLs will be subject to income taxation, materially reducing the recovery to holders of unsecured Claims and Interests.

         The Debtors believe that they and Reorganized SWINC will under go an "ownership change" (within the meaning of IRC ss. 382), which, but for the exception described below, would substantially eliminate their ability to offset income and gains recognized after the Effective Date with NOLs generated before the Effective Date. Under an exception to this "section 382 limitation," items of built- in income (i.e., economically accrued but unrealized income) may be generally be offset by pre-change losses without limitation, if (i) such items are attributable to pre-change periods but recognized after an ownership change and (ii) the corporation undergoing an ownership change has a net unrealized built-in gain (generally, if the fair market value of its qualifying assets exceeds its basis in those assets) (a "NUBIG"). It is uncertain, however, whether the Debtors and Reorganized SWINC will have a NUBIG on the Effective Date. If they do not have a NUBIG, and if, as anticipated, the Debtors and Reorganized SWINC are treated as incurring an ownership change, they would be unable to use any pre-change NOLs to offset income recognized as a result of the Third Joint Plan, including as a result of the Reversion. No assurances can be made in this regard, and even if the Debtors and Reorganized SWINC take the position that they are entitled to use pre-change NOLs to offset income recognized as a result of the Third Joint Plan (including the Reversion), the IRS may assert, and a court may sustain, a different position. If Reorganized SWINC is unable to utilize pre-change NOLs to offset income from Third Joint Plan (including the Reversion), the recovery by holders of unsecured Claims and Interests would be materially reduced or eliminated.

         The Debtors or Reorganized SWINC may also be treated as having constructively liquidated, for federal income tax purposes, prior to the dates of their actual liquidations, eliminating their NOLs and causing holders of Claims and Interests to recognize taxable gain or loss at the time of such constructive liquidation. Holders of Claims and Interests may also be treated as directly receiving and recognizing income recognized after the date of constructive liquidation (including as a result of the Reversion) that otherwise would have been treated as accruing to the Debtors or Reorganized SWINC. Such income would not be offset by the Debtors' or Reorganized SWINC's NOLs. In addition, some aspects of the Third Joint Plan could cause holders of Claims and Interests to recognize income without a corresponding receipt of cash with which to pay the associated tax liability and may prevent holders from using deductions to which the Debtors or Reorganized SWINC would have been entitled. Certain income may be recognized by holders of Claims and Interests regardless of their tax basis in their Claims and Interests, and regardless of whether a holder otherwise recognizes an overall loss as a result of the Third Joint Plan. For a fuller discussion of the income tax risks associated with the Third Joint Plan, see the section entitled "Certain Federal Income Tax Consequences of the Third Joint Plan."

         No opinion of counsel has been or will be sought or obtained, and no rulings or determinations of the IRS or any other taxing authorities have been sought or obtained, with respect to any income tax matters relating to the Third Joint Plan. Accordingly, no assurances may be made that the income tax consequences of the Third Joint Plan could not have material adverse effects on holders of Claims and Interests.

E.       Pension Plan

                  After the Effective Date, Reorganized SWINC intends to commence a dissolution proceeding in the Chancery Court of Delaware under DGCL ss.ss. 275-282. Reorganized SWINC then intends to undertake to terminate the Pension Plan with a date of plan termination ("DOPT") that falls during the pendency of the Delaware dissolution proceeding. After satisfying all liabilities of the Pension Plan to Pension Plan participants and beneficiaries, Reorganized SWINC may take a distribution of any residual assets, defined as the Reversion in the Third Joint Plan, of the Pension Plan.

                  As of December 31, 2002, the Pension Plan's enrolled actuary estimated that the Pension Plan had a substantial Reversion. Whether the Reversion will exist at a future date, and, if so, in what amount, will be determined by the appreciation or depreciation of Pension Plan assets, prevailing market annuity purchase rates, interest rates used to determine various benefits under the Pension Plan, mortality and other demographic experience, Pension Plan provisions and the interpretation of those provisions, and other factors. Accordingly, no assurances can be given regarding the existence or amount of the Reversion. Moreover, termination of the Pension Plan is subject to governmental review and approval. No assurance is given that approval will be obtained.

                  If Reorganized SWINC receives the Reversion, in addition to any income tax consequences that may result, the amount of the reversion will be subject to taxation under IRC ss. 4980. Unless one of the exceptions set forth in IRC ss. 4980 applies, IRC ss. 4980 imposes a tax of 50 percent of the amount of any employer reversion from a tax-qualified plan. If one of the exceptions applies, then the IRC ss. 4980 tax rate is 20 percent.

                  One of the exceptions that results in a 20 percent IRC ss. 4980 tax rate applies in the case of "an employer who, as of the termination date of the qualified plan, is in bankruptcy liquidation under chapter 7 of title 11 of the United States Code or in similar proceedings under State law." A dissolution proceeding in the Chancery Court of Delaware under DGCL ss.ss. 275-282 should constitute such a "similar" proceeding under state law and, therefore, termination of the Pension Plan with a DOPT that falls during the Delaware dissolution proceeding should result in a 20 percent tax rate under IRC ss. 4980. There can be no assurance that the IRS will agree with this position, however. The IRS could conclude that a dissolution proceeding in the Chancery Court of Delaware under DGCL ss.ss. 275-282 is not sufficiently "similar" to a bankruptcy liquidation under chapter 7 of title 11 of the United States Code to warrant a 20 percent tax rate under IRC ss. 4980. Or, the IRS could disregard the form of the Delaware dissolution proceeding because it follows a Chapter 11 reorganization, which, unlike a Chapter 7 liquidation or similar state law dissolution proceeding, does not qualify for the exception noted above to the 50 percent IRC ss. 4980 tax.

                  The Debtors may seek a private letter ruling from the IRS regarding the IRC ss. 4980 tax rate that would apply to Reorganized SWINC's receipt of the Reversion. No assurances are given, however, that the IRS will rule favorably or in advance of the date that holders of a Claim or Interest must vote on the proposed Third Joint Plan. In particular, the IRS could rule unfavorably, could decline to rule, could insist that any such ruling request be submitted only by Reorganized SWINC as the affected taxpayer (and therefore after the Effective Date), or could otherwise not rule until after the Effective Date.

             VI. APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

                  No registration statement will be filed under the Securities Act or any state securities laws with respect to the issuance or subsequent transfer of the Reorganized SWINC New Series A Preferred Stock, the Reorganized SWINC New Series B Preferred Stock or the Reorganized SWINC New Common Stock under the Third Joint Plan. The Debtors believe that Section 4(2) of the Securities Act and various provisions of state securities law exempt from federal and state securities registration requirements the offer and sale of such securities pursuant to the Third Joint Plan. Section 4(2) of the Securities Act provides an exemption from the registration requirements of the Securities Act for transactions by an issuer not involving any public offering. Given that Reorganized SWINC will be issuing securities to only three holders, each of whom is sophisticated and familiar with the operations of Reorganized SWINC and the terms of the Third Joint Plan, the Debtors believe that the issuance of securities contemplated by the Third Joint Plan will not constitute a public offering and will therefore be exempt from registration pursuant to Section 4(2) of the Securities Act. Subsequent transfers of the securities to be issued under the Third Joint Plan are not permitted.

                  It is not currently expected that Reorganized SWINC will become subject to the periodic reporting and other requirements of the Exchange Act as a result of the consummation of the Third Joint Plan. Reorganized SWINC intends to assess facts and circumstances, including the amount of assets held by Reorganized SWINC and the number of holders of its securities, as they exist following consummation of the Third Joint Plan and, with the advice of counsel, will make a determination regarding whether compliance with the periodic reporting and other requirements of the Exchange Act is necessary or appropriate. In the event that Reorganized SWINC determines that compliance is required, Reorganized SWINC will file with the SEC a Registration Statement on Form 10 or another appropriate registration statement form and otherwise comply with the requirements of the Exchange Act.

      VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE THIRD JOINT PLAN

                  A summary description of certain material United States federal income tax consequences of the Third Joint Plan is provided below. This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Third Joint Plan as discussed herein. Only the principal consequences of the Third Joint Plan for holders of Claims or Interests who are entitled to vote to accept or reject the Third Joint Plan are described below. No opinion of counsel has been or will be sought or obtained with respect to any tax consequences of the Third Joint Plan. Except possibly with respect to the IRC ss. 4980 consequences discussed below, no rulings or determinations of the IRS or any other tax authorities have been or will be sought or obtained with respect to any tax consequences of the Third Joint Plan, and the discussion below is not binding upon the IRS or such other authorities. No representations are being made regarding the particular tax consequences of the confirmation or implementation of the Third Joint Plan as to any holder of a Claim or Interest. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

                  The discussion of United States federal income tax consequences below is based on the IRC, Treasury Regulations, judicial authorities, published positions of the IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to differing interpretations or change (possibly with retroactive effect).

                  Except to a limited extent, the following discussion does not address foreign, state or local tax consequences of the Third Joint Plan, nor does it purport to address the United States federal income tax consequences of the Third Joint Plan to special classes of taxpayers (e.g., banks and certain other financial institutions, insurance companies, tax-exempt organizations, holders of Claims or Interests that are, or hold their Claims or Interests through, pass-through entities, persons whose functional currency is not the United States dollar, foreign persons, dealers in securities or foreign currency, persons who received their Stock pursuant to the exercise of an employee stock option or otherwise as compensation and persons holding certificates that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction). Furthermore, the following discussion does not address United States federal taxes other than income taxes. Finally, the following discussion does not address the tax consequences of the Third Joint Plan to Federal and to Maine Yankee. Each holder of a Claim or Interest is strongly urged to consult its own tax advisor regarding the United States federal, state, local and any foreign tax consequences of the transactions described herein or in the Third Joint Plan.

A.       Tax Consequences to the Debtors

                  It is anticipated that, for federal income tax purposes, Reorganized SWINC will recognize substantial income as a result of the reversion of the residual assets of the Pension Plan. This income may, however, generally be offset by net operating losses and net operating loss carryovers ("NOLs"). The Debtors hope that they and Reorganized SWINC will each have sufficient NOLs available, for federal income tax purposes, to offset all or substantially all of their anticipated income from the transactions contemplated by the Third Joint Plan (although some liability for federal alternative minimum tax may remain, as discussed below). This belief is, however, subject to substantial uncertainty, as described below. If any of the Debtors or Reorganized SWINC do not have sufficient NOLs available to offset the income recognized, any remaining income will be subject to income taxation, which may materially reduce the recovery to holders of Claims and Interests.

                  It is possible that any of the Debtors or Reorganized SWINC could be treated as having constructively liquidated, for federal income tax purposes, prior to its actual liquidation. Under this treatment, the constructively liquidated corporation's NOLs would be eliminated and any gain recognized in the constructive liquidation of a subsidiary would reduce its parent's NOLs. A premature constructive liquidation could therefore reduce or eliminate the ability of the Debtors or Reorganized SWINC to offset taxable income with such NOLs, thereby materially reducing or eliminating the amounts available for distribution to holders of Claims and Interests.

                  It is also possible that the ability of the Debtors or Reorganized SWINC to utilize NOLs could be substantially reduced or eliminated as a result of an ownership change. When a corporation undergoes an ownership change, the IRC generally limits its (and its subsidiaries') ability to utilize historic NOLs and net unrealized built-in losses ("NUBILs"). An "ownership change" is generally defined as a more than 50 percentage point change in equity ownership, measured by value, during the shorter of (1) the three-year period ending on each date on which such change in ownership is tested or (2) the period beginning on the day after the corporation's most recent ownership change. As a general rule, the limit on a corporation's ability to use its pre-change NOLs and NUBILs equals the product of the value of the stock of the corporation (with certain adjustments) immediately before the ownership change and the applicable "long-term tax-exempt rate" (4.35% for August, 2003). As a result, an ownership change would, except as described below, substantially eliminate the Debtors' and Reorganized SWINC's ability to use pre-change NOLs to offset income realized after an ownership change. There is an exception, however, under which items of built-in income (i.e., economically accrued but unrealized income) may be offset by pre-change losses without limitation, if (i) such items are attributable to pre- change periods but recognized after an ownership change and (ii) the corporation undergoing an ownership change has a NUBIG on the date of the ownership change. A corporation generally has a NUBIG if on the date of an ownership change the fair market value of its qualifying assets exceeds its basis in those assets. The Debtors believe that they will likely incur an ownership change as a result of the Third Joint Plan. Nevertheless, the Debtors also believe that any income from the reversion of the Pension Plan assets attributable to pre-change periods should qualify as built-in income for purposes of the exception described above. It is uncertain, however, whether the Debtors and Reorganized SWINC will have a NUBIG on the Effective Date. If they do not have a NUBIG, and if, as anticipated, the Debtors and Reorganized SWINC are treated as incurring an ownership change, they would be unable to use any pre-change NOLs to offset income recognized as a result of the Third Joint Plan, including as a result of the Reversion. The Debtors and Reorganized SWINC will continue to analyze these issues and decide whether to take the position that it can use pre-change NOLs to offset income recognized as a result of the Third Joint Plan, including as a result of the Reversion. No assurances can be made in this regard, and even if the Debtors and Reorganized SWINC take the position that they are entitled to use pre-change NOLs to offset income recognized as a result of the Third Joint Plan (including the Reversion), the IRS may assert, and a court may sustain, a different position. If Reorganized SWINC is unable to utilize pre-change NOLs to offset income from Third Joint Plan (including the Reversion), the recovery by holders of unsecured Claims and Interests would be materially reduced or eliminated.

                  A corporation may incur alternative minimum tax liability even where NOLs and other tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax. It is possible that the Debtors and Reorganized SWINC will be liable for the alternative minimum tax.

B. Tax Consequences to Holders of Claims and Interests

                  The United States federal income tax consequences of the transactions contemplated by the Third Joint Plan to holders of Allowed Claims and Interests (including the character, timing and amount of income, gain or loss or deduction recognized) will depend upon, among other things, (1) the manner in which a holder acquired a Claim or Interest; (2) the length of time the Claim or Interest has been held; (3) whether the Claim or Interest was acquired at a discount; (4) whether the holder has taken a bad debt or other deduction with respect to the Claim (or any portion thereof) in the current or prior years; (5) whether the holder has previously included accrued but unpaid interest with respect to the Claim; (6) the holder's method of tax accounting; and (7) whether the Claim is an installment obligation for United States federal income tax purposes. Therefore, holders of Claims or Interests should consult their own tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to them of the transactions contemplated by the Third Joint Plan.

                  Amounts treated as interest or dividend income (and certain other types of ordinary income) for federal income tax purposes will generally constitute taxable, ordinary income to a holder, regardless of whether the holder otherwise recognizes an overall loss as a result of the Third Joint Plan. In addition, a holder may be required to recognize certain types of income, including as a result of accrued but unpaid dividends or interest, imputed interest or "original issue discount" without a corresponding receipt of cash.

                  For purposes of the following discussion, a "United States holder" is a holder of an Allowed Claim or Interest that is (1) a citizen or individual resident of the United States, (2) a partnership or corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and properly elected to be treated as a United States person. A "Non-United States holder" is a holder that is not a United States holder.

                  Also for purposes of the following discussion, the "Initial Distribution Amount" and the "Semi-Annual Distribution Amount" are, as applicable, the Pro-Rata share of amount of cash and the fair market value (determined as of the date of receipt) of the Reorganized SWINC New Series A Preferred Stock or Reorganized SWINC New Series B Preferred Stock received by a holder of a Claim or Interest, in each case at the time of the Effective Date, Initial Distribution, Semi-Annual Distribution or receipt of the Reorganized SWINC New Series A Preferred Stock or Reorganized SWINC New Series B Preferred Stock, as applicable. For federal income tax purposes and for purposes of the discussion below, the SWINC Claims Administrator's receipt of Reorganized SWINC New Series A Preferred Stock and the Liquidating Trustee's receipt of Reorganized SWINC New Series B Preferred Stock will be treated as a receipt by the holder of a Claim or Interest for whose benefit such stock is received.

                  i. Allocation of Plan Distributions Between Principal and Interest

                  To the extent that any Allowed Claim entitled to a distribution under the Third Joint Plan comprises indebtedness and accrued but unpaid interest thereon, the Debtors intend to take the position that, for income tax purposes, such distribution shall be allocated (to the extent permitted) first to the principal amount of the Claim and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest. No assurances can be made in this regard. If, contrary to the Debtors' intended position, such a distribution were treated as being allocated first to accrued but unpaid interest, a holder of such an Allowed Claim would realize ordinary income with respect to the distribution in an amount equal to the accrued but unpaid interest not already taken into income under the holder's method of accounting.

                  ii. Consequences to Holders of Allowed SWINC Asbestos Claims and SWE&C Asbestos Claims (Classes 3A and 3B) ("Asbestos Claims")

                  Depending on the nature and origin of an Asbestos Claim, its character in the hands of the holder, and whether the holder has already claimed a deduction or loss with respect to such Claim, any gain or loss with respect to the receipt of Cash and Insurance Proceeds in respect of such Claim pursuant to the Third Joint Plan will generally be treated as capital gain or loss or ordinary income or deduction or excluded from gross income under Code section 104. Capital losses may generally offset only capital gains, although individuals may, to a limited extent, offset ordinary income with capital losses. A holder of an Asbestos Claim may be subject to taxation, under the "open transaction" or "closed transaction" methods described below, on its Pro Rata share of the Asbestos Claims. In addition, holders may be subject to other special tax rules that affect the character, timing and amount of any income, gain, loss or deduction. Accordingly, holders of Asbestos Claims are urged to consult their own tax advisors regarding the tax consequences of the Third Joint Plan to them.

                  iii. Consequences to Holders of Allowed SWINC and SWE&C Convenience Claims, SWINC and SWE&C General Unsecured Claims, SWINC Subordinated Claims and SWINC Securities Claims (Classes 4A, 4B, 5A, 5B, 7A and 8A)

                  A holder of an Allowed Class 4A: SWINC Convenience Claim or an Allowed Class 4B: SWE&C Convenience Claim (i.e., a holder of an Allowed Class 5A: SWINC General Unsecured Claim or an Allowed Class 5B: SWE&C General Unsecured Claim that elects to be treated in Class 4A or 4B, respectively) will generally recognize a taxable gain or loss, in the taxable year of the Effective Date, equal to the difference, if any, between (1) the amount received in respect of its Claim, and (2) the holder's adjusted tax basis in its Claim.

                  The receipt by a holder of its Pro-Rata share of Distribution Amounts, Reorganized SWINC New Series A Preferred Stock or Reorganized SWINC New Series B Preferred Stock in respect of the holder's Class 5A or 5B General Unsecured Claim, Class 7A: SWINC Subordinated Claim or Class 8A: SWINC Securities Claim will generally be a taxable transaction for United States federal income tax purposes, and may also be a taxable transaction for applicable state, local and foreign income tax purposes. The timing and amount of taxable gain or loss are, however, subject to some uncertainty.

                  Under the "closed transaction" method, a holder of a Class 5A or 5B General Unsecured Claim, a Class 7A: SWINC Subordinated Claim or Class 8A: SWINC Securities Claim should generally recognize gain or loss in the taxable year of the Effective Date equal to the difference, if any, between (1) the sum of (a) such holder's Pro-Rata share of any Initial Distribution Amount, (b) such holder's Pro-Rata share of any Semi-Annual Distribution Amounts received in the taxable year of the Effective Date and
(c) the fair market value, determined on the Effective Date, of such holder's Pro-Rata share of all Semi-Annual Distribution Amounts to be received in subsequent taxable years, over (2) such holder's adjusted tax basis in its Claim.

                  Under the "open transaction" method, such a holder should generally recognize gain (but not loss) with respect to such Claim, in each taxable year, beginning with the Effective Date, equal to the difference, if any, between (1) the cumulative total of any Initial and Semi-Annual Distribution Amounts received through the end of such taxable year, over (2) the sum of (a) such holder's tax basis in its Claim and (b) the cumulative total of the Initial and Semi-Annual Distribution Amounts already taken into account with respect to such Claim under the holder's method of accounting. Under this method, a holder should generally be required to defer its recognition of any loss with respect to its Claim until the taxable year in which it receives its final Semi-Annual Distribution Amount or shares of Reorganized SWINC New Series A Preferred Stock or Reorganized SWINC New Series B Preferred Stock. Under Regulations issued by the Treasury Department, the "open transaction" method should be employed only if the fair market value of the deferred Semi-Annual Distribution Amounts cannot be reasonably ascertained. The Regulations caution that the fair market value of future payments would generally not be ascertainable only in "rare and extraordinary cases."

                  Under both the "closed transaction" and "open transaction" methods, a portion of each deferred payment received more than six months after the Effective Date may be treated as imputed interest, and a holder of an Allowed Class 5A or 5B General Unsecured Claim, Class 7A: SWINC Subordinated Claim or Class 8A: SWINC Securities Claim may be required to include such interest as taxable ordinary income, under such holder's method of accounting, regardless of whether the holder otherwise realizes an overall loss as a result of the Third Joint Plan. A holder whose Claim represents a debt Claim and that recognizes a loss as a result of the Third Joint Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date, the taxable year in which it receives its final Semi-Annual Distribution Amount or in a prior taxable year.

                  As discussed above, the character of income or loss with respect to a Claim as ordinary or capital will depend on a number of factors, including the origin and nature of such Claim. Generally, if the Claim is a capital asset in the hands of a holder, the gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holder's holding period with respect to its Claim is more than one year on the Effective Date. However, any gain recognized will generally be treated as ordinary income to the extent that Initial or Semi-Annual Distribution Amounts or Reorganized SWINC New Series A Preferred Stock or Reorganized SWINC New Series B Preferred Stock are received in respect of accrued interest, market discount or dividends that have not previously been taken into account under such holder's method of accounting. The holding period for Reorganized SWINC New Series A Preferred Stock and Reorganized SWINC New Series B Preferred Stock received by a holder of a Claim pursuant to the Third Joint Plan will generally begin on the day after the Effective Date.

                  It is possible that any of the Debtors or Reorganized SWINC may be treated as having constructively liquidated, for federal income tax purposes, before the date of its actual liquidation. In such a case, any income or gain recognized after the date of the constructive liquidation would be treated as received and recognized directly by holders of Claims and Interests. Such holders would not be entitled to offset such income or gain with the Debtors' or Reorganized SWINC's NOLs. Such holders could also recognize income without a corresponding receipt of cash with which to satisfy their income tax liability. In addition, such holders may not be able to offset any such income or gains with deductions or losses that otherwise would have accrued to the Debtors or Reorganized SWINC after the date of a constructive liquidation, and may recognize taxable income or gain regardless of whether they otherwise recognize an overall loss as a result of the Third Joint Plan.

                  iv. Consequences to Holders of SWINC Equity Interests (Class
9A)

                  Although not free from doubt, SWINC believes that the receipt of Reorganized SWINC New Series A Preferred Stock and Available Cash in respect of SWINC Equity Interests pursuant to the Third Joint Plan should generally be treated as a "recapitalization" for United States federal income tax purposes. If the receipt is so treated, then, except as discussed below, a holder of a SWINC Equity Interest should recognize gain (but not loss) with respect to the SWINC Equity Interest surrendered pursuant to the Third Joint Plan, in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the amount of Available Cash and the fair market value of the Reorganized SWINC New Series A Preferred Stock treated as received by the holder, over the holder's adjusted tax basis in its SWINC Equity Interest) or (2) the amount of Cash received by the holder of the SWINC Equity Interest. Except as discussed below, any such gain recognized should generally be treated as capital gain, and taken into account under either the "closed transaction" or the "open transaction" method described above. In addition, except as discussed below, such a holder's aggregate tax basis in the Reorganized SWINC New Series A Preferred Stock received pursuant to the Third Joint Plan should be equal to the aggregate tax basis in its SWINC Equity Interests surrendered in exchange therefor, decreased by the amount of Available Cash received and increased by the amount of any gain recognized. A holder's holding period for its Reorganized SWINC New Series A Preferred Stock received pursuant to the Third Joint Plan should generally include the holding period of its SWINC Equity Interests surrendered in exchange therefor.

                  If the receipt of Reorganized SWINC New Series A Preferred Stock and Available Cash in respect of SWINC Equity Interests pursuant to the Third Joint Plan is not treated as a recapitalization, then such receipt would be treated as a taxable transaction for federal income tax purposes. Accordingly, a holder of SWINC Equity Interests would generally recognize gain or loss, if any, on the fair market value of the Reorganized SWINC New Series A Preferred Stock and the amount of Available Cash received, under either the "closed transaction" or the "open transaction" method described above. A holder's holding period with respect to Reorganized SWINC New Series A Preferred Stock would begin on the day after the Effective Date.

                  A holder who receives its Pro-Rata share of Reorganized SWINC New Series A Preferred Stock or Available Cash in respect of accrued but unpaid dividends, if any, will recognize ordinary income upon such receipt in an amount equal to the fair market value of such Reorganized SWINC New Series A Preferred Stock (determined on the Effective Date) and the amount of Available Cash not previously taken into account under the holder's method of accounting with respect to such accrued but unpaid dividend, regardless of whether such holder otherwise recognizes a taxable loss as a result of the Third Joint Plan. The holding period for Reorganized SWINC New Series A Preferred Stock received in respect of such accrued but unpaid dividends will begin on the day after the Effective Date.

                  If holders of Allowed Class 9A: SWINC Equity Interests vote to accept the Third Joint Plan, holders of Reorganized SWINC Series A Preferred Stock will receive a greater amount than if they had voted to reject the Third Joint Plan (the "Overage") and holders of Class 9A: SWINC Equity Interests will receive an interest in, and distributions from, the Equity Settlement Fund. Any Overage received by a holder of a SWINC Equity Interest should be treated as either (i) additional consideration received in respect of such SWINC Equity Interest pursuant to the Third Joint Plan or (ii) a separate payment in the nature of a fee for accepting the Third Joint Plan. If the Overage is treated as additional consideration received in respect of the SWINC Equity Interest, the Overage will be added to the amount realized in computing gain or loss in the manner described above. If the Overage or income from the Settlement Fund is treated as a separate fee, a holder of a SWINC Equity Interest would likely recognize ordinary income in an amount equal to the Overage and/or its Pro Rata share of income from the Settlement Fund, regardless of whether such holder otherwise recognizes an overall loss as a result of the Third Joint Plan. No assurances can be made in this regard.

                  If any of the Debtors or Reorganized SWINC is treated as having constructively liquidated, for federal income tax purposes, before the date of its actual liquidation, a Pro Rata share of any income or gain recognized after the date of the constructive liquidation would be treated as received and recognized directly by holders Class 9A: SWINC Equity Interests. Such holders would not be entitled to offset such income or gain with the Debtors' or Reorganized SWINC's NOLs. Such holders could also recognize income without a corresponding receipt of cash with which to satisfy their income tax liability. In addition, such holders may not be able to offset any such income or gains with deductions or losses that otherwise would have accrued to the Debtors or Reorganized SWINC after the date of a constructive liquidation, and may recognize taxable income or gain regardless of whether they otherwise recognize an overall loss as a result of the Third Joint Plan.

                  A portion of the consideration received on each Semi-Annual Distribution Date that is more than six months after the Effective Date may be treated as imputed interest, taxable as ordinary income under the holder's method of accounting.

                  v. Consequences of Liquidation of Reorganized SWINC

                  Upon the liquidation of Reorganized SWINC, each beneficial holder of Reorganized SWINC New Series A Preferred Stock or Reorganized SWINC New Series B Preferred Stock will generally recognize gain or loss equal to the difference, if any, between (1) such holder's Pro Rata share of the liquidation proceeds of Reorganized SWINC and (2) such holder's aggregate adjusted tax basis in its beneficial interest in the stock surrendered in exchange therefor. Any such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the holder's holding period for its shares (including a tacked holding period relating to a share of SWINC Equity Interests, as discussed above) is more than one year on the date of liquidation.

                  As discussed above in Section IV.G, it is possible that SWINC or Reorganized SWINC could be treated as having constructively liquidated, for federal income tax purposes, prior the actual liquidation of Reorganized SWINC. In that case, a beneficial holder of SWINC Equity Interests, Reorganized SWINC New Series A Preferred Stock or Reorganized SWINC New Series B Preferred Stock would be subject to the treatment described in the preceding paragraph with respect to shares of Reorganized SWINC New Series A Preferred Stock and Reorganized SWINC New Series B Preferred Stock at the time of such constructive liquidation. In addition, if SWINC or Reorganized SWINC is treated as having constructively liquidated before receiving the reversion of the Pension Plan assets, holders of Claims and Interests may be treated as having received the reversion directly and would be taxable on such receipt. In such a case, holders receiving such amounts would not be entitled to utilize Reorganized SWINC's NOLs to offset income from such receipt. In addition, such income would likely be treated as ordinary and thus would generally not be offset by capital losses (except to a limited extent in the case of individuals) or basis.

                  vi. Consequences of the SWE&C Liquidating Trust, the Asbestos Trust, and the Equity Settlement Fund

                  Under the IRC, amounts earned by an escrow account, settlement fund or similar fund must be subject to current tax. Although certain Treasury regulations have been issued, no Treasury regulations have been promulgated to address the tax treatment of such funds in a bankruptcy context. Accordingly, the proper tax treatment of such funds is uncertain. Depending on the facts and the relevant law, such funds could be treated as grantor trusts, separately taxable trusts, or otherwise.

                  The Debtors presently intend to treat (1) the assets held in the Asbestos Trust and SWE&C Liquidating Trust, respectively, (the "Liquidating Trust Assets") as held by a grantor trust with respect to which the holders of SWE&C Claims are treated as the grantors, and (2) the assets held in the Equity Settlement Fund (the "Equity Settlement Fund Assets") as held by a grantor trust with respect to which holders of Class 9A: SWINC Equity Interests are treated as the grantors. Accordingly, it is anticipated that holders of SWE&C Claims will be subject to current taxation on any earnings generated by the Liquidating Trust Assets and that holders of Class 9A: SWINC Equity Interests will be subject to current taxation on any earnings generated by the Equity Settlement Fund Assets. There can be no assurance that the IRS will respect the foregoing treatment. For example, the IRS may characterize any or all of the trusts as grantor trusts for the benefit of holders of Claims, the Debtors or Reorganized SWINC, or as otherwise owned by and taxable to holders of Claims or the Debtors or Reorganized SWINC. Alternatively, the IRS could characterize any or all of the trusts as so-called "complex trusts" subject to a separate entity level tax on its earnings, except to the extent that such earnings are distributed during the taxable year. Due to the possibility that the amounts of the consideration received by a holder of a SWE&C Claim may increase or decrease, a holder of a SWE&C Claim could be prevented from recognizing a loss until the time at which there are no assets remaining in the Liquidating Trust or the Liquidating Trust is terminated.

                  If the amounts held in Asbestos Trust are treated as held by a grantor trust with respect to which holders of SWE&C Claims are treated as the grantors, then they will recognize additional gain as a result of the transfer of funds to the Asbestos Trust, either under the "open transaction" or "closed transaction" methods described above. Under the closed transaction method, holders of SWE&C Claims would recognize ordinary income or capital gain as a result of the transfer, in the taxable year of the Effective Date, without a corresponding receipt of cash. Holders of SWE&C Claims may be entitled to a deduction or capital loss in the year in which amount are paid to holders of Asbestos Claims, but the ability to claim such a deduction or capital loss is uncertain.

                  As discussed above under the heading "Consequences of Liquidation of Reorganized SWINC," if any of the Debtors is treated as constructively liquidated before the date of its actual liquidation, or if the Reversion is treated as received directly by the SWE&C Liquidating Trust, the amounts distributable to holders of Claims and Interests could be materially reduced or eliminated or such holders themselves could be taxable on the deemed receipt by the SWE&C Liquidating Trust. In such a case, holders receiving such amounts would not be entitled to utilize the Debtors' NOLs to offset income from such receipt. In addition, such income would likely be treated as ordinary and thus would generally not be offset by capital losses (except to a limited extent in the case of individuals) or basis.

                  Holders of Asbestos Claims and SWE&C Claims are urged to consult their own tax advisors regarding the potential United States federal income tax treatment of the Trusts and the consequences to them of such treatment (including the effect on the computation of a holder's income, gain or loss in respect of its Claim, the subsequent taxation of any distributions from the Trusts, and the possibility of taxable income without a corresponding receipt of cash or property with which to satisfy the tax liability).

                  vii.     Consequences to Non-United States Holders

                  The United States federal income tax consequences of the Third Joint Plan for a Non-United States holder generally depend on the nature and origin of the holder's Claim or Interest. Except as discussed below, a Non-United States holder that holds its Claim or Interest as a capital asset should generally not be subject to United States federal income tax with respect to Reorganized SWINC New Series A Preferred Stock, Reorganized SWINC New Series B Preferred Stock, cash or an interest in the SWE&C Liquidating Trust received in respect of its Claim or Interest pursuant to the Third Joint Plan unless, among other things, (a) such holder is engaged in a trade or business in the United States to which income, gain or loss from the exchange is "effectively connected" for United States federal income tax purposes, or
(b) in the case of an individual, such holder is present in the United States for 183 days or more during the taxable year of the Effective Date and certain other requirements are met. A Non-United States holder may, however, be subject to United States federal withholding tax and information reporting with respect to cash and the fair market value of Reorganized SWINC New Series A Preferred Stock or Reorganized SWINC New Series B Preferred Stock received in respect of accrued interest, market discount, accrued but unpaid dividends or the portion of Semi-Annual Distributions treated as interest.

                  viii.    Information Reporting and Backup Withholding

                  Certain payments, including payments of interest, payments of cash in respect of Claims, SWINC Equity Interests and other payments and distributions pursuant to the Third Joint Plan, are generally subject to information reporting by the payor to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the IRC's backup withholding rules, a United States holder may be subject to backup withholding at the applicable rate with respect to certain distributions or payments pursuant to the Third Joint Plan, unless the holder
(a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income.

                  A Non-United States holder that receives payments or distributions pursuant to the Third Joint Plan will generally not be subject to backup withholding, provided that such holder furnishes certification of its status as a Non-United States holder (and any other required certifications), or is otherwise exempt from backup withholding. Generally, such certification is provided on IRS Form W-8BEN. Information reporting may apply to amounts received by a Non- United States holder.

                  Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

C.       Consequences to Pension Plan

                  After the Effective Date, Reorganized SWINC intends to commence a dissolution proceeding in the Chancery Court of Delaware under DGCL ss.ss. 275-282. Reorganized SWINC then intends to undertake to terminate the Pension Plan with a DOPT that falls during the pendency of the Delaware dissolution proceeding. After satisfying all liabilities of the Pension Plan to Pension Plan participants and beneficiaries, Reorganized SWINC may take a distribution of any Reversion.

                  As of December 31, 202, the Pension Plan's enrolled actuary estimated that the Pension Plan had a substantial Reversion. Whether the Reversion will exist at a future date, and, if so, in what amount, will be determined by the appreciation or depreciation of Pension Plan assets, prevailing market annuity purchase rates, interest rates used to determine various benefits under the Pension Plan, mortality and other demographic experience, Pension Plan provisions and the interpretation of those provisions, and other factors. Accordingly, no assurances can be given regarding the existence or amount of the Reversion.

                  If Reorganized SWINC receives the Reversion, in addition to any income tax consequences that may result, the amount of the reversion will be subject to taxation under IRC section 4980. Unless one of the exceptions set forth in IRC ss. 4980 applies, IRC ss. 4980 imposes a tax of 50 percent of the amount of any employer reversion from a tax-qualified plan. If one of the exceptions applies, then the IRC ss. 4980 tax rate is 20 percent.

                  One of the exceptions that results in a 20 percent IRC ss. 4980 tax rate applies in the case of "an employer who, as of the termination date of the qualified plan, is in bankruptcy liquidation under chapter 7 of title 11 of the United States Code or in similar proceedings under State law." A dissolution proceeding in the Chancery Court of Delaware under DGCL ss.ss. 275-282 should constitute such a "similar" proceeding under State law and, therefore, termination of the Pension Plan with a DOPT that falls during the Delaware dissolution proceeding should result in a 20 percent tax rate under IRC ss. 4980. There can be no assurance that the IRS will agree with this position, however. The IRS could conclude that a dissolution proceeding in the Chancery Court of Delaware under DGCL ss.ss. 275-282 is not sufficiently "similar" to a bankruptcy liquidation under chapter 7 of title 11 of the United States Code to warrant a 20 percent tax rate under IRC ss. 4980. Or, the IRS could disregard the form of the Delaware dissolution proceeding because it follows a Chapter 11 reorganization, which, unlike a Chapter 7 liquidation or similar state law dissolution proceeding, does not qualify for the exception noted above to the 50 percent IRC ss. 4980 tax.

                  The Debtors may seek a private letter ruling from the IRS regarding the IRC ss. 4980 tax rate that would apply to Reorganized SWINC's receipt of the Reversion. No assurances are given, however, that the IRS will rule favorably or in advance of the date that holders of a claim or interest must vote on the proposed Third Joint Plan. In particular, the IRS could rule unfavorably, could decline to rule, could insist that any such ruling request be submitted only by Reorganized SWINC as the affected taxpayer (and therefore after the Effective Date), or could otherwise not rule until after the Effective Date.

D.       Importance of Obtaining Professional Tax Assistance

                  THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE THIRD JOINT PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE, AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE THIRD JOINT PLAN.

E.       Importance of Obtaining Professional Tax Assistance

                  THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE THIRD JOINT PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE, AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE THIRD JOINT PLAN.

                   VIII. CONFIRMATION OF THE THIRD JOINT PLAN

                  The Court may confirm the Third Joint Plan only if it determines that the Third Joint Plan complies with the technical requirements of Chapter 11, including, among other things, that (a) the Third Joint Plan has properly classified Claims and Interests, (b) the Third Joint Plan complies with applicable provisions of the Bankruptcy Code, (c) the Plan Proponents have complied with applicable provisions of the Bankruptcy Code, (d) the Plan Proponents have proposed the Third Joint Plan in good faith and not by any means forbidden by law, (e) disclosure of "adequate information" as required by Bankruptcy Code section 1125 has been made, (f) the Third Joint Plan has been accepted by the requisite votes of all classes of creditors (except to the extent that "cramdown" is available under Bankruptcy Code section 1129(b)), (g) the Third Joint Plan is in the "best interests" of all holders of Claims or Interests in an Impaired Class, (h) all fees and expenses payable under 28 U.S.C. ss. 1930, as determined by the Court at the Confirmation Hearing, have been paid or the Third Joint Plan provides for the payment of such fees on the Effective Date, and (i) the Third Joint Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in Bankruptcy Code section 1114, at the level established at any time prior to Confirmation pursuant to Bankruptcy Code sections 1114(e)(1)(B) or 1114(g), for the duration of the period that the Debtors have obligated themselves to provide such benefits.

A.       Acceptance of the Third Joint Plan

                  As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims and Interest vote to accept the Third Joint Plan, under certain circumstances.

                  Bankruptcy Code section 1126(c) defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one- half in number of claims in that class, but forth that purpose only counts those who actually vote to accept or reject the Third Joint Plan. Thus, a Class of Claims will have voted to accept the Third Joint Plan only if two-thirds in amount and a majority in number actually voting cast their Ballots in favor of acceptance. Under Bankruptcy Code section 1126(d), a Class of Interest has accepted the Third Joint Plan if holders of such Interests holding at least two-thirds in amount actually voting have voted to accept the Third Joint Plan.

B.       Feasibility

                  Bankruptcy Code section 1129(a)(11) requires that confirmation of the Third Joint Plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successors to the Debtors under the Third Joint Plan, unless such liquidation or reorganization is proposed in the Third Joint Plan. Since SWINC and the SWINC Subsidiaries intend to liquidate their remaining assets pursuant to the Third Joint Plan, the ability of SWINC to make the distributions described in the Third Joint Plan does not depend on its future earnings. Since SWE&C and the SWE&C Subsidiaries intend to liquidate their remaining assets pursuant to the Third Joint Plan, the ability of SWE&C to make the distributions described in the Third Joint Plan does not depend on its future earnings. Accordingly, the Plan Proponents believe that the Third Joint Plan is feasible and meets the requirements of Bankruptcy Code section 1129(a)(11).

C.       Best Interests Test

                  Even if a plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires that a bankruptcy court find that the plan is in the "best interests" of all holders of claims or interests that are impaired by the plan and that have not accepted the plan. The "best interests" test, as set forth in Bankruptcy Code section 1129(a)(7), requires a bankruptcy court to find either that (i) all members of an impaired class of claims or interest have accepted the plan or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

                  To calculate the probable distribution to holders of each impaired class of claims and interests if a debtor were liquidated under chapter 7, a court must first determine the aggregate dollar amount that would be generated from a debtor's assets if its chapter 11 case was converted to a chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a chapter 7 trustee.

                  The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral, and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the chapter 7 case and the chapter 11 case. Costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in its chapter 11 case (such as compensation of attorneys, financial advisors and accountants) that are allowed in the chapter 7 case, litigation costs, and claims arising from the operations of the debtor during the pendency of the chapter 11 case. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general claims or to make any distribution in respect of their equity interests. The liquidation would also prompt the rejection of a large number of executory contracts and unexpired leases and thereby significantly enlarge the total pool of unsecured claims by reason of resulting rejection claims.

                  Once the court ascertains the recoveries in liquidation of the secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distribution to be received by such creditors and equity security holders under a debtor's plan, then such plan is not in the best interest of creditors and equity security holders.

D.       Liquidation Analysis

                  In order to determine the amount of liquidation value available to creditors, the Debtors, with the assistance of their financial advisor, FTI Consulting Services, prepared a liquidation analysis, annexed hereto as Appendix C (the "Liquidation Analysis"). The Liquidation Analysis does not reflect the compromises and settlements that are provided for in the Third Joint Plan.

E. Application of the "Best Interests" Test to the Liquidation Analysis and the Valuation

                  It is impossible to determine with any specificity the value each creditor or interestholder will receive as a percentage of its Allowed Claim or Allowed Interest. This difficulty in estimating the value of recoveries is due to, among other things, the inherent uncertainty with respect to recoveries on Litigation Claims, the net amount of the reversionary interest in the Pension Plan and the claims reconciliation process.

                  Notwithstanding the difficulty in quantifying recoveries to holders of Allowed Claims and Allowed Interests with precision, the Plan Proponents believe that the financial disclosures and projections contained herein imply a greater or equal recovery to holders of Claims and Interests in Impaired Classes than the recovery available in a chapter 7 liquidation. Accordingly, the Plan Proponents believe that the "best interests" test of Bankruptcy Code section 1129 is satisfied.

F. Confirmation Without Acceptance Of All Impaired Classes: The "Cramdown" Alternative

                  Bankruptcy Code section 1129(b)provides that a plan can be confirmed even if it is not accepted by all impaired classes of Claims and Interests, as long as at least one impaired Class of Claims has accepted it. The Court may confirm the Third Joint Plan notwithstanding the rejection of an Impaired Class of Claims or Interests if the Third Joint Plan "does not discriminate unfairly" and is "fair and equitable" as to each Impaired Class that has rejected, or is deemed to have rejected the Third Joint Plan.

                  A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a rejecting impaired class is treated equally with respect to other classes of equal rank. A plan is fair and equitable as to a class of unsecured claims that rejects a plan, if, among other things, the plan provides (a) that each holder of a claim in the rejecting class will receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or
(b) that no holder of a claim or interest that is junior to the claims of such rejecting class will receive or retain under the Third Joint Plan any property on account of such junior claim or interest.

                  A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (a) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) that no holder of an interest that is junior to the interest of such rejecting class will receive or retain under the Third Joint Plan any property on account of such junior interest.

                  Because holders of Class 6A: SWINC Intraestate Claims, Class 10A: SWINC Subsidiary Interest, Class 6B: SWE&C Intraestate Claims, Class 7B:
Intercompany Claims of SWINC or any SWINC Subsidiaries, Class 8B: SWE&C Subsidiary Claims, Class 9B: SWE&C Subsidiary Interests, and Class 10B: SWE&C Equity Interests are receiving no distribution on account of such Claims and Interest under the Third Joint Plan, their votes are not being solicited and they are deemed to have rejected the Third Joint Plan pursuant to Bankruptcy Code section 1126(g). Accordingly, the Plan Proponents are seeking confirmation of the Third Joint Plan pursuant to Bankruptcy Code section 1129(b) with respect to such Classes and may seek confirmation pursuant thereto as to other Classes if such Classes vote to reject the Third Joint Plan.

               IX. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION
                   OF THE THIRD JOINT PLAN

                  The Plan Proponents believe that the Third Joint Plan affords holders of Claims and Interests the potential for the greatest realization of the Debtors' assets and, therefore, is in the best interest of such holders.

                  If the Third Joint Plan is not confirmed, the theoretical alternatives include: (a) continuation of the pending Chapter 11 Cases, (b) formulation of an alternative plan or plans of reorganization, or (c) liquidation under chapter 7 of the Bankruptcy Code.

A.       Continuation of the Bankruptcy Cases

                  If the Debtors remain in chapter 11, they could continue to operate their business and manage their properties as debtors-in-possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code. The Debtors are not a going concern.

B.       Alternative Plan(s)

                  If the Third Joint Plan is not confirmed, the Debtors could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plan(s) might involve a reorganization and continuation of the Debtors' business.

                  The Plan Proponents believe that the Third Joint Plan, as described herein enables holders of Claims and Interests to realize the greatest possible value under the circumstances, and that as compared to any alternative plan of reorganization, the Third Joint Plan as the greatest chance to be confirmed and consummated.

C. Liquidation under Chapter 7

                  If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors' assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against and Interests in the Debtors.

                  The Plan Proponents believe that a liquidation in chapter 7 would result in (i) significant delay in distributions to all creditors who would have received a distribution under the Third Joint Plan and (ii) diminished recoveries for certain classes of creditors.

                        X. RECOMMENDATION AND CONCLUSION

         THE DEBTORS, THE CREDITORS' COMMITTEE, THE EQUITY COMMITTEE, FEDERAL, AND MAINE YANKEE BELIEVE THAT CONFIRMATION OF THE THIRD JOINT PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR ESTATES, AND THEIR
CREDITORS. The Third Joint Plan provides for an equitable and early distribution to creditors. The Debtors, the Creditors' Committee, the Equity Committee, Federal, and Maine Yankee believe that any alternative confirmation of the Third Joint Plan, such as liquidation under Chapter 7, could result in significant delays, litigations, and costs, as well as a reduction in the distributions to holders of certain Classes of Claims and Interests. FOR THESE REASONS, THE DEBTORS, THE CREDITORS' COMMITTEE, FEDERAL, MAINE YANKEE, AND THE EQUITY COMMITTEE URGE YOU TO RETURN YOUR BALLOT AND VOTE TO ACCEPT THE THIRD JOINT PLAN.

Dated: Wilmington, Delaware
       August 27, 2003

STONE & WEBSTER, INCORPORATED, et al.
Debtors and Debtors-in-Possession
By:  /s/ James P. Carroll
Name: James P. Carroll
Title: President & Chief Restructuring Officer



FEDERAL INSURANCE COMPANY

By:     /s/ Wayne Walton
Name:   Wayne Walton
Title:



MAINE YANKEE ATOMIC POWER COMPANY


By:     /s/ Joseph D. Fay
Name:   Joseph D. Fay
Title:   General Counsel, Clerk, and Assistant Secretary



OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF
STONE & WEBSTER, INC., et al., Debtors and Debtors-in-
Possession

By:   /s/ Bayard Graf
Name: Bayard Graf
Company:  MDC Systems
Title: Chairperson, Official Committee of Unsecured Creditors

OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS OF
STONE & WEBSTER, INCORPORATED

By:  Grace Brothers Limited

By:     /s/ Brian D. Brookover
Name: Brian D. Brookover
Title: Portfolio Manager



   /s/ Gregg M. Galardi
Gregg M. Galardi (I.D. No. 2991)
Eric M. Davis (I.D. No. 3621)
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware  19899-0636
(302) 651-3000

Attorneys for Debtors and
  Debtors-in-Possession

Anthony Princi, Esq.
Lorraine S. McGowen, Esq.
ORRICK, HERRINGTON & SUTCLIFFE LLP
666 Fifth Avenue
New York, New York 10103

         - and -



  /s/ Adam G. Landis
Adam G. Landis (I.D. No. 3407)
LANDIS RATH & COBB LLP
919 Market Street, Suite 600
P.O. Box 2087
Wilmington, Delaware  19801

Attorneys for the Official Committee
  of Unsecured Creditors

J. Michael Franks, Esq.
Sam H. Poteet, Jr., Esq.
Thomas T. Pennington, Esq.
MANIER & HEROD
150 4th Avenue North, Suite 2200
Nashville, Tennessee  37219
(615) 244-0030

         -and-


  /s/ Michael R. Lastowski
Michael R. Lastowski (I.D. No. 3892)
DUANE MORRIS LLP
1100 North Market Street, Suite 1200
Wilmington, Delaware 19801-1246
(302) 657-4900

Attorneys for Federal Insurance
  Company


William J. Kayatta, Jr., Esq.
PIERCE ATWOOD
One Monument Square
Portland, Maine  04101

                  -and-

George J. Marcus, Esq.
MARCUS, CLEGG & MISTRETTA, P.A.
100 Middle Street, East Tower
Portland, Maine  04101-4102

                  -and-


 /s/ George J. Marcus
Michael B. Joseph (I.D. No. 392)
Theodore J. Tacconelli (I.D. No. 2678)
FERRY, JOSEPH & PEARCE, P.A.
824 Market Street, Suite 904
P.O. Box 1351
Wilmington, Delaware  19899-1351
(302) 575-1555

Attorneys for Maine Yankee Atomic
  Power Company

David F. Heroy, Esq.
Carmen H. Lonstein, Esq.
BELL, BOYD & LLOYD LLC
70 West Madison Street, Suite 3300
Chicago, Illinois 60602

                  - and -


  /s/ Ian Connor Bifferato
BIFFERATO, BIFFERATO &
  GENTILOTTI
Ian Connor Bifferato (I.D. No. 3273)
1308 Delaware Avenue
Wilmington, Delaware 19806
(302) 429-1900

Attorneys for Official Committee of Equity
  Security Holders of Stone & Webster,
  Incorporated

                                  APPENDIX A


           LIST OF DEBTOR ENTITIES COMPRISING THE CONSOLIDATED SWINC
                    ESTATE AND THE CONSOLIDATED SWE&C ESTATE

                                  APPENDIX B

          THIRD AMENDED JOINT PLAN OF REORGANIZATION OF THE DEBTORS IN POSSESSION, OFFICIAL COMMITTEE OF UNSECURED CREDITORS, FEDERAL INSURANCE COMPANY, MAINE YANKEE ATOMIC POWER COMPANY, AND THE
         OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS WITH RESPECT TO
              (I) STONE & WEBSTER, INCORPORATED AND CERTAIN OF ITS
         SUBSIDIARIES AND AFFILIATES AND(II) STONE & WEBSTER ENGINEERS
                             AND CONSTRUCTORS, INC.
                 AND CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES

                                  APPENDIX C

                             LIQUIDATION ANALYSIS

                                 APPENDIX C-1

              LIQUIDATION ANALYSES FOR CONSOLIDATED SWINC ESTATE
                         AND CONSOLIDATED SWE&C ESTATE

                                 APPENDIX C-2


                  LIQUIDATION ANALYSES FOR EACH DEBTOR ENTITY

                                  APPENDIX D

                     SUBSTANTIVE CONSOLIDATION SETTLEMENT
                            CASH FUNDING ANALYSIS`

                                  APPENDIX E


                  INCURRED PROFESSIONAL FEE SUMMARY BY ESTATE